As filed with the Securities and Exchange Commission on December 21, 2020.

Registration Statement No. 333-251238

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM F-4

Registration Statement

Under
the Securities Act of 1933

Cosan S.A.

(Exact Name of Registrant as Specified in its Charter)

Cosan Inc.

(Translation of Registrant’s Name into English)

Federative Republic of Brazil (State or Other Jurisdiction of Incorporation or Organization)	2860 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Avenida Brigadeiro Faria Lima, 4,100 – 16th floor

São Paulo – SP, 04538-132, Brazil

Telephone: +55 (11) 3897-9797

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Manuel Garciadiaz

Daniel Brass

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☐

If an emerging growth company that prepares its financial statements in accordance with IFRS, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered(1)(2)	Amount To Be Registered(3)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(4)	Amount Of Registration Fee(5)(6)
Common shares, no par value	308,554,969	Not applicable	U.S.$4,470,892,087.50	U.S.$487,774.33

Notes:

(1)	The securities being offered hereby may be issued in the form of American Depositary Shares of the registrant, referred to as CSAN ADSs. Each CSAN ADS represents one common share, nominal no par value of Cosan S.A., referred to as CSAN Shares. The CSAN ADSs will be issuable upon deposit of CSAN Shares with J.P. Morgan Chase Bank, N.A., acting as the depositary and will be registered under a registration statement on Form F-6 (Registration No. 333- ).

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional CSAN Shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

(3)	Represents the maximum number of the registrant’s common shares estimated to be issuable upon completion of the transaction described in the prospectus contained herein and is based upon the product of (a) (i) 142,115,534 Class A common shares of Cosan Limited (“CZZ”), plus (ii) 96,332,044 Class B series 1 common shares of CZZ (collectively, the “Total Shares”) and (b) 1.29401595263, which is the exchange ratio under the Merger Documents (as defined herein).

(4)	Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is (i) the product of (x) U.S.$18.75 (the average of the high and low prices of CZZ Class A common shares as reported on the New York Stock Exchange on December 15, 2020) times (y) the Total Shares.

(5)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to U.S.$109.10 per $1,000,000 of the proposed maximum aggregate offering price.

(6)	The registration fee was partially paid by Cosan S.A., in the amount of U.S.$449,923.04, in connection with its Registration Statement on Form F-4 (File No. 333-251238) filed on December 9, 2020. An additional amount of U.S.$37,851.29 is being paid with this amendment.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained in this prospectus is subject to completion and may be changed. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This document shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SUBJECT TO AMENDMENT AND COMPLETION, DATED  DECEMBER 21 , 2020

PRELIMINARY PROSPECTUS

Merger of Cosan Limited with and into Cosan S.A.

Cosan S.A.
(incorporated in the Federative Republic of Brazil as a sociedade anônima)

This prospectus relates to the common shares, or “CSAN Shares,” of Cosan S.A., or “CSAN,” including common shares in the form of American Depositary Shares, or the “CSAN ADSs.” CSAN ADSs are to be issued to holders of Class A common shares (“Class A Shares”) of Cosan Limited, or “CZZ,” an exempted company incorporated in Bermuda, and CSAN Shares are to be issued to holders of Class B Common Shares (“Class B Shares”) of CZZ, in each case subject to the satisfaction of certain conditions in connection with the merger of CZZ with and into CSAN, a corporation (sociedade anônima) incorporated under the laws of the Federative Republic of Brazil pursuant to section 104B of the Bermuda Companies Act 1981, or the “Merger.”

The Merger is part of a reorganization of the Cosan Group (as defined herein), as more fully described below. The business carried out by CSAN following the Merger will be the same as the business currently carried out by CZZ prior to the Merger. In this prospectus, “Cosan Group” refers to the economic entity currently represented by CZZ and its subsidiaries prior to the Merger, which, following the Merger, will be represented by CSAN and its subsidiaries, as the context requires. Subject to requisite shareholders’ approval, CZZ shareholders will receive in the Merger 1.29401595263 CSAN ADSs for each one Class A Share that they hold and 1.29401595263 CSAN Shares for each one Class B Share that they hold.

Holders of CZZ shares are to vote on the Merger at an extraordinary general meeting of CZZ scheduled for  January 22 , 2021. The Merger must be approved at the extraordinary general meeting of CZZ shareholders by a majority vote of at least 75% of those CZZ shareholders voting at the meeting. The Merger is subject to the satisfaction and/or waiver of certain conditions, including obtaining all of the required authorizations.

Upon effectiveness of the Merger, the pre-Merger shareholders of CZZ will hold 308,554,969 of CSAN Shares (including CSAN Shares in the form of CSAN ADSs) as they held of CZZ shares before the Merger. The Merger is expected to become fully effective once the CZZ shareholders approve the Merger and the conditions precedent to closing are satisfied.

If you hold CZZ Class A Shares through an intermediary such as a broker/dealer or clearing agency, you should consult with that intermediary about how to obtain information on the relevant shareholders’ meeting of CZZ.

CSAN will apply to list the CSAN ADSs on the NYSE, where trading is expected to commence by the Closing Date (as defined herein). Up to the first date of trading of the CSAN ADSs, shareholders will continue to be able to trade CZZ Class A Shares. See “The Merger.” The CSAN Shares are listed on the B3 S.A. – Brasil, Bolsa, Balcão or the “B3.”

Neither the Securities and Exchange Commission, or the “SEC,” nor any state securities commission has approved or disapproved of the securities offered in this prospectus, passed on the merits or fairness of the transaction or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We encourage you to read this prospectus carefully in its entirety, including the “Risk Factors” section that begins on page 10.

Prospectus dated                    , 2020

ABOUT THIS PROSPECTUS

This document, which forms part of a registration statement on Form F-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by Cosan S.A., a corporation (sociedade anônima) incorporated under the laws of Brazil, or “CSAN,” (File No. 333-251238), and constitutes a prospectus of CSAN under Section 5 of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of common stock of CSAN, or the “CSAN Shares,” to be deposited with JPMorgan Chase Bank, N.A., or the “ADS Depositary,” or issued to common shareholders of Cosan Limited, an exempted company incorporated in Bermuda, or “CZZ,” pursuant to the transactions contemplated by the Merger and Justification Protocol to be entered into by and among CZZ and CSAN, or the “Merger Protocol” and the Deed of Merger to be entered into by and among CZZ and CSAN, or the “Deed of Merger.” The Merger Protocol and the Deed of Merger, together, are referred to in this prospectus as the “Merger Documents.” The ADS Depositary will file a registration statement on Form F-6 (Reg. No. 333-          ) with respect to the American Depositary Shares of CSAN, each representing one CSAN Share, or the “CSAN ADSs.”

Information contained in or incorporated by reference into this prospectus relating to CZZ has been supplied by CZZ and information contained in this prospectus relating to CSAN has been provided by CSAN. Except as specifically incorporated by reference into this prospectus, any reference to a website address does not constitute incorporation by reference of the information contained at or available through such website, and you should not consider it to be a part of this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus. No person has been authorized to provide you with information that is different from what is contained in, or incorporated by reference into, this prospectus, and, if given or made by any person, such information must not be relied upon as having been authorized. You should not assume that the information contained in this prospectus is accurate as of any date other than its date as specified on the cover unless otherwise specifically provided herein. Further, you should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this prospectus to CZZ shareholders nor the issuance by CSAN of CSAN Shares or CSAN ADSs pursuant to the Merger Documents will create any implication to the contrary.

None of the SEC, the Brazilian Securities Commission (Comissão de Valores Mobiliários) (the “CVM”), nor any securities commission of any jurisdiction has approved or disapproved any of the transactions described in this prospectus or the securities to be issued under this document or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense. This prospectus does not constitute an offer to buy or sell, or a solicitation of an offer to buy or sell, any securities, or a solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. For the avoidance of doubt, this prospectus does not constitute an offer to buy or sell securities or a solicitation of an offer to buy or sell any securities in Brazil or a solicitation of a proxy under the laws of Brazil, and it is not intended to be, and is not, a prospectus or an offer document within the meaning of Brazilian law and the rules of the CVM. You should inform yourself about and observe any such restrictions, and none of CZZ or CSAN accepts any liability in relation to any such restrictions.

i

Cautionary Statement Concerning Forward-Looking Statements

This prospectus contains forward-looking statements concerning CZZ, CSAN, the Merger (as defined herein) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial conditions, or other matters, based on current beliefs of the management of CZZ, CSAN as well as assumptions made by, and information currently available to the management of both companies. Forward-looking statements can be identified by the fact that they do not relate only to historical or current facts and may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “would,” “should,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions, although the absence of any such words or expressions does not mean that a particular statement is not a forward-looking statement. These statements are subject to various risks and uncertainties, many of which are outside the parties’ control. Therefore, you should not place undue reliance on these statements. Factors that could cause actual plans and results to differ materially from those in these statements include, but are not limited to, risks and uncertainties detailed in the section of this prospectus entitled “Risk Factors,” and CZZ’s periodic public filings with the SEC, including those discussed in the section of this prospectus entitled “Risk Factors” and under “Item 3. Key Information—D. Risk Factors” in the CZZ 2019 Form 20-F and the CZZ Q3 Form 6-Ks, factors contained or incorporated by reference into such documents and in subsequent filings by CZZ with the SEC and factors described in CSAN’s annual reports, registration documents and other documents filed with the CVM, and the following factors:

•	general economic, political, demographic and business conditions in Brazil and in the world and the cyclicality affecting our selling prices;

•	the effects of global financial and economic crises in Brazil;

•	our ability to implement our expansion strategy in other regions of Brazil and international markets through organic growth, acquisitions or joint ventures;

•	our ability to successfully compete in all segments and geographical markets where we currently conduct business or may conduct businesses in the future;

•	competitive developments in the segments in which we operate;

•	our ability to implement our capital expenditure plan, including our ability to arrange financing when required and on reasonable terms;

•	government intervention resulting in changes in the economy, taxes and tariffs affecting the markets in which we operate;

•	price of natural gas, ethanol and other fuels, as well as sugar;

•	equipment failure and service interruptions;

•	our ability to compete and conduct our businesses in the future;

•	adverse weather conditions;

•	changes in customer demand;

•	changes in our businesses;

•	our ability to work together successfully with our partners to operate our partnerships (such as the Joint Venture);

•	technological advances in the natural gas sector, including developments of natural gas for use in other applications, and advances in the development of alternatives to natural gas;

•	technological advances in the ethanol sector and advances in the development of alternatives to ethanol;

•	changes in global energy usage;

•	government intervention and trade barriers, resulting in changes in the economy, taxes, rates, prices or regulatory environment including in relation to our regulated businesses such as Comgás;

•	inflation, depreciation, appreciation and depreciation of the real;

•	the duration and severity of the COVID-19 outbreak and its impacts on our business (see “Item 3. Key Information–D. Risk Factors—Risks Related to Our Businesses and the Industries in Which We Operate Generally—Our business, operations and results may be adversely impacted by Covid-19” and “Item 4. Information on the Company—A. History and Development of the Company—Recent Developments—Covid-19 Pandemic” in the CZZ 2019 Form 20-F);

•	other factors that may affect our financial condition, liquidity and results of our operations; and

•	other risk factors as set forth under “Risk Factors” in this prospectus.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in this prospectus, and information contained in or incorporated by reference into this prospectus. See the section of this prospectus entitled “Where You Can Find More Information.”

Nothing in this prospectus is intended, or is to be construed, as a profit projection or to be interpreted to mean that earnings per CZZ Class A Share, CSAN Share and CSAN ADSs for the current or any future financial years, will necessarily match or exceed the historical published earnings per CZZ Class A Share and CSAN Share, as applicable.

The Companies are under no obligation, and each expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. Persons reading this document are cautioned not to place undue reliance on these forward-looking statements, which only speak as of the date hereof.

Certain Defined Terms and Conventions Used in This Prospectus

In this prospectus, the “Company,” “we,” “us” and “our” refer to CSAN and its subsidiaries, unless the context otherwise requires. All references herein to the “real,” “reais” or “R$” are to the Brazilian real, the official currency of Brazil. All references to “U.S. dollars,” “dollars” or “U.S.$” are to United States dollars, the official currency of the United States.

In addition, as used in this prospectus, the following defined terms have the following respective meanings:

“B3” means the B3 S.A. – Brasil, Bolsa, Balcão, or São Paulo Stock Exchange.

“BNDES” means the Banco Nacional de Desenvolvimento Econômico e Social, or the Brazilian National Economic and Social Development Bank.

“Brazil” means the Federative Republic of Brazil and the phrase “Brazilian government” refers to the federal government of Brazil.

“Brazilian Central Bank” means the Central Bank of Brazil (Banco Central do Brasil).

“Brazilian Corporation Law” means the Brazilian Law No. 6,404/76, as amended.

“CDI,” or the Interbank Deposit Certificate (Certificado de Depósito Interbancário), means the “over extra group” daily average rate for interbank deposits, expressed as an annual percentage, based on 252 business days, calculated daily and published by B3, or any other index as may be further used in substitution thereof.

“Class A Shares” means Class A common shares of CZZ.

“Class B Shares” means Class B common shares of CZZ.

“CMN” means the Conselho Monetário Nacional, or the Brazilian Monetary Council.

“Comgás” means Companhia de Gás de São Paulo – COMGÁS.

“Companies” means CZZ, CSAN and CLOG.

“Companies Act” means the Companies Act 1981 of Bermuda (as amended).

“Compass” means Compass Gás e Energia S.A.

“Court” means the Supreme Court of Bermuda.

“CVM” means the Comissão de Valores Mobiliários, or the Brazilian Securities Commission.

“CZZ Shares” means the Class A Shares and Class B Shares.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means one Class A Share for 1.29401595263 CSAN ADSs and one Class B Share for 1.29401595263 CSAN Shares (or 0.772788 CZZ Shares for each CSAN Share or CSAN ADS, as applicable).

“FGV” means the Fundação Getúlio Vargas.

“IASB” means the International Accounting Standards Board.

“IBGE” means the Brazilian Institute of Geography and Statistics (Instituto Brasileiro de Geografia e Estatística).

“IFRS” means International Financial Reporting Standards as issued by the IASB.

v

“Joint Venture” means the joint ventures formed on June 1, 2011 by CZZ and Shell Brazil Holdings B.V. for a combined 50/50 investment, under the names Raízen Combustíveis and Raízen Energia.

“Merger Consideration” means the consideration to be paid to the holders of CZZ Shares in respect of the Merger as detailed in the section of this prospectus entitled “Summary—Merger Consideration.”

“Moove” means Cosan Lubrificantes e Especialidades S.A., or “CLE”, Stanbridge Group Limited, or “Stanbridge,” Moove Lubricants Limited, or “Moove Lubricants,” (previously known as Comma Oil Chemicals Limited), TTA – SAS Techniques et Technologie Appliquées, or “TTA,” LubrigrupoII– Comércio e Distribuição de Lubrificantes, S.A., or “LubrigrupoII,” Cosan Lubricantes S.R.L, or “Cosan S.R.L” and Commercial Lubricants Moove Corp, or “Moove Corp,” (previously known as Commercial Lubricants, LLC (d/b/a Metrolube), or “Metrolube”).

“Novo Mercado Rules” means the listing rules of the Novo Mercado segment of the B3.

“NYSE” means the New York Stock Exchange.

“Raízen” means Raízen Energia and Raízen Combustíveis collectively.

“Raízen Argentina” means Shell Compañía Argentina de Petróleo S.A. and Energina Compañía Argentina de Petróleo S.A.

“Raízen Combustíveis” means Raízen Combustíveis S.A.

“Raízen Energia” means Raízen Energia S.A.

“Rumo” means Rumo S.A.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“United States” or “U.S.” means the United States of America.

Presentation of Financial and Certain Other Information

Financial Statements

CZZ Financial Statements

The consolidated financial information of CZZ presented in this prospectus has been derived from the following:

•	unaudited interim condensed consolidated financial statements of CZZ as of September 30, 2020 and for the three and nine months ended September 30, 2020 and 2019 and the related notes thereto, included in the September 2020 Financials 6-K, incorporated by reference in this prospectus;

•	audited consolidated financial statements of CZZ as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019 and the related notes thereto, included in the CZZ 2019 Form 20-F, incorporated by reference in this prospectus; and

•	consolidated financial statements of CZZ as of and for the years ended December 31, 2016 and 2015 and the related notes thereto, not included or incorporated by reference in this prospectus.

The consolidated financial statements of CZZ are prepared in accordance with IFRS as issued by the IASB and are presented in Brazilian reais. However, the functional currency of CZZ is the U.S. dollar. The Brazilian real is the currency of the primary economic environment in which CSAN, Cosan Logística S.A., or “CLOG,” and their respective subsidiaries and jointly-controlled entities, located in Brazil, operate and generate and expend cash. The functional currency for the subsidiaries located outside Brazil is the U.S. dollar, British pound or the Euro. The unaudited condensed interim consolidated financial statements of CZZ are prepared in accordance with IAS 34 – Interim Financial Reporting as issued by the IASB and are presented in Brazilian reais.

CSAN and CLOG Financial Statements

We have not included in this prospectus the financial statements of CSAN and its subsidiaries, or the “CSAN Group,” or of CLOG and its subsidiaries, or the “CLOG Group,” because no financial statements audited in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) exist for either the CSAN Group or the CLOG Group. We refer to the CZZ Group, the CSAN Group and the CLOG Group together as the “Cosan Group.” The Cosan Group intends to carry out an intra-group corporate restructuring consisting of a merger of companies under common control, as provided for by art. 264, paragraph 4th, of Brazilian Law No. 6,404, pursuant to which CZZ and CLOG will be merged into CSAN, or the “Proposed Transaction.” The Proposed Transaction is an intra-group restructuring (1) involving only entities which are under common control, and (2) in which all of the entities involved are already being presented to investors under CZZ. CZZ is the parent company of CSAN and CLOG. It is also the current holding company of the Cosan Group, of which both the CSAN Group and the CLOG Group are part. The combined effect of the exchange of shares in CZZ for shares in CSAN and of CSAN becoming the sole holding company of the Cosan Group as part of the Proposed Transaction is therefore that, in terms of financial presentation, it will be as if CZZ changed its name to CSAN with no further changes other than certain non-controlling interest amounts. Accordingly, we believe that the financial statements of the CZZ Group are sufficient to provide investors the necessary financial information regarding the Cosan Group both before and after the Proposed Transaction. CZZ is the current holding company of the Cosan Group. As a result, the financial statements of the CZZ Group will reflect the activities of the entire Cosan Group (including, without limitation, those of both the CSAN Group and the CLOG Group) at the date of effectiveness of the registration statement on Form F-4, which includes this prospectus, and following the implementation of the Merger.

Currency Conversions

On September 30, 2020, the exchange rate for reais into U.S. dollars was R$5.641 to U.S.$1.00, based on the selling rate as reported by the Brazilian Central Bank. The selling rate was R$5.641 to U.S.$1.00 as of September 30, 2020, R$4.031 to U.S.$1.00 as of December 31, 2019, R$3.875 to U.S.$1.00 as of December 31, 2018, R$3.308 to U.S.$1.00 as of December 29, 2017 and R$3.259 to U.S.$1.00 as of December 30, 2016, in each case, as reported by the Brazilian Central Bank. The real/U.S. dollar exchange rate fluctuates widely, and the selling rate as of

September 30, 2020 may not be indicative of future exchange rates. See “Exchange Rates” for information regarding exchange rates for the Brazilian currency since January 1, 2015.

Solely for the convenience of the reader, we have translated certain amounts included in “Selected Financial Data of CZZ” and elsewhere in this prospectus from reais into U.S. dollars using the selling rate as reported by the Brazilian Central Bank as of September 30, 2020 of R$5.641 to U.S.$1.00. These translations should not be considered representations that any such amounts have been, could have been or could be converted into U.S. dollars at that or at any other exchange rate.

Rounding

We have made rounding adjustments to reach some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Market Data

We obtained market and competitive position data, including market forecasts, used throughout this prospectus or incorporated by reference into this prospectus from market research, publicly available information and industry publications, as well as internal surveys. We include data from reports prepared by LMC International Ltd., the Brazilian Central Bank, the Sugarcane Agroindustry Association of the state of São Paulo (União da Agroindústria Canavieira de São Paulo), or “UNICA,” the Brazilian Ministry of Agriculture, Livestock, and Supply (Ministério da Agricultura, Pecuária e Abastecimento), or “MAPA,” the Brazilian Institute of Geography and Statistics (Instituto Brasileiro de Geografia e Estatística), or “IBGE,” the Brazilian Ministry of Development, Industry and Foreign Trade (Ministério do Desenvolvimento e do Comércio Exterior), or “MDIC,” the Brazilian Ministry of Infrastructure (Ministério da Infraestrutura), or “MI,” the Food and Agriculture Organization of the United Nations, or “FAO,” the National Traffic Agency (Departamento Nacional de Trânsito—DENATRAN), the Brazilian Association of Vehicle Manufactures (Associação Nacional dos Fabricantes de Veículos Automotores—ANFAVEA), Datagro Publicações Ltda., F.O. Licht, Czarnikow, Apoio e Vendas Procana Comunicações Ltda., the B3, the CVM, the International Sugar Organization, the Brazilian National Economic and Social Development Bank (Banco Nacional de Desenvolvimento Econômico e Social), or “BNDES,” the New York Board of Trade, or “NYBOT,” the New York Stock Exchange, or “NYSE,” the Brazilian Agricultural Research Corporation (Empresa Brasileira de Pesquisa Agropecuária), or “Embrapa,” the Brazilian Secretariat for Foreign Trade (Secretaria de Comércio Exterior), or “Secex,” the National Supply Company (Companhia Nacional de Abastecimento), or “Conab,” the United States Department of Agriculture, or “USDA,” the London Stock Exchange, the National Agency of Petroleum, Natural Gas and Biofuels (ANP - Agência Nacional do Petróleo, Gás Natural e Biocombustíveis), or “ANP,” the Brazilian antitrust authority (Superintendência-Geral do Conselho Administrativo de Defesa Econômica), or “CADE,” the National Union of Distributors of Fuels and Lubricants (Sindicato Nacional das Empresas Distribuidoras de Combustíveis e de Lubrificantes), or “Sindicom,” the ARSESP, the Brazilian Gas Distributors Association (Associação Brasileira das Empresas Distribuidoras de Gás), or “ABEGÁS,” the Agriculture School of the University of São Paulo (Escola Superior de Agricultura Luiz de Queiroz), or “ESALQ,” the National Waterway Transportation Agency (Agência Nacional de Transportes Aquaviários), or “ANTAQ,” the Brazilian Transportation Authority (Agência Nacional de Transporte Terrestre), or “ANTT,” Estação da Luz Participações, or “EDLP,” the National Electric Energy Agency (Agência Nacional de Energia Elétrica), or “ANEEL,” and the Chamber of Electric Energy Commercialization (Câmara de Comercialização de Energia Elétrica), or “CCEE.” We believe that all market data contained in or incorporated by reference into this prospectus is reliable, accurate and complete.

Incorporation of Certain Documents by Reference

This prospectus incorporates important business and financial information about us and CZZ that is not included in or delivered with the prospectus. The SEC allows us to “incorporate by reference” information filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that CZZ files with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and any future filings that CZZ makes with the SEC under Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, until we complete the offering using this prospectus:

•	Annual report of CZZ on Form 20-F for the fiscal year ended December 31, 2019 filed on May 28, 2020, as amended on June 22, 2020, or the “CZZ 2019 Form 20-F”;

•	CZZ’s report on Form 6-K furnished to the SEC on November 17, 2020 at 5:14:19 p.m. EST relating to CZZ’s third quarter 2020 results, or the “September 2020 Earnings Release 6-K,” and CZZ’s report on Form 6-K furnished to the SEC on November 17, 2020 at 4:47:51 p.m. EST including its financial statements prepared in accordance with IAS 34 – Interim Financial Reporting as issued by the IASB, as of and for the three and nine months ended September 30, 2020 and 2019, or the “September 2020 Financials 6-K.” The September 2020 Earnings Release 6-K and the September 2020 Financials 6-K are collectively referred to as the “CZZ Q3 Form 6-Ks;” and

•	CZZ’s reports on Form 6-K furnished to the SEC on January 21, 2020, March 11, 2020, March 16, 2020, April 29, 2020, April 30, 2020, May 28, 2020, June 11, 2020, July 6, 2020, July 7, 2020, July 27, 2020, August 3, 2020, September 28, 2020, October 2, 2020, December 4, 2020, December 17, 2020 at 7:47:09 a.m. EST and December 18, 2020.

We may also incorporate by reference any Form 6-K that CZZ furnishes to the SEC after the date of this prospectus and prior to the termination of this offering by identifying in such Form 6-K that it is being incorporated by reference into this prospectus. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

All subsequent reports that CZZ files on Form 20-F under the Exchange Act after the date of this prospectus and prior to the termination of the offering shall also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

These documents are available on the SEC’s website at www.sec.gov and from other sources. You may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports and information statements, and other information regarding issuers that file electronically with the SEC (http://www.sec.gov).

None of the Companies has authorized anyone to give any information or make any representation about the Merger Documents and the transactions contemplated thereby or any of the Companies that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated by reference into this prospectus. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus or the solicitation of proxies pursuant to this prospectus is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus is accurate only as of the date of this prospectus unless the information specifically indicates that another date applies.

Where You Can Find More Information

CSAN has filed a registration statement on Form F-4, including the Exhibits thereto, with the SEC under the Securities Act to register the CSAN Shares that will be deposited with the ADS Depositary on behalf of holders of CZZ Shares or issued to CSAN shareholders and holders of CZZ Shares in connection with the Merger. CSAN may also file amendments to the registration statement. This prospectus does not contain all of the information set forth in the registration statement, and some parts have been omitted in accordance with the rules and regulations of the SEC. You should read the registration statement on Form F-4 and the Exhibits filed with the registration statement as they contain important information about the Companies as well as the CSAN Shares and CSAN ADSs. Statements made in this prospectus, or in any document incorporated by reference into this prospectus, regarding the contents of any contract, agreement or other document are not necessarily complete and each such statement is qualified in its entirety by reference to that contract, agreement or other document filed as an exhibit with the SEC.

CZZ files annual reports on Form 20-F and furnishes reports to the SEC on Form 6-K under the rules and regulations that apply to foreign private issuers. You may read and copy any materials filed by CZZ with, or furnished by CZZ to, the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at +1 (800) SEC-0330. The SEC maintains a website at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the SEC. The reports and other information filed by CZZ with the SEC are also available at CZZ’s website at http://ir.cosanlimited.com/en. We have included the web address of the SEC and CZZ as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this document.

CSAN and CLOG are subject to the informational requirements of the CVM and the B3 and file reports and other information relating to their respective businesses, financial condition and other matters with the CVM and the B3. You may read these reports, statements and other information about CSAN at the public reference facilities maintained by the CVM at Rua Sete de Setembro, 111, 2nd floor, in the city of Rio de Janeiro, State of Rio de Janeiro, Brazil, and Rua XV de Novembro, 275, Centro, city of São Paulo, state of São Paulo, Brazil. Some filings of CSAN or CLOG with the CVM and the B3 are also available at the website maintained by the CVM at http://www.cvm.gov.br and the website maintained by the B3 at http://www.b3.com.br.

The public filings of CSAN and CLOG with the CVM are also available to the public free of charge through our internet website at https://ri.cosan.com.br/en/en and https://ri.cosanlogistica.com/en/, respectively. You may also request a copy of CSAN and CLOG filings at no cost by contacting CSAN and CLOG at the following address: Avenida Brigadeiro Faria Lima, 4,100 – 16th floor, São Paulo – SP, 04538-132, Brazil.

Information that we or CZZ file with or furnish to the SEC after the date of this prospectus, and that is incorporated by reference herein, will automatically update and supersede the information in this prospectus. You should review the SEC filings and reports that we incorporate by reference to determine if any of the statements in this prospectus, or in any documents previously incorporated by reference, have been modified or superseded.

You may also request copies of this prospectus and other information concerning CSAN, without charge, by written or telephonic request directed to CSAN at Avenida Brigadeiro Faria Lima, 4,100 – 16th floor, Room 1, São Paulo – SP, 04538-132, Brazil, by email at ri@cosan.com or by telephone at +55 11 3897-9797. In order for you to receive timely delivery of the documents in advance of the meeting of CZZ shareholders (together with any adjournments or postponements thereof, the “CZZ Special Meeting”), at which CZZ shareholders will be asked to consider and vote upon the proposals relating to the Merger, CSAN should receive your request no later than January 14 , 2021, which is five business days prior to the CZZ Special Meeting.

The information included on the websites of the SEC, CSAN, CZZ or any other entity or that might be accessed through such websites is not included in this prospectus or the registration statement and is not incorporated into this prospectus or the registration statement by reference unless otherwise specifically noted herein. We are providing the information about how you can obtain certain documents that are incorporated by reference into this prospectus at these websites only for your convenience.

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Exchange Rates

The Brazilian foreign exchange system allows the purchase and sale of foreign currency and the international transfer of reais by any person or legal entity, regardless of the amount, subject to certain regulatory procedures.

Since 1999, the Brazilian Central Bank has allowed the real/U.S. dollar exchange rate to float freely, which resulted in increasing exchange rate volatility. Until early 2003, the real declined against the U.S. dollar. Between 2006 and 2008, the real strengthened against the U.S. dollar, except in the most severe periods of the global economic crisis. The real depreciated against the U.S. dollar from mid-2011 to early 2016 due to turmoil in international markets and the Brazilian macroeconomic outlook at the time. In particular, during 2015, due to the poor economic conditions in Brazil, including as a result of political instability, the real has devalued at a rate that is much higher than in previous years. On September 24, 2015, the real fell to the lowest level since the introduction of the currency, at R$4.195 per U.S.$1.00. Overall in 2015, the real depreciated 45.0%, reaching R$3.905 per U.S.$1.00 on December 31, 2015. Beginning in early 2016 through the end of 2016, the real appreciated against the U.S. dollar, primarily as a result of Brazil’s changing political conditions. In 2017, 2018 and 2019, the real depreciated 1.5%, 17.1% and 4.0% against the U.S. dollar, respectively. The real exchange rate was R$5.641 per US$1.00 on September 30, 2020, which reflected a 39.9% depreciation in the real against the U.S. dollar during the first nine months of 2020.

The Brazilian Central Bank has intervened in the foreign exchange market in the past to attempt to control instability in foreign exchange rates. We cannot predict whether the Brazilian Central Bank or the Brazilian government will continue to allow the real to float freely or will intervene in the exchange rate market by re-implementing a currency band system or otherwise. There can be no assurance that the real will not depreciate or appreciate further against the U.S. dollar and the real may depreciate or appreciate substantially against the U.S. dollar in the future. Furthermore, Brazilian law provides that, whenever there is a serious imbalance in Brazil’s balance of payments or there are serious reasons to foresee a serious imbalance, temporary restrictions may be imposed on remittances of foreign capital abroad. We cannot assure you that such measures will not be taken by the Brazilian government in the future.

The following tables set forth the exchange rate, expressed in reais per U.S. dollar (R$/U.S.$) for the periods indicated, as reported by the Brazilian Central Bank.

Year	Period-end	Average(1)	Low	High
2015	3.905	3.339	2.575	4.195
2016	3.259	3.483	3.119	4.156
2017	3.308	3.656	3.051	3.381
2018	3.875	3.656	3.139	4.188
2019	4.031	3.946	3.652	4.260

Month	Period-end	Average(2)	Low	High
May 2020	5.426	5.643	5.299	5.937
June 2020	5.476	5.197	4.889	5.476
July 2020	5.203	5.280	5.111	5.429
August 2020	5.471	5.461	5.276	5.651
September 2020	5.641	5.399	5.253	5.653
October 2020	5.772	5.626	5.521	5.780
November 2020	5.332	5.418	5.282	5.693
December 2020 (through December 17, 2020)	5.061	5.125	5.058	5.279

Source: Brazilian Central Bank.

(1)	Represents the average of the exchange rates on the closing of each day during the year.

(2)	Represents the average of the exchange rates on the closing of each day during the month.

Questions and Answers About the Merger and the CZZ Special Meeting

The following questions and answers are intended to briefly address some commonly asked questions regarding the Merger Documents, the transactions contemplated thereby and the CZZ Special Meeting. These questions and answers only highlight some of the information contained in this prospectus and may not contain all of the information that is important to you. Please further refer to the section of this prospectus entitled “Summary” and the more detailed information contained elsewhere in this prospectus, the Exhibits to this prospectus and the documents referred to in this prospectus, which you should read carefully and in their entirety. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under the section of this prospectus entitled “Where You Can Find More Information.”

Questions and Answers About the Merger

Q:	What is the proposed merger, why are CSAN and CZZ proposing it and what will happen to CZZ as a result of the merger?

A:	On July 3, 2020, CSAN, CZZ and CLOG, or collectively, the “Companies,” announced that their respective boards of directors had authorized the senior officers of the Companies to consider a Proposed Transaction proposal, which is intended to simplify Cosan Group’s corporate structure, unify and consolidate the current Companies’ free floats, increase stock liquidity and unlock value within the Cosan Group’s portfolio.

The Proposed Transaction will consist of a merger of companies under common control, as provided for by art. 264, paragraph 4th, of Brazilian Law No. 6,404, pursuant to which CZZ and CLOG will be merged into CSAN. The merger of CZZ and CSAN is also subject to compliance with sections 104B to 109 of the Companies Act. Following completion of the Proposed Transaction, outstanding shares of CSAN will be directly owned by all shareholders of CSAN, CZZ and CLOG as of immediately prior to the completion of the Proposed Transaction, and CSAN will continue to be controlled by Aguassanta Investimentos S.A., or “Aguassanta,” which is Mr. Rubens Ometto Silveira Mello’s investment vehicle.

Once the Proposed Transaction is approved, CSAN will be consolidated as the group’s sole holding company, becoming the universal successor of (i) its subsidiary, CLOG; and (ii) its holding company, CZZ. Subject to the terms and conditions of the (i) Merger Documents between CZZ and CSAN, regarding the Merger; and (ii) the merger and justification protocol between the managements of CLOG and CSAN, regarding the merger of CLOG into CSAN, or the CSAN/CLOG Merger Protocol, the Proposed Transaction is expected to become effective during the first quarter of 2021, i.e., when the Merger is finally consummated, or the “Closing Date.” We refer to the Merger Protocol and the CSAN/CLOG Merger Protocol as the “Merger Protocols.”

The Proposed Transaction is being proposed by CSAN and CZZ to streamline and simplify the corporate governance structure of the Cosan Group, specifically by (i) centralizing decision-making across the Cosan Group, instead of the current situation in which each of CZZ, CSAN and CLOG have separate board of directors and executive officers; (ii) providing a simpler corporate structure within which fewer corporate and other approvals are necessary to conduct transactions as compared to the current situation in which there are multiple entities and corporate bodies involved in decision-making; and (iii) having a single class of shares in the holding company of the Cosan Group. We also expect that it will promote the unified structure of the group, consolidating the corporate interest held in the other companies of the group within one holding company. After the Merger, CZZ will cease to exist and all of its assets will be held by CSAN.

Pursuant to the terms and subject to the conditions set forth in the Merger Documents, upon the completion of the Merger each Class A Share, issued and outstanding immediately prior to the consummation of the Merger (other than as provided in the Merger Documents) will be automatically converted into the right to receive 1.29401595263 CSAN ADSs, and each Class B Share issued and outstanding immediately prior to the consummation of the Merger (other than as provided in the Merger Documents) will be automatically converted into the right to receive 1.29401595263 validly issued and allotted, fully paid-up CSAN Shares, in each case subject to approval of the terms of the Proposed Transaction by the boards of directors and shareholders of each of CSAN and CZZ. Following the Merger, any holder of CSAN ADSs may cause such CSAN ADSs to be cancelled and to have an equal number of validly issued and allotted, fully paid-up CSAN Shares issued to such holder in replacement thereof. The ADS Depositary has agreed to waive the cancellation fee for cancellations completed during the period of fifteen (15) calendar days after the completion of the Merger.

CSAN and CLOG’s board of directors have established special independent committees in accordance with CVM’s Guidance Opinion No. 35, or “CVM Opinion No. 35,” to negotiate the exchange ratios for the exchange of (i) CZZ Shares for CSAN Shares or CSAN ADSs, as applicable, and (ii) common shares of CLOG, or “CLOG Shares” for CSAN Shares. CZZ also has its own independent committee, formed of independent directors of CZZ. For more details regarding these committees, see the questions “What are the special independent committees?” and “What factors will the Companies’ special independent committees consider in determining the exchange ratios for the exchange of (i) CZZ Shares for CSAN Shares or CSAN ADSs, as applicable and (ii) CLOG Shares for CSAN Shares?” below.

If the Merger is completed, CZZ will be merged with and into CSAN, with CSAN being the surviving corporation of the Merger. CZZ will be struck off by the Bermuda Registrar of Companies and will no longer exist as a separate company. Based on the number of CZZ Class A Shares and equity awards exercisable into CZZ Class A Shares, in each case issued and outstanding as of December 17, 2020 , it is anticipated that, immediately following completion of the Merger, former holders of CZZ Shares will own approximately 64 % of CSAN on a fully diluted basis.

In the course of reaching their decisions to approve the Merger Documents, the Merger and all of the other transactions and documents contemplated by the Merger, the board of directors of each CSAN and CZZ considered a number of important factors in their separate deliberations. For more details on these factors, see the sections of prospectus entitled “Summary—Reasons for the Proposed Transaction” and “The Merger—Recommendation of the CZZ Board of Directors, CZZ’s Reasons for the Merger.”

It is important that your shares be represented and voted at the CZZ Special Meeting.

Q:	What is this document?

A:	This document, which we refer to as the prospectus:

•	serves as a prospectus of CSAN used to offer CSAN ADSs in exchange for Class A Shares and CSAN Shares in exchange for Class B Shares pursuant to the terms of the Merger Documents;

•	informs holders of CZZ Shares of the upcoming CZZ Special Meeting at which CZZ shareholders will vote on, among other things, the Merger Proposal, and provides details of the Merger Documents and the consideration CZZ shareholders will receive upon completion of the Merger; and

•	provides CZZ shareholders with important details about CSAN and their rights as potential holders of CSAN Common Shares or CSAN ADSs.

Q:	Why did I receive this prospectus and proxy card?

A:	You are receiving this prospectus because you are a shareholder of record of CZZ. This document serves as a prospectus of CSAN used to offer CSAN ADSs in exchange for Class A Shares and CSAN Shares in exchange for Class B Shares pursuant to the terms of the Merger Documents. In order to complete the Merger, among other things, CZZ shareholders must approve the Merger. CZZ is holding the CZZ Special Meeting to ask its shareholders to vote on the Merger. This document contains important information about the Merger and the CZZ Special Meeting, and you should read it carefully and in its entirety. The enclosed voting materials allow CZZ shareholders to vote their shares by proxy without attending the CZZ Special Meeting virtually.

Q:	Who is CSAN?

A:	CSAN is a direct subsidiary of CZZ and one of the largest companies in Brazil, investing on strategic sectors such as the agribusiness, supply of fuel, natural gas and lubricants. CSAN has been in the market for over 80 years and during this period it has diversified its operations and its portfolio currently gathers companies such as Raízen Combustíveis, Raízen Energia, Comgás and Moove, reference companies in their respective sectors.

Its principal place of business is located at Avenida Brigadeiro Faria Lima, No. 4,100 – 16th floor, São Paulo – SP, 04538-132, Brazil, telephone +55 11 3897-9797. Our website address is https://ri.cosan.com.br/en/.

See also the sections entitled “Information about the Companies—Cosan S.A./CSAN,” “Information About CSAN,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CSAN” and “Management and Compensation of CSAN” for further information regarding CSAN.

Q:	Who is CLOG?

A:	CLOG is a direct subsidiary of CZZ and focuses on logistics services for rail transportation, storage and port loading of commodities, mainly for grains and sugar, leasing of locomotives, wagons and another railway equipment.

CLOG’s principal place of business is located at Avenida Brigadeiro Faria Lima, No. 4,100 – 16th floor, São Paulo – SP, 04538-132, Brazil, telephone +55 11 3897-9797. Its website address is https://ri.cosanlogistica.com/en/.

See also the sections entitled “Information about the Companies—Cosan Logística S.A./CLOG” for further information regarding CLOG.

Q:	What are the special independent committees?

A:	CSAN and CLOG’s board of directors have established special independent committees on a provisional basis, in accordance with CVM Opinion No. 35, to negotiate the exchange ratios for the exchange of (i) CZZ Shares for CSAN Shares or CSAN ADSs, as applicable, and (ii) CLOG Shares for CSAN Shares. The special independent committees of CSAN and CLOG were required by CVM Opinion No. 35 to assess the Proposed Transaction and make a recommendation with respect to the Proposed Transaction to the boards of directors of CSAN and CLOG, as applicable, to ensure that the Proposed Transaction is in the best interests of CSAN and CLOG, as applicable, and, that the Proposed Transaction is carried out on an arm’s length basis.

The members of the CSAN and CLOG committees are all independent non-managers with relevant experience. The members were appointed by CSAN and CLOG’s board of directors in meetings held on August 4, 2020. CZZ also has its own independent committee, formed of independent directors of CZZ.

The members of the independent committees were appointed to: (i) assess the terms and conditions of the Proposed Transaction; (ii) negotiate the exchange ratios for the exchange of (a) CZZ Shares for CSAN Shares or CSAN ADSs, as applicable, (b) CLOG Shares for CSAN Shares, as well as the other terms and conditions of the Proposed Transaction; and (iii) make a recommendation to the boards of directors of CSAN and CLOG, as applicable, to comply with CVM Opinion No. 35, in order to protect the interests of minority shareholders of CSAN and CLOG.

Q:	What factors will the Companies’ special independent committees consider in determining the exchange ratios for the exchange of (i) CZZ Shares for CSAN Shares or CSAN ADSs, as applicable, (ii) CLOG Shares for CSAN Shares?

A:	The Companies’ management recommended that the special committees take into account the following factors in determining the exchange ratio: (i) no holding discounts should apply; (ii) group entities and their underlying assets should be considered at fair market value; and (iii) the shareholders of all entities involved should be treated equally.

In addition, the Companies’ special independent committees took into account a number of factors following to determine the exchange ratios in connection with the Proposed Transaction including, among others, the recent and historical trading prices of the shares of each of CZZ, CSAN and CLOG.

See also “The Merger—Overview.”

Q:	What are the exchange ratios?

A:	The exchange ratio for the exchange of CZZ Class A Shares for CSAN ADSs is 1.29401595263 CSAN ADSs for one CZZ Class A Share. The exchange ratio for the exchange of CZZ Class B Shares for CSAN Shares is 1.29401595263 CSAN Shares for one CZZ Class B Share. The exchange ratio for the exchange of CLOG Shares for CSAN Shares is 0.25360679585 CSAN Shares for one CLOG Share.

This is equivalent to 0.772788 CZZ Shares for each CSAN Share or CSAN ADS, as applicable, and 3.943112 CLOG Shares for each CSAN Share.

Q:	What will CZZ shareholders receive from the Merger?

A:	Pursuant to the terms and subject to the conditions set forth in the Merger Documents, upon the completion of the Merger, each Class A Share issued and outstanding immediately prior to the consummation of the Merger (other than as provided in the Merger Documents) will be automatically converted into the right to receive 1.29401595263 CSAN ADSs, and each Class B Share issued and outstanding immediately prior to the consummation of the Merger (other than as provided in the Merger Documents) will be automatically converted into the right to receive 1.29401595263 validly issued and allotted, fully paid-up CSAN Shares, in each case subject to approval of the terms of the Proposed Transaction by the boards of directors and shareholders of each of CSAN and CZZ. Following the Merger, any holder of CSAN ADSs may cause such CSAN ADSs to be cancelled and to have an equal number of validly issued and allotted, fully paid-up CSAN Shares issued to such holder in replacement thereof. The ADS Depositary has agreed to waive the cancellation fee for cancellations completed during the period of fifteen (15) calendar days after the completion of the Merger.

Q:	What percentage ownership will former CZZ shareholders hold in CSAN following completion of the Merger?

A:	If the Merger is completed, CZZ will be merged with and into CSAN, with CSAN being the surviving corporation of the Merger. CZZ will be struck off by the Bermuda Registrar of Companies and will no longer exist as a separate company. Based on the number of CZZ Class A Shares and equity awards exercisable into CZZ Class A Shares, in each case issued and outstanding as of December 17, 2020 , it is anticipated that, immediately following completion of the Merger, former holders of CZZ Shares will own approximately 64 % of CSAN on a fully diluted basis.

Q:	If the Merger is completed, will the CSAN ADSs be listed for trading?

A:	Yes. The CSAN ADSs which CZZ common shareholders will receive in the Merger are expected to be listed on the NYSE on the Closing Date. Completion of the Merger is subject to the CSAN ADSs being approved for listing on the NYSE, subject to official notice of issuance. CSAN ADSs received by CZZ common shareholders in the Merger are expected to be freely transferable subject to applicable securities laws.

Q:	When do you expect the Merger and the Proposed Transaction to be completed?

A:	The Merger and the Proposed Transaction are expected to close in the first quarter of 2021, subject to the approvals of CSAN, CLOG and CZZ shareholders, regulatory approvals and consents and other customary closing conditions.

Q:	What happens if the Merger and/or the Proposed Transaction are not completed?

A:	If CZZ’s shareholders do not approve the Merger, or if the Proposed Transaction is not completed for any other reason, CLOG and CZZ will remain independent public companies and CLOG Shares and CZZ Class

A Shares will continue to be listed and traded on the B3 and the NYSE, respectively. CZZ will continue to be registered under the Exchange Act and file periodic reports with the SEC.

Q:	What regulatory approvals are needed to complete the Merger?

A:	In order to complete the Merger, CZZ is required to apply to the Minister of Finance (acting through the Registrar of Companies) in Bermuda to have Brazil approved as a jurisdiction pursuant to section 104B(2)(d)(iii) of the Companies Act and the Minister will need to provide such approval.

Questions and Answers About the CZZ Special Meeting

Q:	When and where will the special meetings be held?

A:	The CZZ Special Meeting will be held on January 22 , 2021, at 10 a.m., São Paulo time on a digital platform provided by Computershare Trust Company, N.A.

Q:	Why are you holding a virtual meeting instead of a physical meeting?

A:	CZZ is excited to embrace the latest technology to provide expanded access, improved communication and cost savings for CZZ and its shareholders. CZZ believes that hosting a virtual meeting will enable more of its shareholders to attend and participate in the meeting since CZZ’s shareholders can participate from any location around the world with Internet access. In addition, CZZ believes that hosting the meeting virtually is safer for all parties involved given the ongoing COVID-19 pandemic.

Q:	Who is entitled to vote at the special meetings?

A:	Only holders of record of Class A Shares and Class B Shares of CZZ at the close of business on January 4, 2021 , the Record Date for voting at the CZZ Special Meeting, or the “Record Date,” are entitled to vote at the CZZ Special Meeting.

Q:	How can I attend the CZZ Special Meeting?

A:	The CZZ Special Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You will only be entitled to participate in the CZZ Special Meeting if you are a shareholder of CZZ as of the close of business on the Record Date, or if you hold a valid proxy for the CZZ Special Meeting. No physical meeting will be held.

You will be able to attend the CZZ Special Meeting online and submit your questions during the meeting. You also will be able to vote your shares online by attending the CZZ Special Meeting by webcast.

To participate in the CZZ Special Meeting, you will need to review the information included on your notice, on your proxy card or on the instructions that accompanied your proxy materials. Instructions for accessing the digital platform, including the necessary password, will be sent to shareholders who contact Georgeson LLC, the Information Agent for the Merger, indicating their interest in participating virtually by email to cosan@georgeson.com by 5:00 p.m., Eastern Time, on January 19, 2021 .

If you hold your CZZ Shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below under “How do I register to attend the CZZ Special Meeting virtually on the Internet?”

The online meeting will begin promptly on  January 22 , 2021 at  10 a.m.,  São Paulo time . We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this prospectus.

Q:	How do I register to attend the CZZ Special Meeting virtually on the Internet?

A:	If you are a registered shareholder (i.e., you hold your CZZ Shares through CZZ’s transfer agent, Computershare Trust Company, N.A.), you do not need to register to attend the CZZ Special Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your CZZ Shares through an intermediary, such as a bank or broker, you must register in advance to attend the CZZ Special Meeting virtually on the Internet.

To register to attend the CZZ Special Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your holdings in CZZ Shares along with your name and email address to Computershare Trust Company, N.A., the Tabulation Agent for the Merger. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on January 19, 2021 .

You will receive a confirmation of your registration by email after your registration materials are received.

Requests for registration should be directed to Computershare at the following:

By email

Forward the email from your broker, or attach an image of your legal proxy, to
legalproxy@computershare.com

By mail

Computershare
Cosan Limited Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Q:	What proposals will be considered at the CZZ special meeting?

A:	At the CZZ Special Meeting, CZZ shareholders will be asked to consider and vote on a proposal to approve the Merger Documents and the transactions contemplated therein, including the Merger, which we refer to as the Merger Proposal.

Q:	How does the CZZ board of directors recommend that I vote?

A:	The CZZ board of directors unanimously approved the rationale behind the Proposed Transaction and instructed management to further assess its adoption and implementation. The Merger Documents are yet to be prepared and negotiated and the board of directors of CZZ will deliberate whether such Merger Documents are advisable, fair and in the best interests of CZZ in due course.

The CZZ board unanimously recommends that the CZZ shareholders vote “FOR” the Merger Proposal.

Q:	How do I vote?

A:	If you are a holder of record of Class A Shares or Class B Shares of CZZ as of the close of business on the Record Date for the CZZ Special Meeting, you may vote virtually by attending the CZZ Special Meeting or, to ensure your shares are represented at the CZZ Special Meeting, you may vote by marking, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. Proxy cards, accompanied by their respective proof of representation and shareholding, must be sent to Computershare Trust Company, N.A., the Tabulation Agent for the Merger at its address set forth below:

By Express Mail, Courier, or Other Expedited Service:
Computershare Trust
Company, N.A.
Proxy Services
462 South 4th Street, Suite 1600, Louisville, KY, 40202, United States

By Mail:
Proxy Services
c/o Computershare
PO Box 505008 Louisville, KY 40233-9814

If your shares are held in street name, through a broker, bank, trustee or other nominee, please follow the instructions on a voting instruction card furnished by the record holder.

Q:	What is a “broker non-vote”?

A:	Under NYSE rules, banks, brokers and other nominees may use their discretion to vote “uninstructed” shares (i.e., shares held of record by banks, brokerage firms or other nominees but with respect to which the beneficial owner of such shares has not provided instructions on how to vote on a particular proposal) with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. “Non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested), executive compensation (including any advisory shareholder votes on executive compensation) and certain corporate governance proposals, even if management-supported. A “broker non-vote” occurs on an item when (i) a broker, nominee or intermediary has discretionary authority to vote on one or more proposals to be voted on at a meeting of shareholders, but is not permitted to vote on other proposals without instructions from the beneficial owner of the shares and (ii) the beneficial owner fails to provide the broker, nominee or intermediary with such instructions. Because none of the proposals to be voted on at the CZZ Special Meeting are routine matters for which brokers may have discretionary authority to vote, CZZ does not expect there to be any broker non-votes at the CZZ Special Meeting.

Q:	What vote is required to adopt the Merger Proposal?

A:	Approving the Merger Proposal requires the affirmative vote of a majority of 75% of the outstanding Class A Shares and Class B Shares in attendance and voting on the matter at the CZZ Special Meeting, voting together as a single class. Accordingly, a CZZ shareholder’s failure to submit a proxy card or to vote virtually at the CZZ Special Meeting, an abstention from voting, or a broker non-vote will have the same effect as a vote “AGAINST” the Merger Proposal.

As of the close of business on December 17, 2020, Mr. Rubens Ometto Silveira Mello controlled CZZ Shares representing approximately 90.19% of the total voting power of the shares entitled to vote at the CZZ Special Meeting. It is currently expected that Mr. Rubens Ometto Silveira Mello will vote in favor of the Merger Proposal. The affirmative vote of all CZZ Shares controlled by Mr. Rubens Ometto Silveira Mello in favor of the Merger Proposal constitutes sufficient votes to approve the Merger Proposal at the CZZ Special Meeting.

Q:	How many votes do I have?

A:	You are entitled to cast one vote for each Class A Share and 10 votes for each of Class B Share that you owned as of the close of business on the Record Date for the CZZ Special Meeting. As of the close of business on December 17, 2020 , there were 142,115,534 Class A Shares issued and outstanding entitled to vote at the CZZ Special Meeting and 96,332,044 Class B Shares issued and outstanding entitled to vote at the CZZ Special Meeting.

Q:	What constitutes a quorum?

A:	A quorum of shareholders is necessary to transact business at the CZZ Special Meeting. The presence at the meeting, virtually or by proxy, of two shareholders at least holding or representing by proxy more than forty-five percent (45%) of the issued shares of CZZ outstanding as of the close of business on the Record Date and entitled to vote at the CZZ Special Meeting will constitute a quorum for the CZZ Special Meeting.

Q:	If my shares are held in “street name” by my broker, will my broker automatically vote my shares for me?

A:	No. If you hold your CZZ Shares in a stock brokerage account or if your shares are held by a bank or nominee, that is, in “street name,” your broker, bank, trust company or other nominee cannot vote your shares on “non-routine” matters without instructions from you. You should instruct your broker, bank, trust company or other nominee as to how to vote your shares, following the directions provided by your broker, bank, trust company or other nominee to you. Please check the voting form used by your broker, bank, trust company or other nominee.

If you do not provide your broker, bank, trust company or other nominee with instructions, your broker, bank, trust company or other nominee will not submit a proxy, your CZZ shares will not be counted for purposes of determining a quorum at the CZZ Special Meeting, and will not be voted on the Merger Proposal.

Q:	What will happen if I return my proxy card without indicating how to vote?

A:	If you are a registered holder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the CZZ board of directors.

Please note that you may not vote shares held in street name by returning a proxy card directly to CZZ, or by voting virtually at the CZZ Special Meeting unless you provide a “legal proxy”, which you must obtain from your broker, bank, trust company or other nominee.

If you do not instruct your broker on how to vote your CZZ shares, your broker may not vote your CZZ shares, which will have the same effect as a vote “AGAINST” the Merger Proposal. However, because the Merger Proposal to be voted on at the CZZ Special Meeting is not a routine matter for which brokers may have discretionary authority to vote, CZZ does not expect any broker non-votes at the CZZ Special Meeting.

Q:	Can I change my vote after I have returned a proxy or voting instruction card?

A:	Yes. You can change your vote or revoke your proxy at any time before it is exercised at the CZZ Special Meeting by doing any of the following:

•	by sending a written notice of revocation to Georgeson LLC, the Information Agent for the Merger, at 1290 Avenue of the Americas, 9th Floor New York, NY 10104, or by email to cosan@georgeson.com, which notice must be received at least three business days before the CZZ Special Meeting;

•	by properly submitting a later-dated, new proxy card, which must be received by the Tabulation Agent before your CZZ Shares are voted at the CZZ Special Meeting (in which case only the later-dated proxy is counted and the earlier proxy is revoked);

•	attending the CZZ Special Meeting virtually by accessing the digital platform and voting via the digital platform. Attendance at the CZZ Special Meeting will not, however, in and of itself, constitute a vote or revocation of a prior proxy.

If you hold your CZZ Shares in street name, then you must change your voting instruction by submitting new voting instructions to the broker, bank or other nominee that holds your CZZ Shares.

Q:	What happens if I transfer my CZZ Shares before the CZZ Special Meeting?

A:	The Record Date for the CZZ Special Meeting is earlier than both the date of the CZZ Special Meeting and the date that the Merger is expected to be completed. If you transfer your CZZ Shares after the Record Date but before the CZZ Special Meeting, you will retain your right to vote at the CZZ Special Meeting.

Q:	Do CZZ shareholders have appraisal or dissenters’ rights?

A:	The holders of CZZ Shares of record, under Bermuda law, are entitled to appraisal rights in connection with the Merger. See “The Merger—Dissenters’ Rights of Appraisal for CZZ Shareholders.”

Q:	Where can I find the voting results of the CZZ Special Meeting?

A:	The preliminary voting results are expected to be announced at the CZZ Special Meeting. In addition, within two business days following certification of the final voting results, CZZ intends to furnish on Form 6-K the final voting results of its special meeting with the SEC.

Q:	What do I need to do now?

A:	Carefully read and consider the information contained in and incorporated by reference into this prospectus.

If you are a holder of record, in order for your shares to be represented at your special meeting, you must:

•	attend the CZZ Special Meeting virtually;

•	vote through the Internet (if applicable) or by telephone by following the instructions included on your proxy card; or

•	indicate on the enclosed proxy card how you would like to vote and return the proxy card in the accompanying pre-addressed postage paid envelope.

If you hold your CZZ Shares in street name, in order for your shares to be represented at your special meeting, you should instruct your broker, bank, trust company or other nominee as to how to vote your shares, following the directions provided to you by your broker, bank, trust company or other nominee.

Q:	Who can help answer my questions?

A:	CZZ shareholders who have questions about the Merger Documents or the Merger, who need assistance submitting their proxy or voting shares or who desire additional copies of this prospectus or additional proxy cards should contact Georgeson LLC, the Information Agent for the Merger:

Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
cosan@georgeson.com
Shareholders, Banks and Brokers may call toll free: (866) 257-5415

Summary

The following is a summary that highlights information contained in this prospectus. This summary may not contain all the information that is important to you. For a more complete description of the Merger and the Merger Documents, we encourage you to read carefully this entire prospectus, including the Exhibits to the registration statement of which this prospectus is a part. In addition, we encourage you to read the information incorporated by reference into this prospectus, which includes important business and financial information about CZZ that has been filed with the SEC. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions in the section of this prospectus entitled “Where You Can Find More Information.”

The Parties

Cosan S.A./CSAN

We are an integrated energy and infrastructure company and a market leader in fuel distribution, sugar and ethanol production and natural gas distribution, and a subsidiary of CZZ. Our main operations include: (1) Raízen Energia, through which we produce and market a variety of products derived from sugar cane, including raw sugar (Very High Polarization, or “VHP”), anhydrous and hydrated ethanol, and activities related to energy cogeneration from sugarcane bagasse; (2) Raízen Combustíveis, through which we distribute and market fuels, mainly through a franchised network of service stations under the “Shell” brand throughout Brazil, petroleum refining, the operation of fuel resellers, a convenience store business, the manufacture and sale of automotive and industrial lubricants, and the production and sale of liquefied petroleum gas throughout Argentina; (3) gas and energy, including (i) the distribution of piped natural gas in part of the state of São Paulo to customers in the industrial, residential, commercial, automotive and cogeneration sectors; and (ii) the sale of electricity, comprising the purchase and sale of electricity to other traders, to consumers who have a free choice of supplier and to other agents permitted by law; and (4) Moove, through which we produce and distribute lubricants under the Mobil brand in Brazil, Argentina, Bolivia, Uruguay, Paraguay, the United States of America and Europe, as well as in the European and Asian markets under the “Comma” trademark.

Our business consists of the business of CZZ excluding the business of CLOG. Given that, prior to the Merger, CLOG will merge into us, once the Merger is completed, our business will be the same as CZZ’s current business. See “Information About the Companies—Cosan Limited/CZZ” “Information About CZZ,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CZZ,” “Management and Compensation of CZZ” and “Where You Can Find More Information” for additional information on the business of CZZ.

We are a corporation (sociedade anônima) incorporated under the laws of Brazil on July 8, 1966 for an unlimited duration and registered under NIRE number 35300177045. Our legal name is Cosan S.A. and our commercial name is “Cosan.” Our registered office and principal executive office is located at Avenida Brigadeiro Faria Lima, 4,100 – 16th floor, Room 1, São Paulo – SP, 04538-132, Brazil and our general telephone and fax numbers are 55 11 3897-9797 and 55 11 3897-9799, respectively. Our website is http://https://ri.cosan.com.br/en/.

Cosan Limited/CZZ

CZZ is one of the largest companies in Brazil with businesses in sectors which are strategic to Brazil’s development, such as energy and logistics. The following companies are part of the organization: CSAN and its subsidiaries, Compass, Moove, Raízen (which is under joint control) and CLOG with its subsidiary Rumo.

CZZ is the current holding company of the CZZ Group, which includes the CSAN Group and the CLOG Group. The CZZ 2019 Form 20-F includes consolidated information on the CZZ Group which also describes the respective businesses of the CSAN Group and the CLOG Group. See “Information About the Companies—Cosan Limited/CZZ” “Information About CZZ,” “Management’s Discussion and Analysis of Financial Condition and

Results of Operations of CZZ,” “Management and Compensation of CZZ” and “Where You Can Find More Information” for additional information on the business of CZZ.

CZZ is a limited liability exempted company incorporated under the laws of Bermuda on April 30, 2007 for an indefinite term. CZZ is registered with the Registrar of Companies in Bermuda under registration number EC 39981. Its legal name is Cosan Limited and its commercial name is “Cosan.” CZZ’s registered office is located at Crawford House, 50 Cedar Avenue, Hamilton HM11, Bermuda and its principal executive office is located at Avenida Brigadeiro Faria Lima, 4,100 – 16th floor, São Paulo – SP, 04538-132, Brazil. The general telephone and fax numbers of CZZ are 55 11 3897-9797 and 55 11 3897-9799, respectively. CZZ’s website is http://ir.cosanlimited.com/en. In addition, the SEC maintains a website that contains information which CZZ has filed electronically with the SEC, including its annual reports, periodic reports and other filings, which can be accessed at http://www.sec.gov.

Cosan Logística S.A./CLOG

CLOG’s business is focused on logistics services for rail transportation, storage and port loading of commodities, mainly for grains and sugar, leasing of locomotives, wagons and another railway equipment.

CLOG is a corporation (sociedade anônima) incorporated under the laws of Brazil on April 23, 2012 for an unlimited duration and registered under NIRE number 35.300.447.581. CLOG’s legal name is Cosan Logística S.A. and its commercial name is “Cosan Logística.” CLOG’s registered office and principal executive office is located at Avenida Brigadeiro Faria Lima, 4,100 – 16th floor, Room 1, São Paulo – SP, 04538-132, Brazil and its general telephone and fax numbers are 55 11 3897-9797 and 55 11 3897-9799, respectively. CLOG’s website is https://ri.cosanlogistica.com/en/.

Risk Factors

The transaction contemplated by the Merger Documents involve risks, some of which are related to such transactions themselves and others of which are related to the respective businesses of CZZ and CSAN investing in and ownership of CSAN ADSs and CSAN Shares following the consummation of such transactions, assuming they are completed. In considering the transactions contemplated by the Merger Documents, you should carefully consider the information about these risks set forth under the section of this prospectus entitled “Risk Factors” beginning on page 10 of this prospectus together with the other information included in or incorporated by reference into this prospectus.

The Merger, the Merger Protocols and Deed of Merger

The CZZ Group forms an energy and infrastructure conglomerate which, when taken together with its Joint Venture entities formed with Shell Brazil Holdings B.V., i.e., Raízen Combustíveis S.A. and Raízen Energia S.A., collectively known as “Raízen,” is active in fuel distribution, sugar and ethanol production, natural gas distribution, railway-based logistics and lubricants. CZZ is a “foreign private issuer” in accordance with Rule 405 of the Securities Act. CZZ’s Class A Shares are registered with the SEC and listed on the NYSE under the ticker symbol “CZZ.” CSAN, CLOG and their respective subsidiaries are subsidiaries of CZZ. The CSAN Group is active in fuel distribution (through Raízen), sugar and ethanol production, natural gas distribution and lubricants. The CLOG Group is active in railway-based logistics. Both CSAN and CLOG are also publicly-traded on the B3 on the special New Market (Novo Mercado) segment under the ticker symbols “CSAN3” and “RLOG3” respectively. We refer to the CZZ Group, the CSAN Group and the CLOG Group together as the “Cosan Group.”

As part of an effort to streamline its operations, the Cosan Group intends to carry out the Corporate Restructuring to enhance the current corporate structure by making CSAN the Cosan Group’s sole holding company. The Proposed Transaction is intended to simplify the Cosan Group’s corporate structure, unify and consolidate the Companies’ free floats, increase stock liquidity, and unlock value within the Cosan Group’s portfolio. As part of the Proposed Transaction, it is proposed that each of CZZ and CLOG will be merged into CSAN. Following the completion of the Proposed Transaction, the outstanding shares of CSAN will be directly owned by all shareholders of CZZ, CSAN and CLOG as of immediately prior to the completion of the Proposed

Transaction. As part of the Merger, CSAN intends to issue CSAN ADSs to be listed on the NYSE or CSAN Shares listed under the Novo Mercado segment of the B3 to the shareholders of CZZ immediately prior to the approval of the Merger. As for CLOG, once the Proposed Transaction is completed, holders of CLOG Shares immediately prior to the approval of the Proposed Transaction would become owners of shares of CSAN.

The Merger Protocols and Deed of Merger provide that, subject to the terms and conditions described therein, and upon consummation of all of the transactions contemplated thereby, each of CZZ and CLOG will both be merged into CSAN and cease to exist. The terms and conditions of the contemplated transactions are contained in the Merger Protocols and Deed of Merger, and the Merger Documents are described in this prospectus and included as an Exhibit to the registration statement of which this prospectus forms a part. You are encouraged to read the Merger Documents carefully, as it is the legal documents that governs the Proposed Transaction. All descriptions in this summary and in this prospectus of the terms and conditions of the proposed transactions are qualified in their entirety by reference to the Merger Protocols and the Deed of Merger.

The CZZ Special Meeting

Date, Time and Place of the CZZ Special Meeting

The CZZ Special Meeting will be held on January 22, 2021, at 10 a.m. São Paulo time on a digital platform provided by Computershare Trust Company, N.A.

Record Date; Shares Entitled to Vote

Only holders of record of outstanding CZZ Shares at the close of business on  January 4, 2021 , the Record Date for the CZZ Special Meeting, are entitled to vote at the CZZ Special Meeting.

At the close of business on December 17, 2020 , there were approximately 142,115,534 CZZ Class A Shares outstanding and entitled to vote for an aggregate vote of approximately 142,115,534 votes (or one vote per share) and 96,332,044 shares of CZZ Class B Shares outstanding and entitled to vote for an aggregate vote of 963,320,440 (or ten votes per share). Holders of CZZ Class A Shares and CZZ Class B Shares will vote together as a single class on all matters being presented in this prospectus for an aggregate of, as of the close of business on December 17, 2020 , approximately 1,105,435,974 votes.

Quorum

The presence at the meeting, virtually or by proxy, of two shareholders at least holding or representing by proxy more than forty-five percent (45%) of the issued shares of CZZ outstanding as of the close of business on the Record Date and entitled to vote at the CZZ Special Meeting will constitute a quorum for the CZZ Special Meeting. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the CZZ Special Meeting. A quorum is necessary to transact business at the CZZ Special Meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting. If a quorum is not present, the CZZ Special Meeting may be adjourned to allow additional time to solicit proxies or votes. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

Required Vote

Approval of the Merger Documents and the transactions contemplated therein, including the Merger (the “Merger Proposal”), requires the affirmative vote of a majority of 75% of the outstanding CZZ Shares in attendance and voting on the matter at the CZZ Special Meeting, voting together as a single class. Votes to abstain will have the same effect as votes “AGAINST” the approval of the Merger Proposal. “Votes cast” means the votes actually cast “FOR” or “AGAINST” a particular proposal, whether virtually or by proxy. An abstention will not constitute a vote cast.

As of the close of business on December 17, 2020, Mr. Rubens Ometto Silveira Mello controlled CZZ Shares representing approximately 90.19% of the total voting power of the shares entitled to vote at the CZZ Special Meeting. It is currently expected that Mr. Rubens Ometto Silveira Mello will vote in favor of the Merger Proposal. The affirmative vote of all CZZ Shares controlled by Mr. Rubens Ometto Silveira Mello in favor of the Merger Proposal constitutes sufficient votes to approve the Merger Proposal at the CZZ Special Meeting.

Virtual Meeting

The CZZ Special Meeting will be a completely virtual meeting of shareholders, conducted solely online via live webcast. You will be able to attend and participate in the CZZ Special Meeting online. There is no physical location for the CZZ Special Meeting. If you plan to attend the CZZ Special Meeting virtually on the Internet and you hold your CZZ Shares through an intermediary, such as a bank or broker, you must register in advance by following the instructions contained in sections of this prospectus entitled “The CZZ Special Meeting—Attending the CZZ Special Meeting Virtually” and “The CZZ Special Meeting—Registering to attend the CZZ Special Meeting Virtually.”

Additional Information

For additional information, see the section of this prospectus entitled “The CZZ Special Meeting.”

Merger Consideration

Pursuant to the terms and subject to the conditions set forth in the Merger Documents, upon the completion of the Merger each Class A Share issued and outstanding immediately prior to the consummation of the Merger (other than as provided in the Merger Documents) will be automatically converted into the right to receive 1.29401595263 CSAN ADSs, and each Class B Share issued and outstanding immediately prior to the consummation of the Merger (other than as provided in the Merger Documents) will be automatically converted into the right to receive 1.29401595263 validly issued and allotted, fully paid-up CSAN Shares, in each case subject to approval of the terms of the Proposed Transaction by the boards of directors and shareholders of each of CSAN and CZZ. Following the Merger, any holder of CSAN ADSs may cause such CSAN ADSs to be cancelled and to have an equal number of validly issued and allotted, fully paid-up CSAN Shares issued to such holder in replacement thereof. The ADS Depositary has agreed to waive the cancellation fee for cancellations completed during the period of fifteen (15) calendar days after the completion of the Merger.

Following the Merger, any fractional CSAN Shares or CSAN ADSs will be grouped into whole numbers and sold on the open market managed by the B3 or the NYSE, as applicable. The net proceeds from the sale of the fractional CSAN Shares or CSAN ADSs will be distributed on a pro rata basis to the former CZZ shareholders who held such fractional CSAN Shares or CSAN ADSs. No additional consideration in cash or in kind will be paid by CSAN to CZZ shareholders in connection with the Merger.

CSAN and CLOG’s board of directors have established special independent committees on a provisional basis, in accordance with CVM Opinion No. 35, to negotiate the exchange ratios for the exchange of (i) CZZ Shares for CSAN Shares or CSAN ADSs, as applicable, and (ii) CLOG Shares for CSAN Shares. The members of the CSAN and CLOG committees are all independent non-managers with relevant experience. The members were appointed by CSAN and CLOG’s board of directors in meetings held on August 4, 2020. CZZ also has its own independent committee, formed of independent directors of CZZ.

The Companies’ management recommended that the special committees take into account the following factors in determining the exchange ratio, as further detailed under “—Overview”: (i) no holding discounts should apply; (ii) group entities and their underlying assets should be considered at fair market value; and (iii) the shareholders of all entities involved should be treated equally.

In addition, the Companies’ special independent committees took into account a number of factors following to determine the exchange ratios in connection with the Proposed Transaction including, among others, the recent and historical trading prices of the shares of each of CZZ, CSAN and CLOG.

See also “The Merger—Overview.”

Exchange Ratio for Shareholders of CZZ

The Exchange Ratio will be 1.29401595263 CSAN ADSs for one CZZ Class A Share and 1.29401595263 CSAN Shares for one CZZ Class B Share, as applicable, in each case subject to approval of the terms of the Proposed Transaction by the boards of directors and shareholders of each of CSAN and CZZ. See the section of this prospectus entitled “The Merger—Merger Protocol—Exchange Ratios.”

Reasons for the Proposed Transaction

The board of directors of each of CZZ, CSAN and CLOG considered a number of factors in making their respective determinations that the Merger Documents are fair to and in the best interests of each of CZZ, CSAN and CLOG, respectively, and their respective shareholders. After careful consideration, the CZZ board of directors has (i) approved, adopted and declared advisable the Merger Documents and all of the transactions contemplated by the Merger Documents, including the Exchange Ratio, (ii) declared that it is fair to and in the best interests of CZZ and its shareholders that CZZ enter into the Merger Documents and consummate the transactions contemplated by the Merger Documents and (iii) directed that the Merger Documents be submitted to the shareholders of CZZ and recommended that the shareholders of CZZ vote their CZZ Shares in favor of the approval of the Merger Documents at the CZZ Special Meeting (such recommendation, the “CZZ Board Recommendation”). After due consideration and discussion of such factors, the board of directors of CSAN unanimously approved the execution of the Merger Documents and the authorization for its executive officers to implement the transaction contemplated by the Merger Documents.

For more information on the reasons underlying the decision by the board of directors of CZZ, CSAN and CLOG, respectively, to approve the transactions contemplated by the Merger Documents, see the sections of this prospectus entitled “The Merger—Recommendation of the CZZ Board of Directors; CZZ’s Reasons for the Merger” and “The Merger—CSAN’s Reasons for the Merger.”

Shareholder Approval of CSAN and CLOG

CSAN shareholders and CLOG shareholders will also be asked to approve certain terms relating to the Proposed Transaction and any other matters related thereto at a series of extraordinary general meetings of CSAN shareholders and CLOG shareholders, such as the approval of amendments to their respective by-laws. See also the sections of this prospectus entitled “The Merger—Shareholder Approval of CSAN” and “The Merger—Withdrawal Rights for CLOG Shareholders.”

Please note that this document is not a proxy or solicitation of votes for the extraordinary general meeting of the shareholders of CSAN at which such shareholders will be asked to approve the Merger, or the “CSAN Extraordinary General Meeting,” the extraordinary general meeting of the shareholders of CLOG at which such shareholders will be asked to approve the Proposed Transaction, or the “CLOG Extraordinary General Meeting,” or any extraordinary general meeting of the shareholders of CSAN or CLOG that will be held in connection with the Merger.

Withdrawal Rights for CLOG Shareholders

Dissenting shareholders at the extraordinary general meetings for the CSAN Shareholder Approval (as defined below) will not have withdrawal rights, while dissenting shareholders at the extraordinary general meetings for the CLOG Shareholder Approval will have withdrawal rights.

Pursuant to Article 264 of the Brazilian Corporation Law, dissenting CLOG shareholders who exercise their withdrawal rights will be entitled to reimbursement for the CLOG Shares which they held between July 3, 2020 (the date on which the Proposed Transaction was first announced) and the date on which they exercised their withdrawal right, subject to completion of the merger of CLOG with and into CSAN. Based on the CLOG Merger Protocol and the book value of the CLOG Shares at market price, each CLOG Share entitles dissenting shareholders of CLOG who exercise their withdrawal rights to a payment of R$12.40 per CLOG Share, subject to the completion of the merger of CLOG with and into CSAN.

The completion of the Proposed Transaction, including the completion of the Merger of CZZ with and into CSAN as contemplated in this prospectus, is subject to a reassessment if the total amount to be paid to dissenting shareholders of CLOG who exercise their withdrawal rights exceeds R$1.6 billion, as the management of CLOG believes that any payment in excess of this amount would be detrimental to the Cosan Group’s financial condition. Accordingly, the Merger may not be completed and you may not receive any CSAN ADSs or CSAN Shares, as applicable, in exchange for your CZZ Shares even if the shareholders of CZZ approve the Merger, the Merger Documents and the transactions contemplated thereby.

See “—Conditions Precedent That Must Be Satisfied or Waived for the Merger to Occur” and “The Merger—Withdrawal Rights for CLOG Shareholders.”

Dissenters’ Rights of Appraisal for CZZ Shareholders

The holders of CZZ shares of record, under Bermuda law, are entitled to appraisal rights in connection with the Merger. See the section of this prospectus entitled “The Merger—Dissenters’ Rights of Appraisal for CZZ Shareholders.”

Conditions Precedent That Must Be Satisfied or Waived for the Merger to Occur

As set forth in the Merger Documents, in addition to obtaining certain required regulatory approvals, closing of the Merger is subject to certain additional conditions, including, among others, customary conditions relating to (i) obtaining the approval of the shareholders of CZZ for the Merger, the Merger Documents and the transactions contemplated thereby in accordance with applicable law; (ii) obtaining the approval of the shareholders of CSAN for the Merger, the merger of CLOG with and into CSAN, the CLOG Merger Protocol, the Merger Documents and the transactions contemplated thereby in accordance with applicable law; (iii) obtaining the approval of the shareholders of CLOG for the merger of CLOG with and into CSAN, the CLOG Merger Protocol and the transactions contemplated thereby in accordance with applicable law; (iv) the effectiveness of the registration statement on Form F-4, which includes this prospectus; (v) the approval of the listing of the CSAN ADSs on the NYSE, subject to official notice of issuance; (vi) the parties having performed in all material respects their respective obligations under the Merger Documents and the CLOG Merger Protocol; and (vii) the condition that the total amount to be paid to dissenting shareholders of CLOG who exercise their withdrawal rights shall not exceed R$1.6 billion, as the management of CLOG believes that any payment in excess of this amount would be detrimental to the Cosan Group’s financial condition.

See “—Withdrawal Rights for CLOG Shareholders” and “The Merger— Withdrawal Rights for CLOG Shareholders.”

Material U.S. Tax Considerations

For information on U.S. taxation considerations, see the section of this prospectus entitled “Material Tax Considerations—Material U.S. Federal Income Tax Considerations.”

Tax matters are very complicated, and the tax consequences of the Merger to each holder of CZZ Shares may depend on such shareholder’s particular facts and circumstances. Holders of CZZ Shares are urged to consult their tax advisors to understand fully the tax consequences to them of the Merger.

Brazilian Taxation

For more information on Brazilian taxation considerations, see the section of this prospectus entitled “Material Tax Considerations—Material Brazilian Tax Considerations.”

Accounting Treatment of the Merger

The Merger will be accounted for by CSAN on a book value basis.

Treatment of Equity and Equity-Based Awards

Certain of the equity compensation plans which we make available to our directors, executive officers and members of our management may vest on the completion of the Merger. In addition, all of the equity compensation plans currently in place at CZZ will vest on or prior to the completion of the Merger. See also the section of this prospectus entitled “The Merger—Treatment of Equity and Equity-based Awards.”

Interests of Certain Persons in the Merger

CZZ shareholders should be aware that CZZ’s directors and executive officers as well as the individuals to be designated by CSAN and CZZ to serve on the CSAN board of directors and as executive officers of CSAN have interests in the Merger that are different from, or in addition to, the interests of CZZ shareholders generally. The material interests of CZZ directors and executive officers that shareholders should be aware of are as follows:

•	the continued engagement and/or employment, as applicable, of certain board members and executive officers of CZZ, including positions as directors on the board of directors of CSAN; and

•	the treatment in the Merger of equity and equity-based awards, as described in the section of this prospectus entitled “The Merger—Treatment of Equity and Equity-Based Awards.”

CZZ’s board of directors was aware of the potentially differing interests of CZZ directors and executive officers and considered them, among other matters, in reaching its decision to adopt the Merger Documents, and to recommend that you vote in favor of the Merger Proposal.

See the section of this prospectus entitled “Interests of Certain Persons in the Merger—Interests of CSAN’s and CZZ’s Directors and Executive Officers in the Merger.” CZZ’s shareholders should take these interests into account in deciding whether to vote “FOR” the Merger Proposal.

For further information with respect to arrangements between CZZ and its executive officers and directors, as well as arrangements for CSAN director nominees, see the information included under the section of this prospectus entitled “Interests of Certain Persons in the Merger.”

Board of Directors and Management of CSAN Following Completion of the Merger

Upon the closing of the Merger contemplated by the Merger Documents, CSAN’s board of directors will consist of at least five (5) members and at most twenty (20) members, whose term of office shall be carried out until the annual shareholders’ meeting of 2021.

Out of the members of the Board of Directors, at least two members or 20% of the members, whichever is higher, must be independent directors, as defined in the Novo Mercado Rules. The qualification of the members appointed as independent directors will be resolved upon at the shareholders’ meeting that elects such independent directors. A director elected as permitted under Article 141, Paragraphs 4 and 5 of Brazilian Corporation Law will also be deemed an independent director if there is a controlling shareholder. Should compliance with the foregoing percentage requirement lead to a fractional number of directors, the number of directors will be rounded to the whole number immediately higher.

The number of directors to be elected for the upcoming term will be decided by a majority vote at the relevant shareholders’ meeting. A shareholder or a group of shareholders representing at least 10% of the share capital of CSAN may separately elect up to one additional director. Additionally, shareholders representing a percentage of the share capital of CSAN of between 5% and 10% (depending on the aggregate value of capital stock of CSAN at such time, pursuant to the applicable CVM ruling) may request that the election of directors be subject to cumulative voting proceedings, as provided for in article 141 of the Brazilian Corporation Law and CVM Ruling 165.

Listing of CSAN Shares

The CSAN Shares are listed on the B3 and will continue to be so listed after the Merger.

Listing of CSAN ADSs

CSAN will apply to list the CSAN ADSs on the NYSE. There can be no assurance that the CSAN ADSs will be accepted for trading on the NYSE.

Delisting and Deregistration of Class A Shares

After the Merger is completed, the Class A Shares will be delisted from the NYSE and will be deregistered under the Exchange Act, after which CZZ will no longer be required under SEC rules and regulations to file periodic reports with the SEC with respect to the Class A Shares.

Comparison of the Rights of Holders of CSAN Shares and CZZ Shares

As a result of the Merger, the holders of CZZ Shares will become holders of CSAN Shares, and their rights will be governed by Brazilian Law and the CSAN Bylaws. Following the closing of the Merger, former CZZ shareholders will have different rights as CSAN shareholders than they did as CZZ shareholders. For a summary of the material differences between the rights of CZZ shareholders and CSAN shareholders, see the section of this prospectus entitled “Comparison of The Rights of Holders of CSAN Shares and CZZ Shares.”

Selected Financial Data of CZZ

For information on selected financial data of CZZ, see the section of this prospectus entitled “Selected Financial Data of CZZ.”

Comparative per Share Market Data

The following table presents the closing price per each CSAN Share on the B3 and per each CZZ Share on the NYSE, respectively, on (a) July 3, 2020, the last trading day prior to the date of public announcement of the Merger, and (b)  December 17 , 2020, the last practicable trading day prior to the mailing of this prospectus.

Date	CSAN Share Closing Price (B3)		CZZ Share Closing Price (NYSE)	Implied Per Share Value of Merger Consideration
	In reais	In U.S.$(1)	In U.S.$
July 3, 2020	75.62	13.41	15.58	17.35
December 17 , 2020	77.42	13.73	19.54	17.76

(1)	Solely for the convenience of the reader, we have translated certain amounts included in this prospectus from reais into U.S. dollars using the exchange rate as reported by the Brazilian Central Bank as of September 30, 2020 for reais into U.S. dollars of R$5.641 per U.S.$1.00. The U.S. dollar equivalent information presented in this prospectus is provided solely for the convenience of investors and should not be construed as implying that the amounts in reais represent, or could have been or could be converted into, U.S. dollars at such rates or any other rate. See “Exchange Rates.”

Comparative Historical per Share Data

The following tables include historical per share data.

CSAN Per Share Data

	As of and for the Nine Months Ended September 30,	As of and for the Fiscal Year Ended December 31,
	2020	2019	2018	2017	2016	2015
	(in reais)
Book value per share(1)	27.70	27.00	25.30	23.25	22.01	21.39
Basic earnings per share	0.60	6.13	4.19	3.20	2.74	1.33
Diluted earnings per share	0.59	6.10	4.17	3.19	2.67	1.30
Cash dividends per share(2)	1.50	1.00	1.15	0.94	2.15	0.68

(1)	Book value per share is calculated by dividing total equity attributable to the owners of CSAN by the number of historical shares outstanding as of the end of the applicable period.

(2)	Cash Dividends per share is calculated by dividing total dividends (including dividends and interest on equity) paid by CSAN by the total historical number of shares outstanding as of the end of the applicable period.

CZZ Per Share Data

	As of and for the Nine Months Ended September 30,	As of and for the Fiscal Year Ended December 31,
	2020	2019	2018	2017	2016	2015
	(in U.S. dollars)
Book value per share(1)	3.94	6.04	6.98	7.51	7.27	5.82
Basic earnings per share(2)	0.92	1.45	1.12	0.61	0.20	0.42
Diluted earnings per share(2)	0.89	1.40	1.08	0.60	0.20	0.42
Cash dividends per share(3)	—	—	0.08	0.08	0.09	0.11

(1)	Book value per share is calculated by dividing total equity attributable to the owners of CZZ by the number of historical shares outstanding as of the end of the applicable period.

(2)	Represents basic and diluted earnings per share from continuing operations.

(3)	Cash Dividends per share is calculated by dividing total dividends paid by CZZ by the total historical number of shares outstanding as of the end of the applicable period.

Risk Factors

By voting in favor of the Merger, CZZ shareholders will be choosing to invest in CSAN ADSs and CSAN Shares. Investing in CSAN ADSs and CSAN Shares involves risks, some of which are related to the Merger. In considering whether to vote for the Merger, you should carefully consider the risks described below, as well as the other information included in or incorporated by reference into this prospectus, including the matters addressed in the section of this prospectus entitled “Cautionary Statement Concerning Forward-Looking Statements” and the risk factors described under “Item 3. Key Information–D. Risk Factors” of the CZZ 2019 Form 20-F, as such risks may be updated or supplemented in CZZ’s subsequently furnished reports on Form 6-K. The business of the combined company, as well as the respective businesses of CSAN and CZZ, as well as their respective financial condition or results of operations, could be materially adversely affected by any of these risks.

For information on where you can find the documents CZZ has filed with the SEC and which are incorporated into this prospectus by reference, please see the sections of this prospectus entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Risks Relating to the Merger

The timing and completion of the Merger is subject to the approval of the shareholders of CZZ and CSAN, as well as other uncertainties. As a result, there is no assurance as to whether and when the Merger will be completed.

Closing of the Merger is subject to certain conditions, including, the approval of the Merger by the shareholders of the Companies, among others.

Any delay in completing the Merger could cause the combined company not to realize some or all of the benefits that the parties expect the combined company to achieve if the Merger is successfully completed within the expected timeframe. Further, there can be no assurance that the Merger will be approved or that the Merger will be completed. The Merger may be completed on terms that differ, perhaps substantially, from those described herein and in the Merger Documents. For more information, see the section of this prospectus entitled “The Merger Documents—The Merger Protocol.”

Failure to complete the Merger could negatively impact the share price and the future business and financial results of CZZ and CSAN.

If the Merger is not completed for any reason, including as a result of CZZ shareholders failing to adopt the Merger Documents, the ongoing businesses of each of CSAN and CZZ may be adversely affected and, without realizing any of the benefits of having completed the Merger, CSAN and CZZ would be subject to a number of risks, including the following:

•	CSAN and CZZ may experience negative reactions from the financial markets, including negative impacts on prices of their respective shares and other securities; and

•	CSAN and CZZ may experience negative reactions from their customers, regulators and employees.

In addition, CSAN and CZZ could be subject to litigation related to any failure to complete the Merger. If the Merger is not completed, these risks may materialize and may adversely affect CSAN’s or CZZ’s businesses, financial condition, financial results and/or share price. For more information about the Merger Documents, see the section of this prospectus entitled “The Merger Documents—The Merger Protocol.”

Third parties may terminate or alter existing contracts or relationships with CZZ or CSAN as a result of the announcement, pendency or completion of the Merger.

Each of CSAN and CZZ has contracts with customers, employees, suppliers, vendors, distributors, landlords, lenders, licensors, Joint Venture partners and other business partners, and these contracts may require CSAN or CZZ, as applicable, to obtain consent from these other parties in connection with the Merger. If these consents cannot be obtained, the counterparties to these contracts may seek to terminate or otherwise materially adversely alter the terms of such contracts with either or both parties following the Merger, which in turn may result in CSAN or CZZ suffering a loss of potential future revenue, incurring contractual liabilities or losing rights that are material to their respective businesses. Further, parties with which CSAN or CZZ have business and operational relationships may experience uncertainty as to the future of such relationships and may delay or defer certain business decisions, seek alternative relationships with third parties or seek to alter their present business relationships with CSAN or CZZ, as applicable. Parties with whom CSAN or CZZ otherwise may have sought to establish business relationships may seek alternative relationships with third parties.

The Merger may not result in increased share liquidity for CZZ shareholders.

CSAN cannot predict whether a liquid market for the CSAN Shares will be maintained and whether a liquid market for CSAN ADSs will develop and be maintained. If the CSAN Shares and CSAN ADSs are not liquid or are less liquid than the CZZ Class A Shares, you may experience a decrease in your ability to sell your CSAN Shares and CSAN ADSs compared to your ability to sell the CZZ Class A Shares you currently hold. See also “—Risks Relating to the CSAN Shares and CSAN ADSs—There has been no prior public market for CSAN ADSs, and the market price of CSAN ADSs may be volatile.”

Certain of CZZ’s and CSAN’s outstanding indebtedness requires lender waivers or consents in connection with the Merger. If such consents are not obtained, this indebtedness could be accelerated, and we may not be able to refinance such indebtedness on favorable terms or at all following the Merger.

The terms of certain of CZZ’s indebtedness include covenants and/or events of default that will be breached or triggered (as applicable) upon a change of control of CZZ, unless we obtain prior creditor consent. The terms of certain of CSAN’s indebtedness also contain cross-acceleration provisions that could be triggered by such acceleration upon or following the completion of the Merger.

If waivers of change of control provisions or requisite consents from holders of such indebtedness, as applicable, to the transfer of control of CZZ to CSAN as a result of the completion of the Merger are not obtained, or if sufficient consents to the waiver of the applicable cross-acceleration provisions in such indebtedness are not obtained, or if CZZ and/or CSAN are unable to refinance or prepay such indebtedness prior to the completion of the Merger, a significant portion of CZZ’s indebtedness could be accelerated by the holders of such debt upon completion of the Merger. The resulting acceleration of CZZ’s indebtedness could adversely affect CSAN’s, CSAN’s and CZZ’s financial condition.

As a holding company, CSAN will depend on limited forms of funding to fund its operations.

As a holding company, CSAN has no significant assets other than the shares of its subsidiaries. CSAN’s primary sources of funding and liquidity are dividends from its subsidiaries, sales of the interests in its subsidiaries and direct borrowings and issuances of equity or debt securities. CSAN’s ability to meet the obligations to its direct creditors and employees and other liquidity needs and regulatory requirements depends on timely and adequate distributions from its subsidiaries and its ability to sell securities or obtain credit from its lenders.

CSAN’s ability to pay operating and financing expenses and dividends depends primarily on the receipt of sufficient funds from its principal operating subsidiaries. Statutory provisions regulate CSAN’s operating subsidiaries’ ability to pay dividends. If CSAN’s operating subsidiaries are unable to pay dividends to CSAN in a timely manner and in amounts sufficient to pay for CSAN’s operation and financing expenses or to declare and pay dividends and to meet its other obligations, CSAN may not be able to pay dividends or it may need to seek other sources of funding.

Furthermore, CSAN’s inability to sell its securities or obtain funds from its lenders on favorable terms, or at all, could also result in CSAN experiencing financial difficulties, among other adverse effects. There has been no prior market for the CSAN ADSs. An active public market in the CSAN ADSs may not develop or be sustained after their issuance. CSAN’s inability to meet its liquidity needs and regulatory requirements may disrupt its operations at the holding company level.

CSAN and CZZ may have difficulty attracting, motivating and retaining executives and other key employees due to uncertainty associated with the Merger.

CSAN’s success after completion of the Merger will depend in part upon the ability of CSAN to retain key employees of CSAN and CZZ. Competition for qualified personnel can be intense. Current and prospective employees of CSAN or CZZ may experience uncertainty about the effect of the Merger, which may impair CSAN’s and CZZ’s ability to attract, retain and motivate key management, sales, marketing, technical and other personnel prior to and following the Merger. Employee retention may be particularly challenging during the pendency of the Merger, as employees of CSAN and CZZ may experience uncertainty about their future roles with the combined company.

In addition, if key employees of CSAN or CZZ depart, the integration of the companies may be more difficult and the combined company’s business following the Merger may be harmed. Furthermore, the combined company may have to incur significant costs in identifying, hiring, training and retaining replacements for departing employees and may lose significant expertise and talent relating to the businesses of CSAN or CZZ, and the combined company’s ability to realize the anticipated benefits of the Merger may thus be adversely affected. Furthermore, there could be disruptions to or distractions for the workforce and management associated with activities of labor unions or works councils or integrating employees into the combined company. Accordingly, no assurance can be given that CSAN will be able to attract or retain key employees of CSAN and CZZ to the same extent that those companies have been able to attract or retain their own employees in the past.

CZZ’s executive officers and directors have interests in the Merger that may be different from the interests of CZZ shareholders generally.

When considering the recommendation of CZZ’s board of directors that CZZ’s shareholders approve and adopt the Merger Documents and the transactions contemplated therein, CZZ shareholders should be aware that CZZ’s directors and executive officers as well as the individuals to be designated by CSAN and CZZ to serve on the CSAN board of directors and as executive officers of CSAN have interests in the Merger that are different from, or in addition to, the interests of CZZ shareholders generally. These interests may include but are not limited to:

•	the continued engagement and/or employment, as applicable, of certain board members and executive officers of CZZ, including positions as directors on the board of directors of CSAN; and

•	the treatment in the Merger of equity and equity-based awards, as described in the section of this prospectus entitled “The Merger—Treatment of Equity and Equity-Based Awards.”

CZZ’s board of directors was aware of these interests and considered them, among other things, in evaluating and negotiating the Merger Documents and the Merger and in recommending that the CZZ shareholders adopt the Merger Documents.

See the section of this prospectus entitled “Interests of Certain Persons in the Merger—Interests of CSAN’s and CZZ’s Directors and Executive Officers in the Merger.”

CSAN and CZZ will incur significant transaction and merger-related costs in connection with the Merger.

CSAN and CZZ have incurred and expect to incur a number of non-recurring direct and indirect costs associated with the Merger. These costs and expenses include fees paid to financial, legal, accounting and other advisors, severance and other potential employment-related costs, including payments that may be made to certain CSAN and CZZ executives, filing fees, printing expenses and other related charges. Some of these costs are payable by CSAN and CZZ regardless of whether the Merger is completed. There are also processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the Merger and the integration of the two companies’ businesses. While both CSAN and CZZ have assumed that a certain level of expenses would be incurred in connection with the Merger and the other transactions contemplated by the Merger Documents and continue to assess the magnitude of these costs, there are many factors beyond their control that could affect the total amount or the timing of the integration and implementation expenses.

There may also be additional unanticipated significant costs in connection with the Merger that CSAN and CZZ may not recover. These costs and expenses could reduce the realization of efficiencies and strategic benefits CSAN and CZZ expect CSAN to achieve from the Merger. Although CSAN and CZZ expect that these benefits will offset the transaction expenses and implementation costs over time, this net benefit may not be achieved in the near term or at all.

The value of the Merger Consideration may be affected by fluctuations in the real/U.S. dollar exchange rate.

Volatility in the real/U.S. dollar exchange and depreciation of the Brazilian real against the U.S. dollar may result in the price of CSAN Shares (which are denominated in Brazilian reais) and CSAN ADSs in U.S. dollars being adversely affected, which could decrease the value of the Merger Consideration.

Risks Relating to the CSAN Shares and CSAN ADSs

CSAN ADSs to be received by CZZ shareholders as a result of the Merger will have different rights from the CZZ Shares shareholders hold prior to the Merger.

Upon completion of the Merger, the rights of former CZZ shareholders who become shareholders of CSAN or holders of CSAN ADSs will be governed by the CSAN By-Laws to be adopted prior to or upon completion of the Merger (the “CSAN By-Laws”), which will supersede CSAN’s current by-laws which are attached as an Exhibit to the registration statement of which this prospectus is a part, and by the laws of Brazil, as well as by the deposit agreement in the case of the CSAN ADSs. The rights associated with CZZ Shares are different from the rights associated with CSAN Shares and CSAN ADSs. Material differences between the rights of shareholders of CZZ and the rights of shareholders of CSAN and holders of CSAN ADSs include differences with respect to, among other things, distributions, dividends, repurchases and redemptions, dividends in shares/bonus issues, preemptive rights, the election of directors, the removal of directors, the duties of directors, conflicts of interests of directors, the indemnification of directors and officers, limitations on director liability, the convening of annual meetings of shareholders and special shareholder meetings, notice provisions for meetings, the quorum for shareholder meetings, the adjournment or postponement of shareholder meetings, the exercise of voting rights, shareholder action by written consent, shareholder suits, shareholder approval of certain transactions, rights of dissenting shareholders and provisions relating to the ability to amend governing documents.

For example, with respect to shareholder action by written consent, under the Brazilian Corporation Law, resolutions submitted to the shareholders’ meetings may be approved by a majority of the shareholder votes validly cast in favor of such action, with abstentions not taken into account. Consistent with Bermuda law, shareholders may also act by written consent pursuant to the Brazilian Corporation Law. However, this is unlikely to occur in practice for public companies such as CSAN given that under Brazilian law the unanimous approval of all shareholders is required for a company to act by written consent, and that such approval is unlikely to be obtained by public companies such as CSAN due to their dispersed shareholder base.

See the section of this prospectus entitled “Comparison of the Rights of Holders of CSAN Shares and CZZ Shares” and “Description of CSAN ADSs and CSAN Deposit Agreement.”

The trading of CSAN Shares and CSAN ADSs after completion of the Merger may cause the market price of CSAN Shares and CSAN ADSs to fall.

Following completion of the Merger, the CSAN Shares are expected to be publically traded on the B3 and the CSAN ADSs are expected to be publically traded on the NYSE, enabling former CZZ shareholders to sell the CSAN ADSs, or the CSAN Shares underlying the CSAN ADSs, they receive in the Merger. Such sales of CSAN Shares and CSAN ADSs may take place promptly following the Merger and could have the effect of decreasing the market price for CSAN Shares and CSAN ADSs owned by former CZZ shareholders and CSAN shareholders below the market price of the CZZ Shares or CSAN Shares owned by such CZZ shareholders and CSAN shareholders prior to completion of the Merger.

You are being offered a fixed number of CSAN ADSs, which involves the risk of market fluctuations.

You will receive a fixed number of CSAN ADSs in the Merger, rather than a number of CSAN ADSs with a fixed market value. Consequently, the market value of CSAN ADSs, and of the CZZ Shares at the time of the completion of the Merger, may fluctuate significantly from the date of this prospectus, and the exchange ratio that has been approved for this Merger might not be reflective of future market price ratios of CSAN ADSs relative to

CZZ Shares. In addition, the market price of CSAN ADSs and CZZ Shares may be adversely affected by arbitrage activities occurring prior to the completion of the Merger. These sales, or the prospects of such sales in the future, could adversely affect the market price for, and the ability to sell in the market, CZZ Shares before the Merger is completed and CSAN ADSs before and after the Merger is completed.

CSAN ADSs may not be as liquid as CSAN Shares, or shareholders’ existing CZZ Shares or CSAN Shares.

Some companies that have issued ADSs on U.S. stock exchanges have experienced lower levels of liquidity in their ADSs than is the case for their equity securities listed on their domestic exchange. There is a possibility that CSAN ADSs listed on the NYSE will be less liquid than CSAN Shares listed on the B3. In addition, investors may incur higher transaction costs when buying and selling CSAN ADSs than they would incur in buying and selling CSAN Shares or CZZ Shares.

There is no guarantee that an active public market in CSAN ADSs will develop or be sustained after consummation of the Merger. If an active market for CSAN ADSs does not develop after consummation of the Merger, the market price and liquidity of CSAN ADSs may be adversely affected.

The market price of CSAN ADSs after the Merger may be affected by factors different from those that may currently affect the market price of CZZ Shares.

Upon completion of the Merger, holders of CZZ Shares will become holders of CSAN ADSs or CSAN Shares, as applicable. After the Merger, the market price of CSAN ADSs and CSAN Shares may be affected by factors different from those currently affecting the market price of CZZ Shares.

The Depositary Trust Company may not accept CSAN ADSs for deposit and clearing within their facilities or may cease to act as depository and clearing agencies for CSAN ADSs.

Although CSAN expects and will take all reasonable steps to ensure that, upon completion of the Merger, CSAN ADSs will be eligible for deposit and clearing within the clearance services, the clearance services are not obligated to accept CSAN ADSs for deposit and clearing within their facilities at completion of the Merger and, even if they do initially accept CSAN ADSs, they will generally have discretion to cease to act as depository and clearing agencies for CSAN ADSs. If the clearance services determine at any time that CSAN ADSs are not eligible for continued deposit and clearance within their facilities, then CSAN believes that CSAN ADSs would not be eligible for continued listing on the NYSE and trading in CSAN ADSs would be disrupted. While CSAN would pursue alternative arrangements to preserve the listing and maintain trading, any such disruption could have a material adverse effect on the trading price of CSAN ADSs.

CSAN’s maintenance of two exchange listings may adversely affect liquidity in the market for CSAN Shares CSAN ADSs and result in pricing differentials between the two exchanges.

It is expected that the CSAN Shares will be listed on the B3 and that the CSAN ADSs will be listed on the NYSE. It is not possible to predict how trading will develop on such markets. The listing of CSAN Shares and CSAN ADSs on two distinct exchanges may adversely affect the liquidity of such shares in one or both markets and may adversely affect the development of an active trading market for CSAN Shares on the B3 CSAN ADSs on the NYSE. In addition, differences in the trading schedules, as well as the volatility in the exchange rate of the two trading currencies, may result in different trading prices for CSAN Shares and CSAN ADSs.

There has been no prior public market for CSAN ADSs, and the market price of CSAN ADSs may be volatile.

The CSAN Shares are listed on the B3 and CSAN plans to list the CSAN ADSs on the NYSE. The market price of CSAN Shares and CSAN ADSs may be volatile. Broad general economic, political, market and industry factors may adversely affect the market price of CSAN Shares and CSAN ADSs, regardless of CSAN’s actual operating performance. Factors that could cause fluctuations in the price of CSAN Shares and CSAN ADSs include:

•	actual or anticipated variations in quarterly operating results and the results of competitors;

•	changes in financial projections by CSAN, if any, or by any securities analysts that might cover CSAN ADSs;

•	conditions or trends in the industry, including regulatory changes or changes in the securities marketplace;

•	announcements by CSAN or its competitors of significant acquisitions, strategic partnerships or divestitures;

•	announcements of investigations or regulatory scrutiny of CSAN’s operations or lawsuits filed against it;

•	additions or departures of key personnel;

•	volatility in global and Brazilian capital markets;

•	variations in exchange rates and in particular the exchange rate between the Brazilian real and the U.S. dollar;

•	other factors affecting the price of securities listed on the B3 and NYSE; and

•	issuances or sales of CSAN Shares or CSAN ADSs, including sales of shares by its directors and officers or its key investors.

Shareholders could be diluted in the future, which could also adversely affect the market price of CSAN Shares and CSAN ADSs.

It is possible that CSAN may decide to offer additional CSAN Shares or CSAN ADSs or securities convertible therein in the future either to raise capital or for other purposes. If CSAN shareholders do not take up such offer of CSAN Shares or CSAN ADSs or were not eligible to participate in such offering, their proportionate ownership and voting interests in CSAN would be reduced. An additional offering could have a material adverse effect on the market price of CSAN ADSs.

In addition, according to Article 172 of the Brazilian Corporation Law, we may not be required to grant preemptive rights to our shareholders in the event of a capital increase through a public offering of shares or securities convertible into shares, which may result in a dilution of our current shareholders’ stake in our company.

Exchange controls and restrictions on remittances abroad may adversely affect holders of the CSAN ADSs.

Brazilian laws provide that whenever a serious imbalance in Brazil’s balance of payments exists or is anticipated, the Brazilian federal government may impose temporary restrictions on the repatriation by foreign investors of the proceeds of their investment in Brazil and on the conversion of Brazilian currency into foreign currency. For example, for six months in 1989 and early 1990, the Brazilian federal government restricted all fund transfers that were owed to foreign equity investors and held by the Brazilian Central Bank, in order to preserve Brazil’s foreign currency reserves. These amounts were subsequently released in accordance with Brazilian federal government directives. Although the Brazilian federal government has never exercised such a prerogative since, we cannot guarantee that the Brazilian federal government will not take similar actions in the future.

You may be adversely affected if the Brazilian federal government imposes restrictions on the remittance to foreign investors of the proceeds of their investments in Brazil and, as it has done in the past, on the conversion of the real into foreign currencies. These restrictions could hinder or prevent the conversion of dividends, distributions or the proceeds from any sale of shares, as the case may be, into U.S. dollars and the remittance of U.S. dollars abroad. We cannot assure that the government will not take this measure or similar measures in the future. Holders of the CSAN ADSs could be adversely affected by delays in, or a refusal to grant, any required governmental approval for conversion of real payments and remittances abroad in respect of the shares, including the shares underlying the CSAN ADSs. In such a case, the ADS Depositary will distribute reais or hold the reais it cannot convert for the account of the CSAN ADS holders who have not been paid.

Holders of the CSAN ADSs may face difficulties in serving process on or enforcing judgments against us and other persons.

We are organized under, and are subject to, the laws of Brazil, and substantially all our directors and executive officers and our independent registered public accounting firm reside or are based in Brazil. Substantially all of our assets and those of these other persons are located in Brazil. As a result, it may not be possible for holders of the CSAN ADSs to effect service of process upon us or these other persons within the United States or other jurisdictions outside Brazil or to enforce against us or these other persons judgments obtained in the United States or other jurisdictions outside Brazil. Because judgments of U.S. courts for civil liabilities based upon the U.S. federal securities laws may only be enforced in Brazil if certain conditions are met, our CSAN ADS holders may face greater difficulties in protecting their interests due to actions by us or our directors or executive officers than would shareholders of a U.S. corporation.

The relative volatility and illiquidity of the Brazilian securities markets may adversely affect holders of the CSAN Shares and CSAN ADSs.

Investments in securities, such as our common shares or CSAN ADSs, of issuers from emerging market countries, including Brazil, involve a higher degree of risk than investments in securities of issuers from more developed countries. The Brazilian securities market is substantially smaller, less liquid, more concentrated and more volatile than major securities markets in the United States and other jurisdictions, and may be regulated differently from the ways familiar to U.S. investors. There is also significantly greater concentration in the Brazilian securities market than in major securities markets in the United States.

The uncertainties caused by the outbreak of COVID-19 had an adverse impact on the global economy and global capital markets, including in Brazil, during the course of 2020. As a result of this volatility, the B3’s circuit breaker mechanism was triggered eight times during March 2020. The prices of most of the securities traded on the NYSE and the B3, including the price of CSAN’s shares, was adversely affected by the COVID-19 pandemic. Impacts similar to those described above may reoccur, which may result in volatility in the prices of our securities traded on the NYSE and on the B3. We cannot assure you that the price of our securities will not fall below the lowest levels at which our securities traded during the ongoing pandemic.

These features may substantially limit the ability to sell the CSAN Shares, including the CSAN Shares underlying the CSAN ADSs, at a price and time at which holders wish to do so. A liquid and active market may never develop for the CSAN ADSs, and as a result, the ability of holders of the CSAN ADSs to sell at the desired price or time may be significantly hindered.

Holders of the CSAN ADSs may face difficulties in protecting their interests because we are subject to different corporate rules and regulations than a U.S. company and holders of the CSAN ADSs may have fewer and less well-defined rights.

Holders of CSAN ADSs are not direct shareholders of CSAN and may be unable to enforce the rights of shareholders under our by-laws and Brazilian law, and holders of CSAN Shares are generally required under our current by-laws and under the CSAN By-Laws to be adopted prior to or upon completion of the Merger to resolve any disputes with us through arbitration. Our corporate affairs are governed by our by-laws and Brazilian law, which differ from the legal principles that would apply if we were incorporated in a jurisdiction in the United States, or elsewhere outside Brazil. Although insider trading and price manipulation are crimes under Brazilian law, the Brazilian securities markets are not as highly regulated and supervised as the U.S. securities markets or the markets in some other jurisdictions. In addition, rules and policies against self-dealing or for preserving shareholder interests may also be less well-defined and enforced in Brazil than in the United States and certain other countries, which may put holders of the CSAN ADSs at a potential disadvantage.

Holders of the CSAN ADSs do not have the same voting rights as our shareholders.

Holders of the CSAN ADSs do not have the same voting rights as holders of the CSAN Shares. Holders of the CSAN ADSs are entitled to the contractual rights set forth for their benefit under the CSAN deposit agreement. CSAN ADS holders exercise voting rights by providing instructions to the ADS Depositary (as defined herein), as opposed to attending shareholders’ meetings or voting by other means available to shareholders. In practice, the ability of a holder of CSAN ADSs to instruct the ADS Depositary as to voting will depend on the timing and procedures for providing instructions to the ADS Depositary, either directly or through the holder’s custodian and clearing system.

Due to delays in notification to and by the ADS Depositary, the holders of the CSAN ADSs may not be able to give voting instructions to the ADS Depositary or to withdraw the CSAN Shares underlying their CSAN ADSs to vote such shares in person, virtually or by proxy.

Despite CSAN’s efforts, the ADS Depositary may not receive voting materials for CSAN Shares represented by CSAN ADSs in time to ensure that holders of such CSAN ADSs can either instruct the ADS Depositary to vote the CSAN Shares underlying their CSAN ADSs or withdraw such shares to vote them in person, virtually or by proxy.

In addition, the ADS Depositary’s liability to holders of CSAN ADSs for failing to execute voting instructions, or for the manner in which voting instructions are executed, will be limited by the deposit agreement for the CSAN ADSs. As a result, holders of CSAN ADSs may not be able to exercise their rights to give voting instructions, or to vote in person, virtually or by proxy, and may not have any recourse against the ADS Depositary or CSAN if the CSAN Shares underlying their CSAN ADSs are not voted as they have requested or if the CSAN Shares underlying their CSAN ADSs cannot be voted.

An exchange of CSAN ADSs for shares risks the loss of certain foreign currency remittance advantages.

The CSAN ADSs benefit from the certificate of foreign capital registration, which permits the ADS Depositary to convert dividends and other distributions with respect to common shares into foreign currency, and to remit the proceeds abroad. Holders of CSAN ADSs who exchange their CSAN ADSs for CSAN Shares will then be entitled to rely on the ADS Depositary’s certificate of foreign capital registration for five business days from the date of exchange. Thereafter, they will not be able to remit non-Brazilian currency abroad unless they obtain their own certificate of foreign capital registration, or unless they qualify under Resolution No. 4,373/2014 of the CMN, which entitles certain investors to buy and sell shares on Brazilian stock exchanges without obtaining separate certificates of registration. There can be no assurance that the certificate of registration of the ADS Depositary, or any certificate of foreign capital registration obtained by holders of CSAN ADSs, will not be affected by future legislative or regulatory changes, or that additional Brazilian law restrictions applicable to their investment in the CSAN ADSs may not be imposed in the future.

Holders of the CSAN ADSs may not be able to exercise the preemptive rights relating to the CSAN Shares.

Holders of the CSAN ADSs may not be able to exercise the preemptive rights relating to the CSAN Shares underlying their CSAN ADSs unless a registration statement under the Securities Act is effective with respect to the rights or an exemption from the registration requirements of the Securities Act is available. We are not obligated to file a registration statement with respect to the shares or other securities relating to these preemptive rights, and we cannot assure holders of the CSAN ADSs that we will file any such registration statement. Unless we file a registration statement or an exemption from registration applies, holders of the CSAN ADSs may receive only the net proceeds from the sale of their preemptive rights by the ADS Depositary or, if the preemptive rights cannot be sold, the rights will be allowed to lapse. For a more complete description of preemptive rights with respect to the common shares, see “Description of CSAN Shares and CSAN By-Laws—Preemptive Rights.”

The holders of the CSAN Shares (including the CSAN Shares underlying the CSAN ADSs) may not receive dividends or interest on own capital.

According to our current by-laws and under the CSAN By-Laws to be adopted prior to or upon completion of the Merger, our shareholders are entitled to receive a mandatory minimum annual dividend equal to 25% of our annual net profit, calculated and adjusted under the terms of the Brazilian Corporation Law. Our current by-laws and the CSAN By-Laws to be adopted prior to or upon completion of the Merger allow for the payment of intermediary dividends, to the retained earnings account or the existing earnings reserves in the last yearly or six-month balance, by means of the annual dividend. We may also pay interest on own capital, as described by Brazilian law. The intermediary dividends and the interest on own capital declared in each fiscal period may be imputed to the mandatory dividend that results from the fiscal period in which they are distributed. At the general shareholders’ meeting, shareholders may decide on the capitalization, on the offset of our losses or on the net profit retention, as provided for in the Brazilian Corporation Law, with the aforementioned net profit not being made available for the payment of dividends or interest on own capital.

In addition, Brazilian Corporate Law allows publicly-held companies, like CSAN, to suspend the required minimum distribution of dividends. The payment of dividends may be suspended if CSAN’s management reports at an annual shareholders’ meeting that such distribution would be inadvisable in view of CSAN’s financial condition and has provided the shareholders at the annual general shareholders’ meeting with an opinion to that effect, which has been reviewed by CSAN’s fiscal council, if installed. In addition, CSAN’s management must submit a report to the CVM within five days following said meeting clarifying the reasoning for any such non-payment. If the abovementioned occurs, holders of the CSAN Shares (including the CSAN Shares underlying the CSAN ADSs) may not receive dividends or interest on own capital.

Judgments of Brazilian courts with respect to our shares will be payable only in reais.

If proceedings are brought in the courts of Brazil seeking to enforce our obligations in respect of the CSAN Shares, we will not be required to discharge our obligations in a currency other than reais. Under Brazilian exchange control limitations, an obligation in Brazil to pay amounts denominated in a currency other than reais may only be satisfied in Brazilian currency at the exchange rate, as determined by the Brazilian Central Bank, in effect on the date the judgment is obtained, and such amounts are then adjusted to reflect exchange rate variations through the effective payment date. The then-prevailing exchange rate may not afford non-Brazilian investors with full compensation for any claim arising out of or related to our obligations under the CSAN ADSs.

As a foreign private issuer, we have different disclosure and other requirements than U.S. domestic registrants.

As a foreign private issuer under the Exchange Act, we may be subject to different disclosure and other requirements than U.S. domestic registrants. For example, as a foreign private issuer, in the United States, we are not subject to the same disclosure requirements as a U.S. domestic registrant under the Exchange Act, including the requirements to prepare and issue quarterly reports on Form 10-Q or to file current reports on Form 8-K upon the occurrence of specified significant events, the proxy rules applicable to U.S. domestic registrants under Section 14 of the Exchange Act or the insider reporting and short-swing profit rules applicable to U.S. domestic registrants under Section 16 of the Exchange Act. In addition, we rely on exemptions from certain U.S. rules which will permit us to follow Brazilian legal requirements rather than certain of the requirements that are applicable to U.S. domestic registrants.

Furthermore, foreign private issuers are required to file their annual report on Form 20-F within 120 days following the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days following the end of each fiscal year. As a result of the above, even though, following the declaration of effectiveness of the registration to which this prospectus is attached, we will be required to make submissions on Form 6-K disclosing the information that we have made or are required to make public pursuant to Brazilian law, or are required to distribute to shareholders generally, and that is material to us, you may not receive information of the same type or amount that is required to be disclosed to shareholders of a U.S. company.

CSAN is a foreign private issuer and, as a result, in accordance with the listing requirements of the NYSE, CSAN will rely on certain home country governance practices from Brazil, rather than the corporate governance requirements of the NYSE.

Following the completion of this transaction, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. The NYSE rules provide that foreign private issuers are permitted to follow home country practice in lieu of certain NYSE corporate governance standards. The standards that will be applicable to us are considerably different than the standards applied to U.S. domestic issuers. For instance, we will not be required to:

•	have a majority of independent members on our board of directors (other than as may result from the requirements for audit committee member independence under the Exchange Act);

•	have a minimum of three independent members on our audit committee;

•	have a compensation committee or a nominating and corporate governance committee; or

•	have regularly scheduled executive sessions of our board that consist of independent directors only.

As a foreign private issuer, we may follow our home country practice in Brazil in lieu of the above requirements. Therefore, the approach to governance adopted by our board of directors may be different from that of a board of directors consisting of a majority of independent directors, and, as a result, our management oversight may be more limited than if we were subject to all of the NYSE corporate governance standards. Accordingly, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers. See “Description of CSAN Shares and CSAN By-Laws—Principal Differences between Brazilian and U.S. Corporate Governance Practices.”

CSAN ADS holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result less favorable results to the plaintiff(s) in any such action.

The deposit agreement governing the CSAN ADSs representing the CSAN Shares provides that holders and beneficial owners of CSAN ADSs irrevocably waive the right to a trial by jury in any legal proceeding arising out of or relating to the deposit agreement, the CSAN Shares or the CSAN ADSs or the transactions contemplated thereby, including claims under U.S. federal securities laws, against us or the ADS Depositary to the fullest extent permitted by applicable law. The waiver continues to apply to claims that arise during the period when a holder holds the CSAN ADSs, whether the holder of CSAN ADSs acquired the CSAN ADSs pursuant to the Merger or in secondary transactions. If this jury trial waiver provision is prohibited by applicable law, an action could nevertheless proceed under the terms of the deposit agreement with a jury trial. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the U.S. federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a jury trial waiver provision is generally enforceable under the laws of the State of New York, which govern the deposit agreement, by a court of the State of New York or a federal court in New York, which have jurisdiction over matters arising under the deposit agreement, applying such law. In determining whether to enforce a jury trial waiver provision, New York courts and federal courts will consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party has knowingly waived any right to trial by jury. We believe that this is the case with respect to the deposit agreement, the CSAN Shares and the CSAN ADSs and the transactions contemplated thereby. In addition, New York courts will not enforce a jury trial waiver provision in order to bar a viable setoff or counterclaim sounding in fraud or one which is based upon a creditor’s negligence in failing to liquidate collateral upon a guarantor’s demand, or in the case of an intentional tort claim (as opposed to a contract dispute), none of which we believe are applicable in the case of the deposit agreement, the CSAN Shares or the CSAN ADSs or the transactions contemplated thereby. No condition, stipulation or provision of the deposit agreement or CSAN ADSs serves as a waiver by any holder or beneficial owner of CSAN ADSs or by us or the depositary of compliance with any provision of the U.S. federal securities laws. If you or any other holder or beneficial owner of CSAN ADSs brings a claim against us or the ADS Depositary in connection with matters arising under the deposit agreement, the CSAN Shares or the CSAN ADSs or the transactions contemplated thereby, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may result in increased costs to bring a claim, and have the effect of limiting and discouraging lawsuits against us and/or the ADS Depositary. If a lawsuit is brought against us and/or the ADS Depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may augur different results than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action.

Risks Relating to Tax Matters

Under Brazilian tax law, the disposition of CSAN Shares will be subject to Brazilian income tax and the disposition of CSAN ADSs may also be subject to Brazilian income tax.

Brazilian Law No. 10,833/03 provides that gains on the disposition of assets located in Brazil by non-residents of Brazil, whether to other non-residents or to Brazilian residents, will be subject to income tax in Brasil at a progressive rate of 15% up to 22.5%. It is arguable that the progressive rates mentioned above should not apply and, in such case, non-residents of Brazil would be subject to income tax at a fixed rate of 15% in the Non-Resident Holder is a 4,373 Holder and is not resident or domiciled in a Low or Nil Tax Jurisdiction. The application of such progressive rates, however, is the most conservative position.

While we do not expect the CSAN ADSs to be treated as assets located in Brazil, they may be treated as assets located in Brazil for purposes of the law, and therefore gains on the disposition of CSAN ADSs by non-residents of Brazil may be subject to Brazilian income taxation. Although the holders of CSAN ADSs outside Brazil may have grounds to assert that Law No. 10,833/03 does not apply to sales or other dispositions of CSAN ADSs, it is not possible to predict whether that understanding will ultimately prevail in the courts of Brazil given the general and unclear scope of Law No. 10,833/03 and the absence of judicial court rulings in respect thereof.

CSAN Shares are expected to be treated as assets located in Brazil for purposes of the law, and gains on the disposition of CSAN Shares, even by non-residents of Brazil, as a general rule, are expected to be subject to Brazilian income taxation. Despite such general rule, capital gains assessed by foreign investors on the sale of the CSAN Shares in the Brazilian stock exchange are currently exempt from taxation in Brazil, provided that (i) the investment in the CSAN Shares are carried out pursuant to Resolution 4,373 and (ii) the investor is not resident or domiciled in a tax haven jurisdiction.

The effective tax rate that will apply to CSAN is uncertain and may vary from expectations.

There can be no assurance that the Merger will allow CSAN to maintain any particular worldwide effective corporate tax rate. No assurances can be given as to what CSAN’s effective tax rate will be after completion of the Merger because of, among other things, uncertainty regarding the jurisdictions in which CSAN will derive income and the amounts derived thereof and uncertainty regarding the tax policies of the jurisdictions in which it operates. CSAN’s actual effective tax rate may vary from CSAN’s and CZZ’s expectations and that variance may be material. Additionally, tax laws or their implementation and applicable tax authority practices could change in the future.

Changes in taxes and other assessments may adversely affect us.

The legislatures and tax authorities in the tax jurisdictions in which CSAN and its subsidiaries operate regularly enact reforms to the tax and other assessment regimes to which we and our customers are subject. Such reforms include changes in tax rates and, occasionally, enactment of temporary taxes, the proceeds of which are earmarked for designated governmental purposes. In addition, the interpretation of tax laws by courts and taxation authorities is constantly evolving. The effects of these changes and any other changes that result from enactment of additional tax reforms or changes to the manner in which current tax laws are applied cannot be quantified and there can be no assurance that any such reforms or changes would not have an adverse effect upon CSAN’s business directly or indirectly.

For example, Latin American governments have often increased taxes or changed tax legislation as a response to macroeconomic crises or other developments affecting their respective jurisdictions.

In Brazil, particularly, the tax system is highly complex and the interpretation of the tax laws and regulations is commonly controversial. The Brazilian government regularly implements changes to tax regimes that may increase the tax burden on CSAN, its subsidiaries and jointly controlled entities and their respective customers. These changes include modifications in the rate of assessments and the enactment of new or temporary taxes, the proceeds of which are earmarked for designated governmental purposes. Future changes in tax policy laws may adversely affect CSAN’s financial and operating results.

Risks Related to CSAN’s Business

Our business consists of the business of CZZ, excluding the business of CLOG. Given that, prior to the Merger, CLOG will merge into us, once the Merger is completed, our business will be the same as CZZ’s current business. See “Information About the Companies—Cosan Limited/CZZ” “Information About CZZ,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CZZ,” “Management and Compensation of CZZ” and “Where You Can Find More Information” for additional information on the business of CZZ. Accordingly, we will be exposed to the same risks to which CZZ is currently exposed as set forth under “—Risks Relating to CZZ’s Business.”

Risks Related to CZZ’s Business

You should read and consider the risk factors specific to CZZ’s business that will also affect the combined company after the Merger. These risks are described in “Item 3. Key Information—D. Risk Factors” of the CZZ 2019 Form 20-F, as such risks may be updated or supplemented in CZZ’s subsequently furnished reports on Form 6-K or other reports on Form 6-K which are incorporated by reference into this prospectus. See the sections of this prospectus entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Comparative Per Share Market Data

The table below sets forth, for the periods indicated, the reported high and low closing sale prices in nominal reais for each common share for CSAN, CLOG and for each Class A common share for CZZ on the B3 and the NYSE, respectively, in each case not considering share prices adjusted by dividends. See “Exchange Rates” for information with respect to exchange rates applicable during the periods set forth below:

	CSAN (B3)				CLOG (B3)				CZZ (NYSE)
	Reais per Common Share		U.S. Dollars per Common Share(1)		Reais per Common Share		U.S. Dollars per Common Share(1)		U.S. Dollars per Common Share
	High	Low	High	Low	High	Low	High	Low	High	Low
2015
Annual	24.69	14.66	4.38	2.60	11.89	3.19	2.11	0.57	8.06	2.75
2016
Annual	38.99	18.72	6.91	3.32	5.07	1.65	0.90	0.29	9.29	2.60
2017
Annual	39.42	28.20	6.99	5.00	9.94	4.97	1.76	0.88	10.13	5.69
2018
First Quarter	44.52	37.77	7.89	6.70	10.25	9.03	1.82	1.60	11.76	10.09
Second Quarter	39.22	33.16	6.95	5.88	10.95	8.90	1.94	1.58	10.78	7.63
Third Quarter	38.00	31.06	6.74	5.51	10.75	9.10	1.91	1.61	8.52	6.26
Fourth Quarter	36.03	30.42	6.39	5.39	13.05	9.20	2.31	1.63	8.95	6.26
Annual	44.52	30.42	7.89	5.39	13.05	8.90	2.31	1.58	11.76	6.26
2019
First Quarter	44.50	34.02	7.89	6.03	16.06	13.17	2.85	2.33	13.03	9.18
Second Quarter	47.98	41.23	8.51	7.31	17.80	13.70	3.16	2.43	13.36	10.97
Third Quarter	53.83	46.09	9.54	8.17	20.93	17.65	3.71	3.13	15.50	12.82
Fourth Quarter	68.57	50.42	12.16	8.94	23.50	19.74	4.17	3.50	23.27	14.62
Annual	68.57	34.02	12.16	6.03	23.50	13.17	4.17	2.33	23.27	9.18
Most recent six months:
June 2020	71.60	65.76	12.69	11.66	20.48	18.20	3.63	3.23	15.84	13.45
July 2020	90.40	73.18	16.03	12.97	21.00	19.38	3.72	3.44	20.43	15.58
August 2020	88.01	81.55	15.60	14.46	22.40	19.85	3.97	3.52	19.58	17.61
September 2020	81.69	65.86	14.48	11.68	21.18	17.70	3.75	3.14	18.42	14.28
October 2020	70.89	64.99	12.57	11.52	18.03	16.13	3.20	2.86	15.26	13.73
November 2020	84.76	66.30	15.03	11.75	18.24	16.34	3.23	2.90	18.68	13.76
December 2020 (through December 17, 2020)	77.42	69.58	13.73	12.34	18.50	16.93	3.28	3.00	19.64	16.99

(1)	Solely for the convenience of the reader, we have translated certain amounts included in this prospectus from reais into U.S. dollars using the exchange rate as reported by the Brazilian Central Bank as of September 30, 2020 for reais into U.S. dollars of R$5.641 per U.S.$1.00. The U.S. dollar equivalent information presented in this prospectus is provided solely for the convenience of investors and should not be construed as implying that the amounts in reais represent, or could have been or could be converted into, U.S. dollars at such rates or any other rate. See “Exchange Rates.”

The following table presents the closing price per each CSAN Share and CLOG Share on the B3 and per each CZZ Share on the NYSE, respectively, on (a) July 3, 2020, the last trading day prior to the date of public announcement of the Merger, and (b)  December 17 , 2020, the last practicable trading day prior to the mailing of this prospectus.

Date	CSAN Share Closing Price (B3)		CLOG Share Closing Price (B3)		CZZ Share Closing Price (NYSE)	Implied per share value of Merger Consideration
	In reais	In U.S.$(1)	In reais	In U.S.$(1)	In U.S.$	In U.S.$
July 3, 2020	75.62	13.41	19.71	3.49	15.58	17.35
December 17 , 2020	77.42	13.73	18.34	3.25	19.54	17.76

(1)	Solely for the convenience of the reader, we have translated certain amounts included in this prospectus from reais into U.S. dollars using the exchange rate as reported by the Brazilian Central Bank as of September 30, 2020 for reais into U.S. dollars of R$5.641 per U.S.$1.00. The U.S. dollar equivalent information presented in this prospectus is provided solely for the convenience of investors and should not be construed as implying that the amounts in reais represent, or could have been or could be converted into, U.S. dollars at such rates or any other rate. See the section of this prospectus entitled “Exchange Rates.”

Selected Unaudited Per Share Data

The following table sets forth certain historical unaudited information with respect to net book value per share as of September 30, 2020 and earnings per share and dividends declared per share for the nine months ended September 30, 2020 and the fiscal year ended December 31, 2019 for CSAN, CLOG and CZZ.

The historical information for CSAN, CLOG and CZZ has been prepared under IFRS.

The information that follows should be read in conjunction with the historical unaudited consolidated financial statements of CZZ for the three and nine months ended September 30, 2020, appearing in the CZZ Q3 Form 6-Ks incorporated by reference into this prospectus as well as the historical audited consolidated financial statements of CZZ for the fiscal year ended December 31, 2019, appearing in the CZZ 2019 Form 20-F incorporated by reference into this prospectus.

	Historical CSAN	Historical CLOG	Historical CZZ
	(In reais)
As of September 30, 2020
Net book value per share(1)	27.70	5.41	22.24
For the nine months ended September 30, 2020
Dividends declared per share(2)	—	—	0.60
Net income (loss) per share attributable to CSAN, CLOG and CZZ — basic(2)	0.60	0.16	4.37
Net income (loss) per share attributable to CSAN, CLOG and CZZ — diluted(2)	0.59	0.16	4.22
For the fiscal year ended December 31, 2019
Dividends declared per share(2)	1.52	0.01	1.10
Net income (loss) per share attributable to CSAN, CLOG and CZZ — basic(2)	6.13	0.46	5.74
Net income (loss) per share attributable to CSAN, CLOG and CZZ — diluted(2)	6.10	0.46	5.51

(1)	Net book value per share information was calculated using the total number of shares outstanding as of September 30, 2020.

(2)	Historical dividends declared per share and earnings per share information were based on historical information available elsewhere in this prospectus.

Comparative Historical Per Share Data

Set forth below are earnings, cash dividends and book value per share data for:

•	CSAN on a historical basis, prepared under IFRS and presented in reais, as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019, and as of and for the years ended December 31, 2019, 2018, 2017, 2016 and 2015.

•	CZZ on a historical basis, prepared under IFRS and presented in U.S. dollars, as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019, and as of and for the years ended December 31, 2019, 2018, 2017, 2016 and 2015.

The following information should be read in conjunction with the sections of this prospectus entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CSAN,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CZZ” and the historical unaudited consolidated financial statements of CZZ for the three and nine months ended September 30, 2020, appearing in the CZZ Q3 Form 6-Ks incorporated by reference into this prospectus as well as the historical audited consolidated financial statements of CZZ for the fiscal years ended December 31, 2019, 2018 and 2017, appearing in the CZZ 2019 Form 20-F incorporated by reference into this prospectus. Historical results for any period are not necessarily indicative of results to be expected for any future period.

CSAN Per Share Data

	As of and for the Nine Months ended September 30,	As of and for the Fiscal Year Ended December 31,
	2020	2019	2018	2017	2016	2015
	(in reais)
Book value per share(1)	27.70	27.00	25.30	23.25	22.01	21.39
Basic earnings per share	0.60	6.13	4.19	3.20	2.74	1.33
Diluted earnings per share	0.59	6.10	4.17	3.19	2.67	1.30
Cash dividends per share(2)	1.50	1.00	1.15	0.94	2.15	0.68

(1)	Book value per share is computed by dividing total equity attributable to the owners of CSAN by the number of historical shares outstanding as of the end of the applicable period.

(2)	Cash Dividends per share data is calculated by dividing total dividends (includes dividends and interest on equity) paid by CSAN by the total historical number of shares outstanding as of the end of the applicable period.

CZZ Per Share Data

	As of and for the Nine Months ended September 30,	As of and for the Fiscal Year Ended December 31,
	2020	2019	2018	2017	2016	2015
	(in U.S. dollars)
Book value per share(1)	3.94	6.04	6.98	7.51	7.27	5.82
Basic earnings per share(2)	0.92	1.45	1.12	0.61	0.20	0.42
Diluted earnings per share(2)	0.89	1.40	1.08	0.60	0.20	0.42
Cash dividends per share(3)	—	—	0.08	0.08	0.09	0.11

(1)	Book value per share is computed by dividing total equity attributable to the owners of CZZ by the number of historical shares outstanding as of the end of the applicable period.

(2)	Represents basic and diluted earnings per share from continuing operations.

(3)	Cash Dividends per share data is calculated by dividing total dividends paid by CZZ by the total historical number of shares outstanding as of the end of the applicable period.

Selected Financial Data of CZZ

The following information should be read in conjunction with the sections of this prospectus entitled “Presentation of Financial and Certain Other Information,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CZZ” and the consolidated financial statements and notes thereto included in the CZZ 2019 Form 20-F, which is incorporated by reference into this prospectus. Historical results for any period are not necessarily indicative of results to be expected for any future period.

	For the nine months ended September 30,			For the fiscal year ended December 31,(2)
	2020(1)	2020	2019	2019(1)	2019	2018	2017	2016	2015
	(in U.S.$)	(in R$)		(in U.S.$)	(in R$)
	(in millions)
Consolidated Profit or Loss Data:
Net sales	2,633.5	14,854.8	15,523.9	3,654.1	20,611.4	16,834.8	13,579.0	12,518.1	12,355.5
Cost of sales	(1,812.2)	(10,222.2)	(10,711.4)	(2,510.4)	(14,160.2)	(12,108.3)	(9,224.3)	(8,317.5)	(8,645.7)
Gross profit	821.3	4,632.6	4,812.5	1,143.7	6,451.2	4,726.5	4,354.7	4,200.6	3,709.8
Selling expenses	(138.5)	(781.3)	(832.7)	(199.1)	(1,122.9)	(1,019.2)	(1,068.5)	(1,037.5)	(900.7)
General and administrative expenses	(182.4)	(1,028.7)	(875.3)	(219.1)	(1,236.1)	(975.5)	(923.7)	(1,000.7)	(911.6)
Other income (expense), net	(0.5)	(2.9)	543.0	71.7	404.7	747.2	889.8	(116.3)	252.3
Total operations expenses	(321.4)	(1,812.9)	(1,165.0)	(346.5)	(1,954.3)	(1,247.5)	(1,102.4)	(2,154.5)	(1,560.0)
Income before equity in earnings of investees and finance results	499.9	2,819.7	3,647.5	797.2	4,496.9	3,479.0	3,252.3	2,046.1	2,149.8
Equity in earnings of investees	37.7	212.9	497.4	200.8	1,132.6	991.3	995.9	1,565.7	703.1
Finance results, net	(238.1)	(1,342.9)	(1,318.7)	(348.8)	(1,967.6)	(1,598.4)	(2,733.4)	(3,055.8)	(2,184.5)
Profit before taxes	299.5	1,689.7	2,826.2	649.2	3,661.9	2,871.9	1,514.8	556.0	668.4
Income taxes:
Current	(132.0)	(744.4)	(809.3)	(177.3)	(1,000.1)	(464.9)	(134.5)	(228.6)	(167.7)
Deferred	77.1	434.8	83.1	39.1	220.5	(295.6)	(293.8)	166.9	198.1
	(54.9)	(309.6)	(726.2)	(138.2)	(779.6)	(760.5)	(428.3)	(61.7)	30.4
Profit from continuing operations	244.6	1,380.1	2,100.0	511.0	2,882.3	2,111.4	1,086.5	494.3	698.8
Profit (loss) from discontinued operation, net of tax	—	—	(14.5)	2.0	11.0	(28.2)	(40.2)	(35.3)	100.9
Profit for the period	244.6	1,380.1	2,085.5	513.0	2,893.3	2,083.2	1,046.3	459.0	799.7
Profit attributable to non-controlling interests	(72.4)	(408.6)	(1,126.2)	(279.6)	(1,577.0)	(1,107.8)	(495.3)	(181.2)	(394.0)
Profit attributable to owners of the Company (including discontinued operations)	172.2	971.5	959.3	233.4	1,316.3	975.4	551.0	277.8	405.7

(1)	Solely for the convenience of the reader, we have translated certain amounts included in this prospectus from reais into U.S. dollars using the exchange rate as reported by the Brazilian Central Bank as of September 30, 2020 for reais into U.S. dollars of R$5.641 per U.S.$1.00. The U.S. dollar equivalent information presented in this prospectus is provided solely for the convenience of investors and should not be construed as implying that the amounts in reais represent, or could have been or could be converted into, U.S. dollars at such rates or any other rate. See “Exchange Rates.”

(2)	On December 2, 2019, CSAN sold its shares in Cosan Biomassa S.A. to Raízen Energia. The comparative consolidated statement of profit or loss and statements of cash flows have been restated to show the discontinued operation separately from continuing operations.

	As of September 30,		As of December 31,(2)
	2020(1)	2020	2019(1)	2019	2018	2017	2016	2015
	(in U.S.$)	(in R$)	(in U.S.$)	(in R$)
	(in millions)
Consolidated Statement of Financial Position Data:
Cash and cash equivalents	2,470.9	13,937.8	1,502.0	8,472.3	3,621.8	4,555.2	4,499.6	3,505.8
Marketable securities	698.2	3,938.1	552.3	3,115.5	4,202.8	3,853.3	1,291.6	605.5
Inventories	157.5	888.6	139.6	787.3	716.3	663.1	630.8	656.9
Right-of-use assets	1,391.6	7,849.6	792.4	4,469.7	—	—	—	—
Property, plant and equipment	2,335.3	13,172.9	2,154.5	12,153.1	12,417.8	11,681.6	10,726.4	9,805.9
Intangible assets and goodwill	3,043.3	17,166.1	2,986.1	16,843.7	16,972.5	16,973.6	17,109.4	17,309.7
Total assets	14,845.6	83,739.3	11,650.7	65,717.9	56,360.7	55,624.5	50,469.9	52,249.2
Current liabilities	1,843.4	10,397.9	1,580.9	8,917.2	6,240.8	9,022.3	6,629.1	6,922.6
Non-current liabilities	9,366.5	52,833.9	7,190.6	40,560.2	32,150.5	29,542.8	27,831.0	29,137.4
Loans, borrowings and debentures	7,938.3	44,777.8	5,150.5	29,052.2	22,574.3	21,688.9	18,338.5	18,829.2
Preferred shareholders payable in subsidiaries	79.7	449.6	108.4	611.5	1,097.5	1,442.7	1,769.4	2,042.9
Provision for legal proceedings	246.5	1,390.4	240.1	1,354.2	1,363.2	1,348.2	1,268.6	1,193.9
Equity attributable to owners of the Company	880.9	4,968.7	957.7	5,401.9	6,614.4	6,038.8	6,272.5	5,913.7
Equity attributable to non-controlling interests	2,754.8	15,538.8	1,921.5	10,838.6	11,355.0	11,020.7	9,737.3	10,275.5
Total shareholders’ equity	3,635.7	20,507.5	2,879.2	16,240.5	17,969.4	17,059.5	16,009.8	16,189.2

(1)	Solely for the convenience of the reader, we have translated certain amounts included in this prospectus from reais into U.S. dollars using the exchange rate as reported by the Brazilian Central Bank as of September 30, 2020 for reais into U.S. dollars of R$5.641 per U.S.$1.00. The U.S. dollar equivalent information presented in this prospectus is provided solely for the convenience of investors and should not be construed as implying that the amounts in reais represent, or could have been or could be converted into, U.S. dollars at such rates or any other rate. See “Exchange Rates.”

(2)	On December 2, 2019, CSAN sold its shares in Cosan Biomassa S.A. to Raízen Energia. The comparative consolidated statement of profit or loss and statements of cash flows have been restated to show the discontinued operation separately from continuing operations.

	As of and for the nine months ended September 30,			As of and for the fiscal year ended December 31,(2)
	2020(1)	2020	2019	2019(1)	2019	2018	2017	2016	2015
	(in U.S.$, except operating data)	(in R$, except operating data)		(in U.S.$, except operating data)	(in R$, except operating data)
	(in millions)
Consolidated Other Financial Data:
Depreciation and amortization	331.1	1,867.9	1,713.1	405.6	2,287.9	2,051.8	1,928.4	1,735.3	1,177.8
Net debt(3)	3,137.5	17,697.5	14,710.0	2,540.9	14,332.6	13,324.1	13,676.0	13,861.4	15,073.0
Working capital(4)	2,280.5	12,863.9	5,291.0	1,254.2	7,074.6	5,718.8	4,011.6	2,139.9	(87.4)
Cash flow provided by (used in):
Operating activities	646.0	3,643.7	4,386.5	1,116.3	6,296.7	5,377.9	4,088.1	3,635.4	3,350.6
Investing activities	(628.8)	(3,546.9)	847.1	(23.2)	(130.6)	(1,498.8)	(3,577.4)	(727.0)	(1,003.1)
Financing activities	827.9	4,670.1	(2,731.6)	(276.3)	(1,558.4)	(5,106.4)	(565.7)	(1,819.3)	(542.6)
Basic earnings per share	U.S.$0.77	R$4.37	R$4.16	U.S.$1.03	R$ 5.74	R$ 3.83	R$ 2.25	R$ 1.23	R$ 1.44
Diluted earnings per share	U.S.$0.75	R$4.22	R$3.99	U.S.$0.98	R$ 5.51	R$ 3.95	R$ 2.20	R$ 1.16	R$ 1.38
Basic earnings/(loss) per share from continued operations	U.S.$0.77	R$4.37	R$4.22	U.S.$1.02	R$ 0.05	R$ 0.17	(R$ 0.15)	(R$ 0.18)	R$ 0.09
Diluted earnings/(loss) per share from continued operations	U.S.$0.75	R$4.22	R$4.07	U.S.$0.98	R$ 0.05	R$ 0.16	(R$ 0.15)	(R$ 0.18)	R$ 0.09
Number of shares outstanding		223,415,834	221,809,303		221,809,303	244,675,712	243,199,181	264,690,883	264,690,883
Declared dividends (millions of reais)		R$134.7	R$26.1		R$243.3	R$425.5	R$792.1	R$975.4	531.5
Declared dividends (millions of U.S. dollars)		U.S.$23.9	U.S.$6.3		U.S.$ 60.4	U.S.$ 109.8	U.S.$ 239.4	U.S.$ 299.3	U.S.$ 136.1
Declared dividends per share (reais)		R$0.60	R$0.1178		R$ 1.0969	R$ 1.7390	R$ 3.2570	R$ 3.6851	R$ 2.0080
Declared dividends per share (U.S. dollars)		U.S.$0.11	U.S.$0.03		U.S.$ 0.2721	U.S.$ 0.4488	U.S.$ 0.9846	U.S.$ 1.1307	U.S.$ 0.5142

Other Operating Data:
Crushed sugarcane (in million tons)		49.5	47.6		59.8	60.1	60.7	62.2	59.9
Sugar production (in million tons)		3.5	3.0		3.8	3.7	4.3	4.4	4.1
Ethanol production (in billion liters)		1.9	1.9		2.5	2.5	2.2	2.1	2.1
Volume of fuel sold (in million liters)(5)		21,102.1	24,951.1		33,625.3	27,440.6	25,560.2	24,831.5	25,076.3
Volume loaded (Cosan Logística) (in million tons)		10.9	8.5		11.2	11.3	13.1	13.1	11.7
Transported volume (Cosan Logística) (in million RTK)		46,261.0	45,098.8		60,096.3	56,365.1	49,690.5	40,270.4	44,908.8
Natural gas (Comgás) (in million m³)		3,027.6	3,398.9		4,512.4	4,543.3	4,292.9	4,323.0	5,210.9
Volume of finished goods and base oil sold (in million liters)		287.7	304.2		397.7	345.9	347.8	328.9	316.9

(1)	Solely for the convenience of the reader, we have translated certain amounts included in this prospectus from reais into U.S. dollars using the exchange rate as reported by the Brazilian Central Bank as of September 30, 2020 for reais into U.S. dollars of R$5.641 per U.S.$1.00. The U.S. dollar equivalent information presented in this prospectus is provided solely for the convenience of investors and should not be construed as implying that the amounts in reais represent, or could have been or could be converted into, U.S. dollars at such rates or any other rate. See “Exchange Rates.”

(2)	On December 2, 2019, CSAN sold its shares in Cosan Biomassa S.A. to Raízen Energia. The comparative consolidated statement of profit or loss and statements of cash flows have been restated to show the discontinued operation separately from continuing operations.

(3)	Net debt consists of current and non-current debt (including preferred shareholders payable in subsidiaries), net of cash and cash equivalents, marketable securities and derivatives on debt recorded in our consolidated financial statements as other non-current assets. Net debt is a non-GAAP measure.

(4)	Working capital consists of total current assets less total current liabilities.

(5)	Starting from 2015 the reported volumes are based on a methodology developed by Sindicom (Sindicato Nacional das Empresas Distribuidoras de Combustíveis e de Lubrificantes), an association of fuel distributors, which excludes volumes sold to other distributors.

The information in the table below presents a reconciliation of Net debt, a non-GAAP financial measure. We calculate Net Debt as loans, borrowings and debentures (current and non-current) less cash and cash equivalents, less marketable securities, less derivative financial instruments. Our management believes that disclosure of Net Debt is useful to potential investors as it helps to give them a clearer understanding of our financial liquidity. Net Debt is also used to calculate certain leverage ratios. However, Net Debt is not a measure of financial performance under Brazilian GAAP or IFRS.

	As of and for the Nine Months ended September 30,			As of and for the Fiscal Year Ended December 31,(2)
	2020(1)	2020	2019	2019(1)	2019	2018	2017	2016	2015
	(in U.S.$)	(in R$)		(in U.S.$)	(in R$)
	(in millions)
Current loans, borrowings and debentures	860.7	4,855.2	3,378.6	623.7	3,518.2	2,115.3	3,903.4	2,404.0	2,775.5
Non-current loans, borrowings and debentures	7,077.6	39,922.6	23,629.4	4,526.7	25,534.0	20,459.0	17,785.6	15,934.5	16,053.7
Preferred shareholders payable in subsidiaries	79.7	449.6	744.5	108.4	611.5	1,097.5	1,442.7	1,769.4	2,042.9
Total	8,018.0	45,227.4	27,752.5	5,258.8	29,663.7	23,671.8	23,131.7	20,107.9	20,872.1
Cash and cash equivalents	(2,470.9)	(13,937.8)	(6,413.1)	(1,502.0)	(8,472.3)	(3,621.8)	(4,555.2)	(4,499.6)	(3,505.8)
Marketable securities	(698.2)	(3,938.1)	(2,353.4)	(552.3)	(3,115.5)	(4,202.8)	(3,853.3)	(1,291.6)	(605.5)
Total	(3,169.1)	(17,875.9)	(8,766.5)	(2,054.3)	(11,587.8)	(7,824.6)	(8,408.5)	(5,791.2)	(4,111.3)
Derivatives on debt	(1,711.4)	(9,654.0)	(4,276.0)	(663.6)	(3,743.4)	(2,523.1)	(1,047.1)	(455.2)	(1,687.8)
Net debt(3)	3,137.5	17,697.5	14,710.0	2,540.9	14,332.5	13,324.1	13,676.1	13,861.5	15,073.0

(1)	Solely for the convenience of the reader, we have translated certain amounts included in this prospectus from reais into U.S. dollars using the exchange rate as reported by the Brazilian Central Bank as of September 30, 2020 for reais into U.S. dollars of R$5.641 per U.S.$1.00. The U.S. dollar equivalent information presented in this prospectus is provided solely for the convenience of investors and should not be construed as implying that the amounts in reais represent, or could have been or could be converted into, U.S. dollars at such rates or any other rate. See “Exchange Rates.”

(2)	On December 2, 2019, CSAN sold its shares in Cosan Biomassa S.A. to Raízen Energia. The comparative consolidated statement of profit or loss and statements of cash flows have been restated to show the discontinued operation separately from continuing operations.

(3)	CZZ’s loan covenants consider preferred shareholders payable in subsidiaries in the calculation of net debt.

The CZZ Special Meeting

General

The CZZ Special Meeting is expected to be held at the time and place specified below, or at any postponement or adjournment thereof.

Time and date	January 22, 2021, at 10 a.m. São Paulo time
Digital Platform to be Used	Digital platform provided by Computershare Trust Company, N.A.
Items of Business	1. Proposal to approve the Merger Documents and the transactions contemplated therein, including the Merger (the “Merger Proposal”).
In addition, CZZ shareholders may transact such other business as may properly come before the meeting.
Record Date	January 4, 2021
Information Agent	Georgeson LLC
Tabulation Agent	Computershare Trust Company, N.A.

CZZ shareholders must approve the Merger Proposal in order for the Merger to occur. A form of the Merger Protocol and the Deed of Merger are included as Exhibits to the registration statement of which this prospectus is a part, and you are encouraged to read the Merger Protocol and the Deed of Merger carefully and in their entirety.

Recommendation of the CZZ Board of Directors

After careful consideration, the CZZ board of directors has (i) approved, adopted and declared advisable the Merger Documents and all of the transactions contemplated by the Merger Documents, including the Exchange Ratio, (ii) declared that it is fair to and in the best interests of CZZ and its shareholders that CZZ enter into the Merger Documents and consummate the transactions contemplated by the Merger Documents and (iii) directed that the Merger Documents be submitted to the shareholders of CZZ and recommended that the shareholders of CZZ vote their CZZ Shares in favor of the approval of the Merger Documents at the CZZ Special Meeting.

Accordingly, the CZZ board of directors recommends that CZZ shareholders vote:

1.       “FOR” the Merger Proposal.

Record Date; Shareholders Entitled to Vote

Only holders of record of Class A Shares and Class B Shares of CZZ at the close of business on January 4, 2021 , the Record Date for voting at the CZZ Special Meeting, are entitled to vote at the CZZ Special Meeting or any adjournments or postponements thereof.

As of the close of business on  December 17, 2020 , there were 142,115,534 Class A Shares issued and outstanding and entitled to vote at the CZZ special meeting and 96,332,044 Class B Shares issued and outstanding and entitled to vote at the CZZ special meeting.

Voting by CZZ’s Directors and Executive Officers

As of the close of business on December 17, 2020, approximately 56.57% of the issued and outstanding Class A Shares and Class B Shares were held by CZZ directors and executive officers and their affiliates (equivalent to 90.63% of the total voting power of the shares entitled to vote at the CZZ Special Meeting). We currently expect that CZZ’s directors and executive officers will vote their CZZ shares in favor of the above listed proposals, although none of them has entered into any agreements obligating him or her to do so.

Quorum

A quorum is necessary to transact business at the CZZ Special Meeting. The presence at the meeting, virtually or by proxy, of the holders of two shareholders at least holding or representing by proxy more than forty-five percent (45%) of the issued Class A Shares and Class B Shares of CZZ outstanding as of the close of business on the Record Date and entitled to vote at the CZZ Special Meeting will constitute a quorum for the CZZ Special Meeting. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the CZZ Special Meeting.

Required Vote

Approval of the Merger Proposal requires the affirmative vote of 75% of the votes cast at the CZZ Special Meeting.

As of the close of business on December 17, 2020, Mr. Rubens Ometto Silveira Mello controlled CZZ Shares representing approximately 90.19% of the total voting power of the shares entitled to vote at the CZZ Special Meeting. It is currently expected that Mr. Rubens Ometto Silveira Mello will vote in favor of the Merger Proposal. The affirmative vote of all CZZ Shares controlled by Mr. Rubens Ometto Silveira Mello in favor of the Merger Proposal constitutes sufficient votes to approve the Merger Proposal at the CZZ Special Meeting.

Under the NYSE rules, if you hold your CZZ common shares in “street name,” your broker, nominee or intermediary may not vote your shares without instructions from you on non-routine matters. The Merger Proposal to be voted on at the CZZ Special Meeting is not a routine matters. Therefore, without your voting instructions, your broker or other nominee may not vote your shares on the Merger Proposal at the CZZ Special Meeting.

Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Merger Proposal. However, because the Merger Proposal is not a routine matter for which brokers may have discretionary authority to vote, CZZ does not expect any broker non-votes at the CZZ Special Meeting.

How to Vote Your Shares

If you are a holder of record of Class A Shares or Class B Shares of CZZ as of the close of business on the Record Date for the CZZ Special Meeting:

By Mail—you may vote by marking, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. Proxy cards, accompanied by their respective proof of representation and shareholding, must be sent to Computershare Trust Company, N.A., the Tabulation Agent for the Merger at its address set forth below:

By Express Mail, Courier, or Other Expedited Service:
Computershare Trust
Company, N.A.
Proxy Services
462 South 4th Street, Suite 1600, Louisville, KY, 40202, United States

By Mail:
Proxy Services
c/o Computershare
PO Box 505008 Louisville, KY 40233-9814

If your shares are held in street name, through a broker, bank, trustee or other nominee, please follow the instructions on a voting instruction card furnished by the record holder.

At the CZZ Special Meeting—The CZZ Special Meeting will be a completely virtual meeting of shareholders, conducted solely online via live webcast. You will be able to attend and participate in the CZZ Special Meeting online. There is no physical location for the CZZ Special Meeting. If you plan to attend the CZZ Special Meeting virtually on the Internet, you must register by following the instructions contained in sections of this prospectus entitled “—Attending the CZZ Special Meeting Virtually” and “—Registering to attend the CZZ Special Meeting Virtually.”

If you vote by proxy and also attend the CZZ Special Meeting virtually, you do not need to vote again at the CZZ Special Meeting unless you wish to change your vote. Even if you plan to attend the CZZ Special Meeting virtually, we strongly urge you to vote in advance by proxy by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided.

Attending the CZZ Special Meeting Virtually

The CZZ Special Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the CZZ Special Meeting only if you are a shareholder of CZZ as of the close of business on the Record Date, or if you hold a valid proxy for the CZZ Special Meeting. No physical meeting will be held.

You will be able to attend the CZZ Special Meeting online and submit your questions during the meeting. You also will be able to vote your shares online by attending the CZZ Special Meeting by webcast.

To participate in the CZZ Special Meeting, you will need to review the information included on your notice, on your proxy card or on the instructions that accompanied your proxy materials. Instructions for accessing the digital platform, including the necessary password, will be sent to shareholders who contact Georgeson LLC, the Information Agent for the Merger, indicating their interest in participating virtually by email to cosan@georgeson.com by 5:00 p.m., Eastern Time, on January 19, 2021 .

If you hold your CZZ Shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below under “—Registering to Attend the CZZ Special Meeting Virtually.”

The online meeting will begin promptly on January 22 , 2021 at 10 a.m., São Paulo time . We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this prospectus.

Registering to Attend the CZZ Special Meeting Virtually

If you are a registered shareholder (i.e., you hold your CZZ Shares through CZZ’s transfer agent, Computershare Trust Company, N.A.), you do not need to register to attend the CZZ Special Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your CZZ Shares through an intermediary, such as a bank or broker, you must register in advance to attend the CZZ Special Meeting virtually on the Internet.

To register to attend the CZZ Special Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your holdings in CZZ Shares along with your name and email address to Computershare Trust Company, N.A., the Tabulation Agent for the Merger. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on January 19, 2021 .

You will receive a confirmation of your registration by email after your registration materials are received.

Requests for registration should be directed to Computershare Trust Company, N.A., the Tabulation Agent for the Merger at the following:

By email

Forward the email from your broker, or attach an image of your legal proxy, to
legalproxy@computershare.com

By mail

Computershare
Cosan Limited Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Revocation

You may change your vote or revoke your proxy at any time before it is exercised at the CZZ Special Meeting. You may do this in one of three ways:

•	by sending a written notice of revocation to Georgeson LLC, the Information Agent for the Merger;

•	by properly submitting a later-dated, new proxy card, which must be received by the Tabulation Agent before your CZZ Shares are voted at the CZZ Special Meeting (in which case only the later-dated proxy is counted and the earlier proxy is revoked);

•	attending the CZZ Special Meeting virtually by accessing the digital platform and voting via the digital platform. Attendance at the CZZ Special Meeting will not, however, in and of itself, constitute a vote or revocation of a prior proxy.

If you hold your CZZ Shares in street name, then you must change your voting instruction by submitting new voting instructions to the broker, bank or other nominee that holds your CZZ Shares.

Written notices of revocation and other communications about revoking CZZ proxies should be addressed to:

Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
cosan@georgeson.com
Shareholders, Banks and Brokers may call toll free: (866) 257-5415

Tabulation of Votes

Computershare Trust Company, N.A. will serve as the Tabulation Agent for the Merger.

Adjournments

If a quorum is not present within fifteen minutes from the time appointed for the CZZ Special Meeting, the meeting will stand adjourned to ten days later at the same time and place or to such other day, time or place as the Secretary of CZZ may determine. Unless the CZZ Special Meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each CZZ shareholder entitled to attend and vote thereat in accordance with CZZ’s bye-laws.

No Solicitation of Proxies from Shareholders of CSAN or CLOG

Please note that this document is not a proxy or solicitation of votes for the CSAN Extraordinary General Meeting, the CLOG Extraordinary General Meeting or any extraordinary general meeting of the shareholders of CSAN or CLOG that will be held in connection with the Merger.

Questions and Additional Information

If you have any questions or need assistance in voting your shares, please contact Georgeson LLC, the Information Agent for the Merger:

Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
cosan@georgeson.com
Shareholders, Banks and Brokers may call toll free: (866) 257-5415

The Merger

The following is a description of the material aspects of the Merger. This section does not purport to be complete and may not contain all of the information that is important to you. You should carefully read this entire prospectus, the documents incorporated by reference into this prospectus, including the full text of the Merger Protocol and Deed of Merger, forms of which are included as Exhibits to the registration statement of which this prospectus is a part, for a more complete understanding of the Merger. All descriptions in this summary and in this prospectus of the terms and conditions of the Merger are qualified in their entirety by reference to transaction agreements. In addition, important business and financial information about each of CSAN and CZZ is included in or incorporated by reference into this prospectus and Exhibits to the registration statement of which this prospectus is a part. For a listing of the documents incorporated by reference into this prospectus, see the section of this prospectus entitled “Incorporation of Certain Documents by Reference.”

Overview

The CZZ Group forms an energy and infrastructure conglomerate which, when taken together with its Joint Venture entities formed with Raízen is active in fuel distribution, sugar and ethanol production, natural gas distribution, railway-based logistics and lubricants. CZZ is a “foreign private issuer” in accordance with Rule 405 of the Securities Act. CZZ’s Class A Shares are registered with the SEC and listed on the NYSE under the ticker symbol “CZZ.” CSAN, CLOG and their respective subsidiaries are subsidiaries of CZZ. The CSAN Group is active in fuel distribution (through Raízen), sugar and ethanol production, natural gas distribution and lubricants. The CLOG Group is active in railway-based logistics. Both CSAN and CLOG are also publicly-traded on the B3 on the special New Market (Novo Mercado) segment under the ticker symbols “CSAN3” and “RLOG3” respectively.

As part of an effort to streamline its operations, the Cosan Group intends to carry out the Proposed Transaction to enhance the current corporate structure of the Cosan Group by making CSAN the Cosan Group’s sole holding company. The Proposed Transaction is intended to simplify the Cosan Group’s corporate structure, unify and consolidate the Companies’ free floats, increase share liquidity, and unlock value within the Cosan Group’s portfolio. As part of the Proposed Transaction, it is proposed that each of CZZ and CLOG will be merged into CSAN. Following the completion of the Proposed Transaction, the outstanding shares of CSAN will be directly owned by all shareholders of CZZ, CSAN and CLOG as of immediately prior to the completion of the Proposed Transaction. As part of the Merger, CSAN intends to issue CSAN ADSs to be listed on the NYSE or CSAN Shares listed under the Novo Mercado segment of the B3 to the shareholders of CZZ immediately prior to the approval of the Merger. As for CLOG, once the Proposed Transaction is completed, holders of CLOG Shares immediately prior to the approval of the Proposed Transaction would become owners of shares of CSAN.

The following charts set forth a simplified representation of the Cosan Group’s operating structure prior to and following the Proposed Transaction.

COSAN GROUP SIMPLIFIED OPERATING STRUCTURE
PRIOR TO PROPOSED TRANSACTION (as of December 17, 2020)

COSAN GROUP SIMPLIFIED OPERATING STRUCTURE
AFTER THE PROPOSED TRANSACTION

CSAN and CLOG’s board of directors have established special independent committees on a provisional basis, in accordance with CVM Opinion No. 35, to negotiate the exchange ratios for the exchange of (i) CZZ Shares for CSAN Shares or CSAN ADSs, as applicable, and (ii) CLOG Shares for CSAN Shares. The special independent committees of CSAN and CLOG were required by CVM Opinion No. 35 to assess the Proposed Transaction and make a recommendation with respect to the Proposed Transaction to the boards of directors of CSAN and CLOG, as applicable, to ensure that the Proposed Transaction is in the best interests of CSAN and CLOG, as applicable, and, that the Proposed Transaction is carried out on an arm’s length basis.

The members of the CSAN and CLOG committees are all independent non-managers with relevant experience. The members were appointed by CSAN and CLOG’s board of directors in meetings held on August 4, 2020. CZZ also has its own independent committee, formed of independent directors of CZZ.

The members of the independent committees were appointed to: (i) assess the terms and conditions of the Proposed Transaction; (ii) negotiate the exchange ratios for the exchange of (a) CZZ Shares for CSAN Shares or

CSAN ADSs, as applicable, and (b) CLOG Shares for CSAN Shares, as well as the other terms and conditions of the Proposed Transaction; and (iii) make a recommendation to the boards of directors of CSAN and CLOG, as applicable, to comply with CVM Opinion No. 35, in order to protect the interests of minority shareholders of CSAN and CLOG.

The Companies’ management recommended that the special committees take into account the following factors in determining the exchange ratio, as further detailed under “—Overview”: (i) no holding discounts should apply; (ii) group entities and their underlying assets should be considered at fair market value; and (iii) the shareholders of all entities involved should be treated equally.

In addition, the Companies’ special independent committees took into account the following to determine the exchange ratios in connection with the Proposed Transaction:

•	the by-laws and other organizational documents of each of CZZ, CSAN and CLOG;

•	financial information regarding each of CZZ, CSAN and CLOG;

•	the recent and historical trading prices of the shares of each of CZZ, CSAN and CLOG;

•	responses from the senior management of each of CZZ, CSAN and CLOG to questions posed by the special independent committees; and

•	copies of any relevant notices disclosed to the market.

The foregoing discussion of the information and factors that the special independent committees considered is not intended to be exhaustive, but is meant to include the material factors supporting the Proposed Transaction that the special independent committees considered. In view of the complexity and wide variety of factors that the special independent committees considered, the special independent committees did not find it practical to, and did not attempt to, quantify, rank or otherwise assign relative or specific weights or values to any of the factors considered. In addition, individual members of the special independent committees may have given different weights to different factors.

Background to the Merger

On July 2, 2020, the board of directors of the Companies authorized their respective senior officers to consider the Proposed Transaction, intended to simplify the Cosan Group’s corporate structure, unify and consolidate the current Companies’ free floats, increase stock liquidity and unlock value within the Cosan Group’s portfolio. This approval was disclosed to the market through a material fact on July 3, 2020.

On August 4, 2020, the boards of directors of the Companies approved, among other matters, the creation of special independent committees, that are responsible for negotiating the exchange ratios for the exchange of (i) CZZ Shares for CSAN Shares or CSAN ADSs, as applicable, and (ii) CLOG Shares for CSAN Shares, in each case within the context of the Proposed Transaction. Following the election of such members, the committees met to better understand the Proposed Transaction and the companies of the Cosan Group involved in order to be in a position to negotiate the exchange ratios for the mergers of CLOG and CZZ into CSAN.

On August 31, 2020, the special independent committees of CSAN and CLOG met with representatives of CSAN’s management. During this meeting, the representatives of CSAN discussed the background and implementation of the Proposed Transaction, as well as the role of the special independent committees.

On October 2, 2020, the managements of the Companies, as well as representatives of other companies of the Cosan Group (Compass, Rumo, and Raízen Energia and Raízen Combustíveis), held a meeting with the special independent committees. During this meeting, the representatives of the Cosan Group discussed market, operational and financial aspects of the companies involved with the special independent committees.

On October 13, 14 and 15, 2020, the special independent committees met with senior management representatives of Compass, Rumo, and Raízen Energia and Raízen Combustíveis. During these meetings, the representatives of these companies responded to various the questions asked by the special independent committees to deepen the special independent committees’ understanding of the assets, businesses and certain other operational matters relating to the companies involved.

Additional meetings were arranged and held among the companies’ representatives and the special independent committees. These meetings were held during the period of October 14, 2020 to November 3, 2020.

On November 6, 2020, a proposal with respect to the exchange ratios was made to the special independent committees. The special independent committees considered this proposal at meetings held during the following days, and began negotiating the exchange ratios at a meeting held on November 17, 2020. On November 20, 2020, the special independent committees met once again to continue negotiating the exchange ratios.

During the course of the following days, additional negotiation meetings were held by the special independent committees. On December 4, 2020, the special independent committees approved proposed exchange ratios to be submitted for the approval of CZZ’s, CLOG’s and CSAN’s board of directors. The exchange ratios and the Proposed Transaction were approved by the boards of directors of each of CZZ, CLOG and CSAN as detailed under “—CSAN’s Reasons for the Merger” and “—Recommendation of the CZZ Board of Directors; CZZ’s Reasons for the Merger.”

Recommendation of the CZZ Board of Directors; CZZ’s Reasons for the Merger

The CZZ board of directors recommends that CZZ shareholders vote “FOR” the Merger Proposal.

At its meeting held on  December 17 , 2020, after due consideration and consultation with CZZ’s management and advisors, the CZZ board of directors unanimously approved and deemed it advisable that the respective shareholders of CZZ adopt and approve the Merger Documents, including the Exchange Ratio. In doing so, the CZZ board of directors considered the business, assets, and liabilities, results of operations, financial performance, strategic direction and prospects of CSAN and CLOG. In making its determination, the CZZ board of directors considered a number of factors, including the following:

•	that the new corporate structure will streamline and simplify the corporate governance structure of the Cosan Group, specifically by (i) centralizing decision-making across the Cosan Group, instead of the current situation in which each of CZZ, CSAN and CLOG have separate board of directors and executive officers; (ii) providing a simpler corporate structure within which fewer corporate and other approvals are necessary to conduct transactions as compared to the current situation in which there are multiple entities and corporate bodies involved in decision-making; and (iii) having a single class of shares in the holding company of the Cosan Group;

•	aiming at the objective of unlocking existing value within the Cosan Group’s portfolio and allowing the Cosan Group, with the result of the Proposed Transaction, to assess possible initial public offerings of companies; and

•	the improvement of the Companies’ corporate governance by means of the creation of a sole holding company for the Cosan Group, in order to simplify, unify and consolidate the Companies’ current free floats.

The foregoing discussion of the information and factors that the CZZ board of directors considered is not intended to be exhaustive, but is meant to include the material factors supporting the Merger that the CZZ board of directors considered. In view of the complexity and wide variety of factors that the CZZ board of directors considered, the CZZ board of directors did not find it practical to, and did not attempt to, quantify, rank or otherwise assign relative or specific weights or values to any of the factors considered. In addition, individual members of the CZZ board of directors may have given different weights to different factors.

CSAN’s Reasons for the Merger

At its meeting held on  December 17 , 2020, after due consideration and consultation with CSAN’s management and advisors, the CSAN board of directors unanimously approved and deemed it advisable that the respective shareholders of CSAN adopt and approve the Merger Documents, including the Exchange Ratio. In doing so, the

CSAN board of directors considered the business, assets, and liabilities, results of operations, financial performance, strategic direction and prospects of CZZ and CLOG. In making its determination, the CSAN board of directors considered a number of factors, including the following:

•	that the new corporate structure will streamline and simplify the corporate governance structure of the Cosan Group, specifically by (i) centralizing decision-making across the Cosan Group, instead of the current situation in which each of CZZ, CSAN and CLOG have separate board of directors and executive officers; (ii) providing a simpler corporate structure within which fewer corporate and other approvals are necessary to conduct transactions as compared to the current situation in which there are multiple entities and corporate bodies involved in decision-making; and (iii) having a single class of shares in the holding company of the Cosan Group;

•	aiming at the objective of unlocking existing value within Cosan Group’s portfolio and allowing the Cosan Group, with the result of the Proposed Transaction, to assess possible initial public offerings of companies; and

•	the improvement of the Companies’ corporate governance by means of the creation of a sole holding company for the Cosan Group, in order to simplify, unify and consolidate the Companies’ current free floats.

The foregoing discussion of the information and factors that the CSAN board of directors considered is not intended to be exhaustive, but is meant to include the material factors supporting the Merger that the CSAN board of directors considered. In view of the complexity and wide variety of factors that the CSAN board of directors considered, the CSAN board of directors did not find it practical to, and did not attempt to, quantify, rank or otherwise assign relative or specific weights or values to any of the factors considered. In addition, individual members of the CSAN board of directors may have given different weights to different factors.

CLOG’s Reasons for the Merger with and Into CSAN

At its meeting held on  December 17 , 2020, after due consideration and consultation with CLOG’s management and advisors, the CLOG board of directors unanimously approved and deemed it advisable that the shareholders of CLOG adopt and approve the CSAN/CLOG Merger Protocol. In doing so, the CLOG board of directors considered the business, assets, and liabilities, results of operations, financial performance, strategic direction and prospects of CSAN. In making its determination, the CLOG board of directors considered a number of factors, including the following:

•	that the new corporate structure will streamline and simplify the corporate governance structure of the Cosan Group, specifically by (i) centralizing decision-making across the Cosan Group, instead of the current situation in which each of CZZ, CSAN and CLOG have separate board of directors and executive officers; (ii) providing a simpler corporate structure within which fewer corporate and other approvals are necessary to conduct transactions as compared to the current situation in which there are multiple entities and corporate bodies involved in decision-making; and (iii) having a single class of shares in the holding company of the Cosan Group;

•	aiming at the objective of unlocking existing value within Cosan Group’s portfolio and allowing the Cosan Group, with the result of the Proposed Transaction, to assess possible initial public offerings of companies; and

•	the improvement of the Companies’ corporate governance by means of the creation of a sole holding company for the Cosan Group, in order to simplify, unify and consolidate the Companies’ current free floats.

The foregoing discussion of the information and factors that the CLOG board of directors considered is not intended to be exhaustive, but is meant to include the material factors supporting the Merger that the CLOG board of directors considered. In view of the complexity and wide variety of factors that the CLOG board of directors considered, the CLOG board of directors did not find it practical to, and did not attempt to, quantify, rank or otherwise assign relative or specific weights or values to any of the factors considered. In addition, individual members of the CLOG board of directors may have given different weights to different factors.

Financial Implications of the Merger

The Proposed Transaction, of which the Merger forms part, is effectively an intragroup corporate reorganization with no effects on a consolidated basis.

Listing of CSAN Shares

The CSAN Shares will continue to listed on the B3 following the Closing Date.

Listing of the CSAN ADSs

We will apply to list on the NYSE the CSAN ADSs to be issued in connection with the Merger, effective as of the Closing Date. It is a condition of the parties’ obligations to effect the Merger that the CSAN ADSs be authorized for listing on the NYSE. There can be no assurance that the NYSE will accept the listing of the CSAN ADSs, however.

Delisting and Deregistration of CZZ Class A Shares

After the Merger is completed, the CZZ Class A Shares will be delisted from the NYSE and will be deregistered under the Exchange Act, after which CZZ will no longer be required under SEC rules and regulations to file periodic reports with the SEC with respect to CZZ Class A Shares.

Shareholder Approval of CSAN

The extraordinary general meeting of shareholders, together with any adjournments or postponements thereof, the “CSAN Extraordinary General Meeting,” is expected to be held on January 22, 2021, at 2 p.m. São Paulo time , at CSAN’s principal place of business, located in the City of São Paulo, state of São Paulo, at Av. Brigadeiro Faria Lima, 4,100 – 16th floor, Room 1, São Paulo – SP, 04538-132, Brazil.

The CSAN Extraordinary General Meeting for the Merger requires the favorable vote of shareholders representing an absolute majority of voting shares of CSAN attending the meeting for the Merger, or the “CSAN Shareholder Approval.”

Assuming quorum requirements are met and the meeting is validly held in accordance with Brazilian law, it is expected that the shareholders of CSAN will vote to approve the matters described above. The CSAN Extraordinary General Meeting shall approve the amendments to CSAN By-Laws.

The effectiveness of the resolutions to be voted on at the CSAN Extraordinary General Meeting for the CSAN Shareholder Approval will be subject to the approval of the CLOG Shareholder Approval and CZZ Shareholder Approval. See also “—Withdrawal Rights for CLOG Shareholders.”

Shareholder Approval of CLOG

The extraordinary general meeting of shareholders together with any adjournments or postponements thereof, the “CLOG Extraordinary General Meeting,” is expected to be held on January 22, 2021, at 11 a.m. São Paulo time , at CLOG’s principal place of business, located in the City of São Paulo, state of São Paulo, at Avenida Brigadeiro Faria Lima, 4,100 – 16th floor, Room 1, São Paulo – SP, 04538-132, Brazil.

The CLOG Extraordinary General Meeting for the Merger requires the favorable vote of shareholders representing (i) at least half of the voting shares of CLOG for the Merger and (ii) an absolute majority of voting shares of CLOG attending the meeting for the Merger, or the “CLOG Shareholder Approval.”

Assuming quorum requirements are met and the meeting is validly held in accordance with Brazilian law, it is expected that the shareholders of CLOG will vote to approve the matters described above. The CLOG Extraordinary General Meeting shall approve the amendments to CLOG by-laws.

The effectiveness of the resolutions to be voted on at the CLOG Extraordinary General Meeting for the CLOG Shareholder Approval will be subject to the approval of the CSAN Shareholder Approval. See also “—Withdrawal Rights for CLOG Shareholders.”

Withdrawal Rights for CLOG Shareholders

Dissenting shareholders at the extraordinary general meetings for the CSAN Shareholder Approval (as defined above) will not have withdrawal rights, while dissenting shareholders at the extraordinary general meetings for the CLOG Shareholder Approval will have withdrawal rights.

Pursuant to Article 264 of the Brazilian Corporation Law, dissenting CLOG shareholders who exercise their withdrawal rights will be entitled to reimbursement for the CLOG Shares which they held between July 3, 2020 (the date on which the Proposed Transaction was first announced) and the date on which they exercised their withdrawal right, subject to completion of the merger of CLOG with and into CSAN. Based on the CLOG Merger Protocol and the book value of the CLOG Shares at market price, each CLOG Share entitles dissenting shareholders of CLOG who exercise their withdrawal rights to a payment of R$12.40 per CLOG Share, subject to the completion of the merger of CLOG with and into CSAN.

The completion of the Proposed Transaction, including the completion of the Merger of CZZ with and into CSAN as contemplated in this prospectus, is subject to a reassessment if the total amount to be paid to dissenting shareholders of CLOG who exercise their withdrawal rights exceeds R$1.6 billion, as the management of CLOG believes that any payment in excess of this amount would be detrimental to the Cosan Group’s financial condition. Accordingly, the Merger may not be completed and you may not receive any CSAN ADSs or CSAN Shares, as applicable, in exchange for your CZZ Shares even if the shareholders of CZZ approve the Merger, the Merger Documents and the transactions contemplated thereby.

See “Summary—Conditions Precedent That Must Be Satisfied or Waived for the Merger to Occur,” “Summary—Withdrawal Rights for CLOG Shareholders.”

Dissenters’ Rights of Appraisal for CZZ Shareholders

Under Bermuda law, in the event of a merger of a Bermuda company with another company or corporation, any shareholder of the Bermuda company is entitled to receive fair value for its shares. The CZZ board considers the fair value for each CZZ share to be the Merger Consideration .

Any CZZ shareholder of record who is not satisfied that it has been offered fair value for its CZZ Shares and whose shares are not voted in favor of the Merger may exercise its appraisal rights under the Companies Act to have the fair value of its CZZ shares appraised by the Court. Persons owning beneficial interests in CZZ shares but who are not shareholders of record should note that only persons who are shareholders of record are entitled to make an application for appraisal. Any CZZ shareholder intending to exercise appraisal rights MUST file its application for appraisal of the fair value of its CZZ shares with the Court within ONE MONTH after the date the notice convening the CZZ Special Meeting is deemed to have been received. This prospectus constitutes notice of the meeting. There are no statutory rules or published decisions of the Court prescribing the operation of the provisions of the Companies Act governing appraisal rights that are set forth in Section 106 of the Companies Act or the process of appraisal by the Court and the Court retains discretion as to the precise methodology that it would adopt when determining the fair value of shares in an appraisal application under the Companies Act.

If a CZZ shareholder votes in favor of the Agreement and the Merger at the CZZ Special Meeting, such shareholder will have no right to apply to the Court to appraise the fair value of its shares, and instead, if the merger is consummated, each CZZ share held by such shareholder will be converted into the right to receive the Merger Consideration. Voting against the Merger, or not voting, will not in itself satisfy the requirements for exercise of a CZZ shareholder’s right to apply for appraisal of the fair value of its CZZ shares under Bermuda law.

In any case where a registered holder of CZZ shares has made an appraisal application, which shareholder is referred to as a “dissenting shareholder,” in respect of the CZZ shares held by such dissenting shareholder, which are referred to as “dissenting shares,” and the Merger has been made effective under Bermuda law before the Court’s appraisal of the fair value of such dissenting shares then, if the fair value of the dissenting shares is later appraised by the Court, such dissenting shareholder will be paid the difference between the amount paid to him and the value appraised by the Court within one month of the Court’s appraisal.

In any case where the value of the dissenting shares held by a dissenting shareholder is appraised by the Court before the Merger has been made effective under Bermuda law, then CZZ will be required to pay the dissenting shareholder within one month of the Court’s appraisal an amount equal to the value of the dissenting shares appraised by the Court, unless the merger is terminated under the terms of the merger agreement.

The payment to a CZZ shareholder of the fair value of its CZZ shares as appraised by the Court could be equal to or more than the value of the Merger Consideration that the CZZ shareholder would have received in the merger if such CZZ shareholder had not exercised its appraisal rights in relation to its CZZ shares.

A CZZ shareholder who has exercised appraisal rights has no right of appeal from an appraisal made by the Court. The responsibility for costs of any application to the Court under Section 106 of the Companies Act will be in the Court’s discretion.

The relevant portions of Section 106 of the Companies Act are as follows:

“106 (6) Any shareholder who did not vote in favor of the amalgamation or merger and who is not satisfied that he has been offered fair value for his shares may within one month of the giving of the notice referred to in subsection (2) apply to the Court to appraise the fair value of his shares.

(6A) Subject to subsection (6B), within one month of the Court appraising the fair value of any shares under subsection (6) the company will be entitled either—

(a) to pay to the dissenting shareholder an amount equal to the value of his shares as appraised by the Court; or

(b) to terminate the amalgamation or merger in accordance with subsection (7).

(6B) Where the Court has appraised any shares under subsection (6) and the amalgamation or merger has proceeded before the appraisal then, within one month of the Court appraising the value of the shares, if the amount paid to the dissenting shareholder for his shares is less than that appraised by the Court the amalgamated or surviving company will pay to such shareholder the difference between the amount paid to him and the value appraised by the Court.

(6C) No appeal will lie from an appraisal by the Court under this section.

(6D) The costs of any application to the Court under this section will be in the discretion of the Court.

(7) An amalgamation agreement or merger agreement may provide that at any time before the issue of a certificate of amalgamation or merger the agreement may be terminated by the directors of an amalgamating or merging company, notwithstanding approval of the agreement by the shareholders of all or any of the amalgamating or merging companies.”

Certain Information on the Ownership and Management of CSAN and CZZ Following the Merger

Ownership of CSAN Prior to and After the Merger

The following table summarizes the shareholder participation in CSAN prior to the Merger and once the Merger is complete:

Shareholders	Prior to the Merger Common shares (as of December 17, 2020)	% of Total	New Shares	Total Shares once the Merger is Complete	% of Total	% Ex-Treasury Shares
Cosan Limited	255,272,586	64.76%	—	—	—	—
Controlling group	4,028	—	213,292,246	213,296,274	44.57%	45.70%
Board of directors	93,423	0.02%	6,284,361	6,377,784	1.33%	1.37%
Executive officers	10,652	—	3,132	13,784	—	—
Other Shareholders	127,080,273	32.24%	120,000,580	247,080,853	51.63%	52.93%
Treasury Shares	11,749,038	2.98%	—	11,749,038	2.46%	2.52%
Total Common Shares	394,210,000	100.00%	339,580,319	478,517,733	100.00%	102.52%
Ex-Treasury Shares	382,460,962	97.02%	339,580,319	466,768,695	97.54%	100.00%

Ownership of CZZ and CSAN Following the Merger

Once the Proposed Transaction is approved, CSAN will be consolidated as the group’s sole holding company, becoming the successor of (i) its subsidiary, CLOG; and (ii) its holding company, CZZ. CSAN, and consequently the Cosan Group, will continue to be controlled by Aguassanta, which is Mr. Rubens Ometto Silveira Mello’s investment vehicle.

Management of CSAN Following the Merger

Upon the closing of the transactions contemplated by the Merger Documents, CSAN’s board of directors will consist of at least five (5) members and at most twenty (20) members and be composed initially as follows: Mr. Rubens Ometto Silveira Mello, Mr. Marcelo Eduardo Martins, Mr. Burkhard Otto Cordes, Mr. Luís Henrique Cais de Beauclair Guimarães, Mr. Dan Ioschpe, Mr. José Alexandre Scheinkman, Mr. Vasco Augusto Pinto Fonseca Dias Júnior, Mr. Pedro Isamu Mizutani and Ms. Ana Paula Pessoa, whose term of office shall be carried out until the annual shareholders’ meeting of 2021. Our executive officers following the Merger will be Mr. Marcelo Eduardo Martins, Mr. Luis Henrique Cals de Beauclair Guimarães and Ms. Maria Rita de Carvalho Drummond.

Out of the members of the Board of Directors, at least two members or 20% of the members, whichever is higher, must be independent directors, as defined in the Novo Mercado Rulebook. The qualification of the members appointed as independent directors will be resolved upon at the shareholders’ meeting that elects such independent directors. A director elected as permitted under Article 141, Paragraphs 4 and 5 of Law No. 6,404/76 will also be deemed an independent director if there is a controlling shareholder. Should compliance with the foregoing percentage requirement lead to a fractional number of directors, the number of directors will be rounded to the whole number immediately higher.

The number of directors to be elected for the upcoming term will be decided by a majority vote at the relevant shareholders’ meeting. A shareholder or a group of shareholders representing at least 10% of the share capital of CSAN may separately elect up to one additional director. Additionally, shareholders representing a percentage of the share capital of CSAN of between 5% and 10% (depending on the aggregate value of capital stock of CSAN at such time, pursuant to the applicable CVM ruling) may request that the election of directors be subject to cumulative voting proceedings, as provided for in article 141 of the Brazilian Corporation Law and CVM Ruling 165.

Accounting Treatment of the Merger

The Merger will be a reorganization under common control accounted for by CSAN on a book value basis.

Treatment of Equity and Equity-Based Awards

Certain of the equity compensation plans which we make available to our directors, executive officers and members of our management may vest on the completion of the Merger. In addition, all of the equity compensation plans currently in place at CZZ will vest on or prior the completion of the Merger.

Dividend Information

The following table shows the amount of dividends declared by each of CSAN and CZZ on common shares and, in the case of CSAN, “interest on own capital”, for the years 2015 to 2019. Interest on own capital is a form of distribution on shares that is deductible for Brazilian taxpayers and included in the calculation of minimum mandatory dividends. The dividend amounts set forth below for each year were paid in the immediately following year. The table sets forth (1) amounts in reais per common share as well as amounts in U.S. dollars per common shares translated from reais at the prevailing rate on each of the respective dates of those payments with regards to CSAN; and (2) amounts in U.S. dollars per common share with regards to CZZ.

	CSAN				CZZ
	(in reais)		(in U.S. dollars)		(in U.S. dollars)
2020 (through to September 30, 2020)	R$	—	U.S.$	—	U.S.$	0.1069
2019		0.0015		0.0004		0.2721
2018		0.0017		0.0004		0.4488
2017		0.0028		0.0008		0.9846
2016		0.0035		0.0011		1.1307
2015	R$	0.0013	U.S.$	0.0003	U.S.$	0.5142

Past Contracts, Mergers, Negotiations and Agreements

There have been no past, present or proposed material contracts, arrangements, understandings, relationships, negotiations or transactions during the periods for which financial statements are presented in this prospectus between CSAN or its affiliates and CZZ or its affiliates, other than those described in this prospectus or in the documents incorporated by reference therein, and in particular sections entitled “The Merger Documents” and “The Merger.”

Expenses

The following is an itemized statement of the expenses incurred or estimated to be incurred by CSAN in connection with the Merger:

Type of Fee	Amounts in U.S.$ thousand
Legal fees	713
Accounting fees and advisory fees	2,460
Printing costs	100
ADS Depositary fees and expenses	350
Total	3,623

The Merger Documents

This section describes the material terms of the Merger Documents. The rights and obligations of the parties to the Merger Documents is governed by the express terms and conditions of the Merger Documents and not by this summary or any other information contained in this prospectus. The description in this section and elsewhere in this prospectus is qualified in its entirety by reference to the complete text of the Merger Documents, forms of which are attached as Exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and may not contain all of the information about the Merger Documents that is important to you. CSAN and CZZ encourage you to read the Merger Documents carefully and in their entirety.

The Merger Protocol

Overview

The Merger Protocol and Justification of the Merger of CZZ into CSAN will be entered into by CSAN and CZZ, subject to receipt of the necessary corporate approvals. It establishes the terms and conditions of the Merger, which constitutes a step to the Proposed Transaction of the CSAN Group, as disclosed by both companies, and shall result on the merger of CZZ into CSAN. After the Merger, CZZ will cease to exist and all of its assets will be held by CSAN.

Justification

The Merger Protocol also establishes the justification presented by the managements of CSAN and CZZ, explaining the reasons why the Merger is beneficial and meets the best interest of both parties and their corresponding shareholders insofar as it is expected that as a result of the Merger:

•	the new corporate structure will streamline and simplify the corporate governance structure of the Cosan Group, specifically by (i) centralizing decision-making across the Cosan Group, instead of the current situation in which each of CZZ, CSAN and CLOG have separate board of directors and executive officers; (ii) providing a simpler corporate structure within which fewer corporate and other approvals are necessary to conduct transactions as compared to the current situation in which there are multiple entities and corporate bodies involved in decision-making; and (iii) having a single class of shares in the holding company of the Cosan Group;

•	it will be possible to unlock existing value within Cosan Group’s portfolio and allowing the Cosan Group, with the result of the Proposed Transaction, to assess possible initial public offerings of companies; and

•	there will be the improvement of the Companies’ corporate governance by means of the creation of a sole holding company for the Cosan Group, in order to simplify, unify and consolidate the Companies’ current free floats.

Exchange Ratios

The Merger Protocol also establishes the exchange ratio for the shares. Subject to the terms and conditions established therein, after the Merger, each Class A Share issued and outstanding immediately prior to the consummation of the Merger (other than as provided in the Merger Documents) will be automatically converted into the right to receive 1.29401595263 CSAN ADSs, and each Class B Share issued and outstanding immediately prior to the consummation of the Merger (other than as provided in the Merger Documents) will be automatically converted into the right to receive 1.29401595263 validly issued and allotted, fully paid-up CSAN Shares, in each case subject to approval of the terms of the Proposed Transaction by the boards of directors and shareholders of each of CSAN and CZZ.

Following the Merger, any holder of CSAN ADSs may cause such CSAN ADSs to be cancelled and to have an equal number of validly issued and allotted, fully paid-up CSAN Shares issued to such holder in replacement thereof. The ADS Depositary has agreed to waive the cancellation fee for cancellations completed during the period of fifteen (15) calendar days after the completion of the Merger.

As a consequence of the Merger, CZZ Shares will be cancelled and new CSAN ADSs or CSAN Shares, as applicable, will be issued to CZZ shareholders who elect to become CSAN shareholders. The exchange ratio was assessed and approved by the special independent committees established to review and negotiate such exchange ratios and submit its recommendations to the board of directors of the companies, and is subject to approval by the boards of directors and shareholders of each of CSAN and CLOG. See “Summary—Merger Consideration.”

Base Date

Furthermore, the Merger Protocol indicates the reference date for the financial information taken into account in connection with the Merger.

Value Attributed to CZZ Assets

The Merger Protocol further clarifies other information regarding the value attributed to CZZ’s assets which will be merged with and into CSAN, such as that any variation on the value attributed to CZZ’s assets between the date-base and the closing of the Merger will be undertaken by CSAN and that the Merger will not result in a capital increase of the company, considering that (i) part of CZZ’s net equity is equal to the book value of its investment in CSAN; and (ii) CSAN will succeed as debtor to CZZ’s debts.

The Deed of Merger

The Deed of Merger contains the information required by section 105 of the Companies Act.  It confirms that CSAN will be the surviving corporation of the Merger and that CSAN’s constitutional documents will be the constitutional documents of the surviving corporation following the Merger. It also sets out who the directors and officers of the surviving corporation will be and describes the exchange ratio of Class A Shares into CSAN ADSs.  The Deed of Merger is subject to Bermuda law.

Material Tax Considerations

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following are the material U.S. federal income tax consequences of the Merger and the ownership and disposition of CSAN Shares and CSAN ADSs following the Merger to U.S. Holders (as defined below) of CZZ Shares described below. An opinion from Davis Polk & Wardwell LLP has been requested by CSAN and is attached to this prospectus as Exhibit 8.1. The opinion of counsel will be based upon and rely on, among other things, various facts and assumptions, as well as certain representations, statements and undertakings of CSAN and CZZ.

The discussion applies only to a U.S. Holder that holds CZZ Shares as capital assets for U.S. federal income tax purposes and it does not describe all tax consequences that may be relevant to U.S. Holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers or traders in securities or foreign currencies who use a mark-to-market method of tax accounting;

•	persons holding CZZ Shares as part of a hedge, “straddle,” wash sale, conversion transaction, integrated transaction or similar transaction or persons entering into a constructive sale with respect to the CZZ Shares;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons liable for the alternative minimum tax or the provisions of the Code (as defined below) known as the Medicare Contribution Tax;

•	tax-exempt entities, including “individual retirement accounts” or “Roth IRAs;”

•	persons who acquired CZZ Shares pursuant to the exercise of an employee stock option or otherwise as compensation;

•	persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the CZZ Shares to an "applicable financial statement" under Section 451(b) of the Code;

•	persons holding CZZ Shares in connection with a trade or business conducted outside the United States;

•	persons holding CZZ Shares that own or are deemed to own 10% or more of our stock (by vote or value) or that are “section 1248 shareholders” under Treasury regulation Section 1.367(b)-4 with respect to CZZ; or

•	U.S. Holders that will own (directly or indirectly) 5% of the either the total voting power or the total value of the shares of CSAN immediately after the Merger.

In addition, this discussion does not address other U.S. federal taxes (such as gift or estate taxes) or the tax consequences of the Merger under state, local or non-U.S. tax laws.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds CZZ Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding CZZ Shares and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of the Merger and of owning and disposing of CSAN Shares or ADSs following the Merger in their particular circumstances.

This discussion is based on the Internal Revenue Code of 1986, as amended, or the “Code,” administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof.

These laws are subject to change, possibly with retroactive effect. It is also based in part on representations by the depositary and assumes that each obligation under the deposit agreement and any related agreement will be performed in accordance with its terms.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of CZZ Shares that is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

In general, a U.S. Holder that owns CSAN ADSs will be treated as the owner of the underlying CSAN Shares represented by such ADSs for U.S. federal income tax purposes.

This discussion assumes that CZZ and CSAN are not, and will not become, passive foreign investment companies, as described below.

Shareholders are urged to consult their tax advisors as to the particular U.S. federal income tax consequences of the Merger to them, as well as any tax consequences arising under any state, local and non-U.S. tax laws or any other U.S. federal tax laws.

The Merger

We expect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. However, completion of the merger is not conditioned on the receipt of an opinion of counsel to that effect and neither we nor CZZ intend to obtain a ruling from the Internal Revenue Service, or the “IRS,” regarding qualification of the Merger as a “reorganization.” Accordingly, no assurance can be given that the IRS will not challenge the treatment of the Merger as a “reorganization” or that a court would not sustain such a challenge.

Subject to the discussions below and under “—Passive Foreign Investment Company Rules”, if the Merger is treated as a “reorganization” for U.S. federal income tax purposes:

•	no gain or loss will be recognized by the U.S. Holder on the exchange of CZZ Shares for CSAN Shares or ADSs except with respect to cash, if any, received in lieu of fractional CSAN Shares or ADSs (in the manner described below);

•	the aggregate basis of the CSAN Shares or ADSs received in the Merger (including any fractional share deemed received and sold for cash, as discussed below) will be equal to the U.S. Holder’s aggregate tax basis in its CZZ Shares exchanged in Merger;

•	the holding period of the CSAN Shares or ADSs received in exchange for CZZ Shares (including any fractional share deemed received and sold for cash, as discussed below) will include the holding period of the CZZ Shares for which they are exchanged.

Cash in Lieu of Fractional Shares

A U.S. Holder of CZZ Shares who receives cash in lieu of a fractional CSAN Share or ADS will recognize capital gain or loss with respect to cash received in lieu of such fractional share or ADS equal to the difference, if any, between the amount of cash received and the tax basis in such fractional share or ADS (determined as described above). Any gain or loss recognized will be long-term capital gain or loss if, as of the date such cash is received, the CZZ Shares surrendered in the Merger were held for more than one year. The deductibility of capital losses is subject to limitations.

Taxation of Distributions on CSAN Shares or ADSs

Distributions paid on CSAN Shares or ADSs, including distributions of interest on capital, will generally be treated as dividends to the extent paid out of CSAN’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because CSAN does not maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. Dividends paid by qualified foreign corporations to certain non-corporate U.S. Holders are taxable at rates applicable to long-term capital gains. A foreign corporation is treated as a qualified foreign corporation with respect to dividends paid on stock that is readily tradable on a securities market in the United States, such as the NYSE (where the CSAN ADSs are expected to be traded). U.S. Holders should consult their tax advisers to determine whether these preferential rates will apply to dividends they receive and whether they are subject to any special rules that limit their ability to be taxed at these preferential rates.

The amount of a dividend will include any amounts withheld by CSAN in respect of Brazilian taxes on the distribution. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally allowed to U.S. corporations under the Code. Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s or, in the case of ADSs, the depositary’s, receipt of the dividend. The amount of any dividend income paid in reais will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of such receipt regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of its receipt.

Sale or Other Disposition of CSAN Shares or ADSs

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of CSAN Shares or ADSs will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the CSAN Shares or ADSs for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the CSAN Shares or ADSs disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. Such gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. If a Brazilian tax is withheld on the sale or other disposition of CSAN Shares or ADSs, a U.S. Holder’s amount realized will include the gross amount of the proceeds of such sale or other disposition before deduction of the Brazilian tax.

See “—Material Brazilian Tax Considerations—Income Tax—Capital Gains” for a description of when a disposition may be subject to taxation by Brazil.

Backup Withholding and Information Reporting

The payment of cash to U.S. Holders of CZZ shares in lieu of a fractional CSAN Share or ADS generally will be subject to information reporting and, under certain circumstances, may be subject to backup withholding (currently, at a rate of 24%), unless a U.S. Holder delivers a properly completed IRS Form W-9 certifying such U.S. Holder’s correct taxpayer identification number and certain other information, or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against a U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Foreign Tax Credits in Respect of Brazilian Taxes

Subject to applicable limitations that may vary depending upon a U.S. Holder’s circumstances, Brazilian income taxes withheld from dividends on CSAN Shares or ADSs generally will be creditable against a U.S. Holder’s U.S. federal income tax liability.

A U.S. Holder will be entitled to use foreign tax credits to offset only the portion of its U.S. tax liability that is attributable to foreign-source income. This limitation on foreign taxes eligible for credit is calculated separately with regard to specific classes of income. Because a U.S. Holder’s gains from the sale or exchange of CSAN Shares or ADSs will generally be treated as U.S.-source income, this limitation may preclude a U.S. Holder from claiming a credit for all or a portion of the Brazilian taxes imposed on any such gains. U.S. Holders should consult their tax advisers as to whether these Brazilian taxes may be creditable against the U.S. Holder’s U.S. federal income tax liability on foreign-source income from other sources. Instead of claiming a credit, a U.S. Holder may elect to deduct such Brazilian taxes in computing its taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits must apply to all taxes paid or accrued in the taxable year to foreign countries and possessions of the United States.

The Brazilian IOF/Bonds Tax and any IOF/Exchange Tax imposed on the deposit of CSAN Shares in exchange for ADSs and the cancellation of ADSs in exchange for CSAN Shares (as discussed above under “—Material Brazilian Tax Considerations—Tax on Mergers Involving Bonds and Securities”) will not be treated as creditable foreign taxes for U.S. federal income tax purposes. U.S. Holders should consult their tax advisers regarding the tax treatment of these taxes for U.S. federal income tax purposes.

The rules governing foreign tax credits are complex and, therefore, U.S. Holders should consult their tax advisers regarding the availability of foreign tax credits in their particular circumstances.

Passive Foreign Investment Company Rules

Special, generally unfavorable, U.S. federal income tax rules may apply to U.S. Holders that have held CZZ Shares or will hold CSAN Shares or ADSs if CZZ or CSAN has been or is a “passive foreign investment company”, or “PFIC,” at any time during which the U.S. Holder has held or holds CZZ Shares or CSAN Shares or ADSs, and may change the treatment of distributions on and dispositions of CSAN Shares or ADSs described above and the treatment of the exchange of CZZ Shares for CSAN Shares or ADSs pursuant to the Merger.

CZZ believes that it was not a PFIC for U.S. federal income tax purposes for the 2019 taxable year and CSAN does not expect to be a PFIC for its current taxable year. However, since PFIC status depends upon the composition of a company’s income and assets and the market value of its assets from time to time, there can be no assurance that the CSAN will not be a PFIC for any taxable year.

If CZZ has been a PFIC at any time during the holding period of a U.S. Holder, assuming that CSAN is not a PFIC in the taxable year of the Merger, such a U.S. Holder would, under proposed regulations which are proposed to be effective from April 11, 1992, recognize gain (but not loss) upon the exchange of its CZZ Shares for CSAN Shares or ADSs. The gain would be equal to the difference between the fair market value of the CSAN Shares or ADSs received on the date of the exchange and the U.S. Holder’s tax basis in CZZ Shares exchanged and would be subject to taxation in the manner described below with respect to gain on disposition of CSAN Shares or ADSs.

If CSAN were a PFIC for any taxable year during which a U.S. Holder held CSAN Shares or ADSs, gain recognized by such U.S. Holder on a sale or other disposition (including certain pledges) of the CSAN Shares or ADSs would be allocated ratably over the U.S. Holder’s holding period for the CSAN Shares or ADSs. The amounts allocated to the taxable year of the sale or other disposition and to any year before CSAN became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for such taxable year, and an interest charge would be imposed on the resulting tax liability for such taxable year. Similar rules would apply to any distribution received by a U.S. Holder on its CSAN Shares or ADSs to the extent in excess of 125% of the average of the annual distributions on CSAN Shares or ADSs received by a U.S. Holder during the preceding three years or such U.S. Holder’s holding period, whichever is shorter. Certain elections (such as a mark-to-market election) may be available that would result in alternative treatment under the PFIC rules. U.S. Holders should consult their tax advisers to determine whether CSAN is a PFIC for any given taxable year and the tax consequences to them of holding shares in a PFIC. Furthermore, if CSAN were a PFIC or, for the taxable year in which CSAN paid a dividend or for the prior taxable year, the preferential dividend rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

If CSAN is a PFIC for any taxable year during which a U.S. Holder owns CSAN Shares or ADSs, the U.S. Holder will generally be required to file IRS Form 8621 with its annual U.S. federal income tax returns, subject to certain exceptions.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and may be subject to backup withholding unless (1) the U.S. Holder is a corporation or other exempt recipient or (2) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Certain U.S. Holders who are individuals (and certain specified entities) may be required to report information relating to their ownership of an interest in certain foreign financial assets, including stock of a non-U.S. person, subject to exceptions (including an exception for stock held through a U.S. financial institution). U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to CSAN’s Shares or ADSs.

U.S. Holders of CSAN Shares or ADSs should consult their own tax advisers as to the Brazilian, U.S. federal, state, local and other tax consequences of the ownership and disposition of CSAN Shares or ADSs based upon their particular circumstances.

MATERIAL BRAZILIAN TAX CONSIDERATIONS

The following discussion, prepared by our Brazilian counsel, summarizes the main Brazilian tax consequences of the acquisition, ownership and disposition of common shares and ADSs by an individual, entity, trust or organization that is not domiciled or resident in Brazil for purposes of Brazilian taxation (a “Non-Resident Holder”).

The following is a general discussion and, therefore, it does not specifically address all of the Brazilian tax considerations applicable to any particular Non-Resident Holder. It is based upon the tax laws and regulations of Brazil as in effect on the date hereof, which are subject to change, possibly with retroactive effect, and to differing interpretations. Any change to the legislation may change the consequences described below. Each prospective purchaser is urged to consult its own tax advisor about the particular Brazilian tax consequences to such purchaser of an investment in CSAN Shares or CSAN ADSs.

The tax consequences described below do not take into account tax treaties entered into by and between Brazil and other countries. The summary below does not address any tax consequences under the tax laws of any state or locality of Brazil.

Material Brazilian Tax Consequences to Non-Resident Holders as a Result of the Merger

The deposit of shares of a non-Brazilian entity in exchange for the CSAN ADSs by a Non-Resident Holder is expected to be out of the scope of Brazilian tax rules, as it constitutes an exchange, via merger, of non-Brazilian assets by a non-Brazilian Holder. No guarantee exists that such tax treatment will not be disputed by Brazilian tax authorities or will be validated by Brazilian courts if they are required to decide on the subject.

Income Tax

Dividends

Dividends paid by a Brazilian corporation, such as CSAN, including stock dividends and other dividends paid to a Non-Resident Holder of common shares, are currently not subject to withholding income tax in Brazil to the extent that these amounts are related to profits generated on or after January 1, 1996. Dividends paid from profits generated prior to January 1, 1996 may be subject to Brazilian withholding income tax at varying rates, according to the tax legislation applicable to each corresponding year.

Notwithstanding the foregoing, it should be noted that Brazilian GAAP was subject to changes in the end of 2007 (effective as of 2008) in order to conform to IFRS accounting standards. However, until January 1, 2015, Brazilian companies were still required to adopt, for tax purposes, the accounting rules and criteria that were effective on December 31, 2007, or the old Brazilian GAAP, pursuant to a transitory tax regime (regime tributário de transição), or RTT. Law No. 12,973 of May 13, 2014, as amended, or Law No. 12,973/14, extinguished the RTT and approved new rules aimed at permanently aligning the Brazilian tax system with IFRS as of January 1, 2015, including with respect to dividend distributions. For the 2014 fiscal year, the taxpayers were entitled to elect to adopt the new rules or to adopt the RTT.

Under the RTT, there was controversy on how tax authorities would view certain situations, including whether dividends should be calculated in accordance with the IFRS rules or the old Brazilian GAAP. It was debatable whether any dividend distributions made in accordance with IFRS rules in excess of the amount that could have been distributed had the profits been ascertained based on the old Brazilian GAAP would be taxable income. In view of such controversy, Law No. 12,973/14 expressly determines that dividends calculated in accordance with the IFRS rules based on profits ascertained between January 1, 2008 and December 31, 2013 should not be subject to taxation.

Notwithstanding the provisions of Law No. 12,973/14, Brazilian tax authorities issued Normative Ruling No. 1,492, of September 17, 2014, or Normative Ruling No. 1,492/14, which provides that dividend distributions supported by IFRS profits ascertained in the year 2014 that exceed the amount resulting from the adoption of the old Brazilian GAAP should be subject to taxation. However, this rule would only apply to taxpayers that have not elected to account for the effects of Law No. 12,973/14 (i.e., taxation based on IFRS rules) for the 2014 fiscal year.

Despite our belief that the tax exemption on dividends applies to dividends distributed by Brazilian companies out of profits ascertained in accordance with IFRS principles, there can be no assurance that dividends distributed out of the profits of companies ascertained in the 2014 fiscal year and that have not elected to adopt the new rules in said fiscal year will be tax exempt. If the provisions of Normative Ruling No. 1,492/14 are applicable, dividends ascertained in the fiscal year of 2014 based on IFRS that exceed the amount that would result from the adoption of the old Brazilian GAAP could be subject to withholding income tax at the rate of 15%, or 25% if the Non-Resident Holder is domiciled in a country or other jurisdiction (1) that does not impose income tax, (2) where the maximum income tax rate is lower than 20.0% or 17%, as the case may be, or (3) where the applicable local laws impose restrictions on the disclosure of the shareholding composition or the ownership of investments (“Low or Nil Tax Jurisdiction”). See “—Discussion on Low or Nil Tax Jurisdictions.”

There can be no assurance that the current tax exemption on dividends distributed by Brazilian companies will continue in the future. If this tax exemption does not apply, it could have an adverse impact on Non-Resident Holders.

Interest Attributable to Shareholder’s Equity

Law No. 9,249, dated December 26, 1995, as amended, or Law No. 9,249/95, allows a Brazilian corporation, such as CSAN, to make distributions to shareholders of interest on equity and treat those payments as deductible expense, for purposes of calculating Brazilian corporate income tax and social contribution on net profits as long as the limits described below are observed. These distributions may be paid in cash. For tax purposes, this interest is limited to the daily pro rata variation of the TJLP as determined by the Brazilian Central Bank from time to time, and the amount of the deduction may not exceed the greater of:

•	50% of net profits (after the deduction of social contribution on net profits and before taking into account the provision for corporate income tax and the amount attributable to shareholders as interest on equity) related to the period in respect of which the payment is made; and

•	50% of the sum of retained profits and profit reserves as of the date of the beginning of the period in respect of which the payment is made.

Payment of interest on equity to a Non-Resident Holder is subject to withholding income tax at the rate of 15%, or 25% if the Non-Resident Holder is domiciled in a Low or Nil Tax Jurisdiction.

These payments may be included, at their net value, as part of any mandatory dividend. To the extent payment of interest on equity is so included, the corporation is required to distribute to shareholders an additional amount to ensure that the net amount received by them, after payment of the applicable Brazilian withholding income tax, plus the amount of declared dividends is at least equal to the mandatory dividend.

Distributions of interest on equity to Non-Resident Holders may be converted into U.S. dollars and remitted outside Brazil, subject to applicable exchange controls, to the extent that the investment is registered with the Brazilian Central Bank.

Capital Gains

According to Article 26 of Law No. 10,833, dated December 29, 2003, as amended, gains related to the sale or disposition of assets located in Brazil, such as the CSAN Shares, by a Non-Resident Holder, are subject to withholding income tax in Brazil, regardless of whether the sale or disposition is made by a Non-Resident Holder to another non-resident of Brazil or to a Brazilian resident.

As a general rule, capital gains realized as a result of a sale or disposition of common shares are equal to the positive difference between the amount realized on the sale or disposition and the respective acquisition costs of the common shares.

There is a controversy regarding the currency that should be considered for purposes of determining the capital gain realized by a Non-Resident Holder on a sale or disposition of shares in Brazil, more specifically, if such capital gain is to be determined in foreign or in local currency.

Under Brazilian law, income tax on such gains can vary depending on the domicile of the Non-Resident Holder, the type of registration of the investment by the Non-Resident Holder with the Brazilian Central Bank and how the disposition is carried out, as described below.

Currently, capital gains realized by Non-Resident Holders on a sale or disposition of shares carried out on the B3 (including the organized over-the-counter market) are:

•	exempt from income tax when realized by a Non-Resident Holder that (1) has registered its investment in Brazil with the Brazilian Central Bank under the rules of Resolution 4,373/14 of the Brazilian Monetary Council (a “4,373 Holder”), and (2) is not resident or domiciled in a Low or Nil Tax Jurisdiction;

•	subject to income tax at a rate of 15% in the case of gains realized by (A) a Non-Resident Holder that (1) is not a 4,373 Holder and (2) is not resident or domiciled in a Low or Nil Tax Jurisdiction; or (B) a Non-Resident Holder that (1) is a 4,373 Holder, and (2) is resident or domiciled a Low or Nil Tax Jurisdiction; or

•	subject to income tax at a rate of up to 25% in the case of gains realized by a Non-Resident Holder that (1) is not a 4,373 Holder, and (2) is resident or domiciled in a Low or Nil Tax Jurisdiction.

A withholding income tax of 0.005% will apply and can be offset against the eventual income tax due on the capital gain. Such withholding does not apply to a 4,373 Holder that is not resident or domiciled in a Low or Nil Tax Jurisdiction.

Under current law, for transactions taking place outside the B3 or the organized over-the counter market, capital gains recognized by a Non-Resident Holder would be, in principle, subject to income tax in Brazil at progressive rates from 15% to 22.5% or 25%, if such Non-Resident Holder is resident or domiciled in a Low or Nil Tax Jurisdiction. The rates mentioned above would apply unless a lower rate is provided for in an applicable tax treaty between Brazil and the country where the Non-Resident Holder is domiciled.

Law No. 13,259 of March 16, 2016 determined the new progressive taxation method over capital gains mentioned above that has been in force since January 1, 2017. Capital gains are subject to income tax based on the following rates:

(i)       15% on any capital gain not exceeding R$5,000,000.00;

(ii)       17.5% on the portion of the capital gain between R$5,000,000.00 and R$10,000,000.00;

(iii)       20% on the portion of the capital gain between R$10,000,000.00 and R$30,000,000.00; or

(iv)       22.5% on the portion of the capital gain exceeding R$30,000,000.00.

If the Non-Resident Holder is a 4,373 Holder and is not resident or domiciled in a Low or Nil Tax Jurisdiction, it is arguable that the progressive rates mentioned above should not apply and, in such case, the 4,373 Holder would be subject to income tax at a fixed rate of 15%.

In the cases above, if the capital gains are related to transactions conducted on the Brazilian non-organized over-the-counter market with the intermediation of a financial institution the withholding income tax of 0.005% will apply and can later be offset against any income tax due on the capital gains.

The exercise of any preemptive rights relating to our common shares will not be subject to Brazilian income tax. Gains realized by a Non-Resident Holder on the disposition of preemptive rights in Brazil will be subject to Brazilian income tax according to the same rules applicable to the sale or disposition of shares.

There can be no assurance that the current favorable tax treatment of 4,373 Holders will continue in the future.

Discussion on Low or Nil Tax Jurisdictions

According to Law No 9,430, dated December 27, 1996, Low or Nil Tax Jurisdiction is a country or location that (1) does not impose taxation on income, (2) imposes the income tax at a rate lower than 20% or (3) imposes restrictions on the disclosure of shareholding composition or the ownership of the investment. On November 28, 2014, the Brazilian tax authorities issued the Ordinance No. 488, which decreased from 20% to 17% such minimum threshold for specific cases. The 17% threshold applies only to countries and regimes aligned with international standards of fiscal transparency in accordance with rules to be established by the Brazilian tax authorities.

Law No. 11,727/08 created the concept of Privileged Tax Regimes, which encompasses the countries and jurisdictions that: (1) do not tax income or tax it at a maximum rate lower than 20% or 17%, as the case may be; (2)

grant tax advantages to a non-resident entity or individual (i) without the need to carry out a substantial economic activity in the country or a said territory or (ii) conditioned to the non-exercise of a substantial economic activity in the country or a said territory; (3) do not tax or taxes proceeds generated abroad at a maximum rate lower than 20%, or 17%, as applicable; or (4) restricts the ownership disclosure of assets and ownership rights or restricts disclosure about economic transactions carried out.

In addition, Brazilian tax authorities enacted Normative Ruling No. 1,037, of June 7, 2010, or Normative Ruling No. 1,037/10, as amended, listing (1) the countries and jurisdictions considered Low or Nil Tax Jurisdictions, and (2) the Privileged Tax Regimes.

The interpretation of the current Brazilian tax legislation should lead to the conclusion that the concept of Privileged Tax Regimes should only apply for certain Brazilian tax purposes, such as transfer pricing and thin capitalization rules. According to this interpretation, the concept of Privileged Tax Regimes should not be applied in connection with the taxation of dividends, interest on equity and gains related to investments made by Non-Brazilian Holders in Brazilian corporations. Regulations and non-binding tax rulings issued by Brazilian federal tax authorities seem to confirm this interpretation.

Notwithstanding the fact that such Privileged Tax Regimes concept was enacted in connection with transfer pricing rules and is also applicable to thin capitalization and cross-border interest deductibility rules, Brazilian tax authorities may take the position that such Privileged Tax Regimes definition also applies to other types of transactions.

As a result, there is no assurance that Brazilian tax authorities will not attempt to apply the concept of Privileged Tax Regimes to non-resident investors holding common shares such as a Non-Resident Holder. Prospective purchasers should therefore consult with their own tax advisors regarding the consequences of the implementation of Law No. 11,727/08, Normative Ruling No. 1,037/10, as amended, and of any related Brazilian tax laws or regulations concerning Low or Nil Tax Jurisdictions and Privileged Tax Regimes.

Sale of ADSs

We do not expect the gains realized by a Non-Resident Holder on the disposition of ADSs to another non-Brazilian resident to be subject to Brazilian tax, based on the argument that the ADSs would not constitute assets located in Brazil for purposes of Law No. 10,833/03. However, we cannot assure you how Brazilian courts would interpret the definition of assets located in Brazil in connection with the taxation of gains realized by a Non-Resident Holder on the disposition of ADSs to another non-Brazilian resident. As a result, gains on a disposition of ADSs by a Non-Resident Holder to a Brazilian resident, or even to a Non-Resident Holder in the event that courts determine that the ADSs would constitute assets located in Brazil, may be subject to income tax in Brazil according to the rules described above. If this income tax does apply, it could have an adverse impact on Non-Resident Holders.

Gains on the exchange of ADSs for shares

Non-Resident Holders may exchange ADSs for the underlying shares, sell the shares on a Brazilian stock exchange and remit abroad the proceeds of the sale. As a general rule, the exchange of ADSs for shares is not subject to income taxation in Brazil.

Upon receipt of the underlying shares in exchange for ADSs, Non-Resident Holders may also elect to register with the Brazilian Central Bank the U.S. dollar value of such shares as a foreign portfolio investment under CMN Resolution No. 4,373/14, which will entitle them to the tax treatment referred above on the future sale of the shares.

Alternatively, the Non-Resident Holder is also entitled to register with the Brazilian Central Bank the U.S. dollar value of such shares as a foreign direct investment under Law No. 4,131/62, in which case the respective sale would be subject to the tax treatment applicable to transactions carried out of by a Non-Resident Holder that is not a 4,373 Holder.

Gains on the Exchange of Shares for ADSs

The deposit of shares of a Brazilian entity in exchange for the ADSs by a Non-Resident Holder may be subject to Brazilian withholding income tax on capital gains if the acquisition cost is lower than the share price verified on the exchange date. The capital gains ascertained by the Non-Resident Holder, in this case, should be subject to taxation at rates that vary from 15% to 22.5%, depending on the amount of the gain, as referred to above; or at 25% if realized by a Non-Resident Holder that is resident or domiciled in a Low or Nil Tax Jurisdiction. In certain circumstances, there may be arguments to sustain the position that such taxation is not applicable to 4,373 Holders that are not resident or domiciled in a Low or Nil Tax Jurisdiction, which would be subject to taxation at a fixed 15% rate.

Tax on Foreign Exchange Mergers

Brazilian law imposes a tax on foreign exchange transactions (“IOF/Exchange”), due on the conversion of Brazilian currency into foreign currency (e.g., for purposes of paying dividends and interest) and the conversion of foreign currency into Brazilian currency. Currently, for most exchange transactions, the rate of IOF/Exchange is 0.38%

Effective as of December 1, 2011, however, the IOF/Exchange is levied at a rate of 0% over foreign exchange transactions entered into in connection with the inflow of proceeds to Brazil for investments made by a foreign investor (including a Non-Resident Holder) in (1) variable income transactions carried out on the Brazilian stock, futures and commodities exchanges, and (2) the acquisitions of shares of Brazilian publicly held companies in public offerings or subscription of shares related to capital contributions, provided that the company has registered its shares for trading with the stock exchange. As of June 5, 2013, this beneficial tax treatment was extended to all investments made under the rules of CMN Resolution 4,373/14 in the Brazilian financial and capital markets, including the investment in common shares. The IOF/Exchange at a rate of 0% also applies for the outflow of funds from Brazil related to these types of investments, including payments of dividends and interest on equity and the repatriation of funds invested in the Brazilian market.

Furthermore, the IOF/Exchange is currently levied at a 0% rate on the withdrawal of ADSs into shares of a Brazilian entity. Nonetheless, the Brazilian government may increase the rate at any time up to 25%. However, any increase in rates may only apply to future foreign exchange transactions.

Tax on Mergers Involving Bonds and Securities

Brazilian law imposes a tax on transactions involving bonds and securities (“IOF/Bonds”), on transactions involving bonds and securities, including those carried out on a Brazilian stock exchange. The rate of IOF/Bonds applicable to transactions involving common shares is currently 0%, although the Brazilian government may increase such rate at any time up to 1.5% of the transaction amount per day, but only in respect of future transactions.

On December 24, 2013, the Brazilian government reduced the IOF/Bonds to zero for transactions involving the deposit of shares which are issued by a Brazilian company admitted to trade on the B3 with the specific purpose of enabling the issuance of depositary receipts traded outside Brazil.

Other Brazilian Taxes

There are no Brazilian inheritance, gift or succession taxes applicable to the ownership, transfer or disposition of common shares by a Non-Resident Holder, except for gift and inheritance taxes imposed by some Brazilian states on gifts or bequests by individuals or entities not domiciled or residing in Brazil to individuals or entities domiciled or residing within such states. There are no Brazilian stamp, issue, registration, or similar taxes or duties payable by holders of common shares.

MATERIAL BERMUDA TAX CONSIDERATIONS

The following is a discussion of the material Bermuda tax consequences of the Merger. The following discussion is not exhaustive of all possible tax considerations. We urge you to consult your own tax advisor regarding your particular tax circumstances.

Taxation of CZZ

There is currently no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty, stamp duty or inheritance tax payable by CZZ in respect of the Merger. As a result, other than for persons ordinarily resident in Bermuda there are no current Bermuda taxation implications resulting from the Merger or the transactions contemplated by the Agreement.

Taxation of CZZ Shareholders

There is currently no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty, stamp duty or inheritance tax payable by the CZZ shareholders in respect of the Merger. As a result, other than for persons ordinarily resident in Bermuda there are no current Bermuda taxation implications resulting from the Merger or the transactions contemplated by the Agreement.

In respect of persons ordinarily resident in Bermuda, inheritance tax liabilities may arise on death if their CZZ shares or the shares resulting from the consummation of the Merger form part of their estate.

CZZ has received an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, the tax will not until 31 March 2035, be applicable to CZZ or to any of CZZ’s operations or to CZZ’s shares or other obligations except in so far as the tax applies to persons ordinarily resident in Bermuda or to any taxes payable by CZZ in respect of real property or leasehold interests in Bermuda held by CZZ.

Information About the Companies

Cosan S.A./CSAN

We are an integrated energy and infrastructure company and a market leader in fuel distribution, sugar and ethanol production and natural gas distribution, and a subsidiary of CZZ. Our main operations include: (1) Raízen Energia, through which we produce and market a variety of products derived from sugar cane, including raw sugar (Very High Polarization, or “VHP”), anhydrous and hydrated ethanol, and activities related to energy cogeneration from sugarcane bagasse; (2) Raízen Combustíveis through which we distribute and market fuels, mainly through a franchised network of service stations under the “Shell” brand throughout Brazil, petroleum refining, the operation of fuel resellers, a convenience store business, the manufacture and sale of automotive and industrial lubricants, and the production and sale of liquefied petroleum gas throughout Argentina; (3) gas and energy, including (i) the distribution of piped natural gas in part of the state of São Paulo to customers in the industrial, residential, commercial, automotive and cogeneration sectors; and (ii) the sale of electricity, comprising the purchase and sale of electricity to other traders, to consumers who have a free choice of supplier and to other agents permitted by law; and (4) Moove, through which we produce and distribute lubricants under the Mobil brand in Brazil, Argentina, Bolivia, Uruguay, Paraguay, the United States of America and Europe, as well as in the European and Asian markets under the “Comma” trademark.

Our business consists of the business of CZZ excluding the business of CLOG. Given that, prior to the Merger, CLOG will merge into us, once the Merger is completed, our business will be the same as CZZ’s current business. See “Information About the Companies—Cosan Limited/CZZ,” “Information About CZZ,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CZZ,” “Management and Compensation of CZZ” and “Where You Can Find More Information” for additional information on the business of CZZ.

We are a corporation (sociedade anônima) incorporated under the laws of Brazil on July 8, 1966 for an unlimited duration and registered under NIRE number 35300177045. Our legal name is Cosan S.A. and our commercial name is “Cosan.” Our registered office and principal executive office is located at Avenida Brigadeiro Faria Lima, 4,100 – 16th floor, Room 1, São Paulo – SP, 04538-132, Brazil and our general telephone and fax numbers are 55 11 3897-9797 and 55 11 3897-9799, respectively. Our website is http://https://ri.cosan.com.br/en/.

CSAN’s agent for service is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

Cosan Limited/CZZ

CZZ is one of the largest companies in Brazil with businesses in sectors which are strategic to Brazil’s development, such as energy and logistics. The following companies are part of the organization: CSAN and its subsidiaries, Compass, Moove, Raízen (which is under joint control) and CLOG with its subsidiary Rumo.

CZZ is the current holding company of the CZZ Group, which includes the CSAN Group and the CLOG Group. The CZZ 2019 Form 20-F includes consolidated information on the CZZ Group which also describes the respective businesses of the CSAN Group and the CLOG Group.

CZZ is a limited liability exempted company incorporated under the laws of Bermuda on April 30, 2007 for an indefinite term. CZZ is registered with the Registrar of Companies in Bermuda under registration number EC 39981. Its legal name is Cosan Limited and its commercial name is “Cosan.” CZZ’s registered office is located at Crawford House, 50 Cedar Avenue, Hamilton HM11, Bermuda and its principal executive office is located at Avenida Brigadeiro Faria Lima, 4,100 – 16th floor, São Paulo – SP, 04538-132, Brazil. The general telephone and fax numbers of CZZ are 55 11 3897-9797 and 55 11 3897-9799, respectively. CZZ’s website is http://ir.cosanlimited.com/en. In addition, the SEC maintains a website that contains information which CZZ has filed electronically with the SEC, including its annual reports, periodic reports and other filings, which can be accessed at http://www.sec.gov.

Cosan Logística S.A./CLOG

CLOG’s business is focused on logistics services for rail transportation, storage and port loading of commodities, mainly for grains and sugar, leasing of locomotives, wagons and another railway equipment.

CLOG is a corporation (sociedade anônima) incorporated under the laws of Brazil on April 23, 2012 for an unlimited duration and registered under NIRE number 35.300.447.581. CLOG’s legal name is Cosan Logística S.A. and its commercial name is “Cosan Logística.” CLOG’s registered office and principal executive office is located at Avenida Brigadeiro Faria Lima, 4,100 – 16th floor, Room 1, São Paulo – SP, 04538-132, Brazil and its general telephone and fax numbers are 55 11 3897-9797 and 55 11 3897-9799, respectively. CLOG’s website is https://ri.cosanlogistica.com/en/.

Information About CSAN

We are an integrated energy and infrastructure company and a market leader in fuel distribution, sugar and ethanol production and natural gas distribution, and a subsidiary of CZZ. Our business consists of the business of CZZ, excluding the business of CLOG. Given that, prior to the Merger, CLOG will merge into us, once the Merger is completed, our business will be the same as CZZ’s current business.

We are a corporation (sociedade anônima) incorporated under the laws of Brazil on July 8, 1966 for an unlimited duration and registered under NIRE number 35300177045. Our legal name is Cosan S.A. and our commercial name is “Cosan.” Our registered office and principal executive office is located at Avenida Brigadeiro Faria Lima, 4,100 – 16th floor, Room 1, São Paulo – SP, 04538-132, Brazil and our general telephone and fax numbers are 55 11 3897-9797 and 55 11 3897-9799, respectively. Our website is http://https://ri.cosan.com.br/en/.

For a discussion of CZZ’s business, which includes the respective businesses of CSAN and CLOG, see “Information About the Companies—Cosan Limited/CZZ,” “Information About CZZ,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CZZ,” “Management and Compensation of CZZ” and “Where You Can Find More Information.”

Information About CZZ

CZZ is one of the largest companies in Brazil with businesses in sectors which are strategic to Brazil’s development, such as energy and logistics. The following companies are part of the organization: CSAN and its subsidiaries, Compass, Moove, Raízen (which is under joint control) and CLOG with its subsidiary Rumo.

CZZ is a limited liability exempted company incorporated under the laws of Bermuda on April 30, 2007 for an indefinite term. CZZ is registered with the Registrar of Companies in Bermuda under registration number EC 39981. Its legal name is Cosan Limited and its commercial name is “Cosan.” CZZ’s registered office is located at Crawford House, 50 Cedar Avenue, Hamilton HM11, Bermuda and its principal executive office is located at Avenida Brigadeiro Faria Lima, 4,100 – 16th floor, São Paulo – SP, 04538-132, Brazil. The general telephone and fax numbers of CZZ are 55 11 3897-9797 and 55 11 3897-9799, respectively. CZZ’s website is http://ir.cosanlimited.com/en. In addition, the SEC maintains a website that contains information which CZZ has filed electronically with the SEC, including its annual reports, periodic reports and other filings, which can be accessed at http://www.sec.gov.

CZZ is the current holding company of the CZZ Group, which includes the CSAN Group and the CLOG Group. The CZZ 2019 Form 20-F includes consolidated information on the CZZ Group which also describes the respective businesses of the CSAN Group and the CLOG Group.

For a discussion of CZZ’s business, which includes the respective businesses of CSAN and CLOG, see “Item 4. Information on the Company” of the CZZ 2019 Form 20-F, which is incorporated by reference into this prospectus. For more information about how to obtain copies of this information, see the sections of this prospectus entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Management’s Discussion and Analysis of Financial Condition
and Results of Operations of CSAN

We are an integrated energy and infrastructure company and a market leader in fuel distribution, sugar and ethanol production and natural gas distribution, and a subsidiary of CZZ. Our business consists of the business of CZZ, excluding the business of CLOG. Given that, prior to the Merger, CLOG will merge into us, once the Merger is completed, our business will be the same as CZZ’s current business. See “Information about CSAN” for additional information about our business.

For a discussion of CZZ’s financial condition and results of operations, including a discussion of the results of operations of each of components of the CSAN Group and of the CLOG Group, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CZZ,” “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Management’s Discussion and Analysis of Financial Condition
and Results of Operations of CZZ

CZZ is one of the largest companies in Brazil with businesses in sectors which are strategic to Brazil’s development, such as energy and logistics. The following companies are part of the organization: CSAN and its subsidiaries, Compass, Moove, Raízen (which is under joint control) and CLOG with its subsidiary Rumo.

CZZ is the current holding company of the CZZ Group, which includes the CSAN Group and the CLOG Group. The CZZ 2019 Form 20-F includes consolidated information on the CZZ Group which also describes the respective businesses of the CSAN Group and the CLOG Group.

For a discussion of CZZ’s financial condition and results of operations, including a discussion of the results of operations of each of components of the CSAN Group and of the CLOG Group, see “Item 5. Operating and Financial Review and Prospects” and “Item 11. Quantitative and Qualitative Disclosures About Market Risk” of the CZZ 2019 Form 20-F and the CZZ Q3 Form 6-Ks, which are incorporated by reference into this prospectus. For more information about how to obtain copies of documents incorporated by reference, see the sections of this prospectus entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Management and Compensation of CSAN

Overview of CSAN’s Management

As of the date of this prospectus, our board of directors and executive officers are responsible for the operation of our business. Nevertheless, Mr. Rubens Ometto Silveira Mello, who controls all of CZZ’s class B series 1 common shares, has the overall power to control CSAN and CZZ, including the power to establish their respective management policies.

Board of Directors

Our board of directors is the decision-making body responsible for, among other things, determining policies and guidelines for our business. The board of directors also supervises our executive officers and monitors their implementation of policies and guidelines established from time to time by our board of directors.

The following table lists the current members of our board of directors:

Name	Date of Election	Position
Rubens Ometto Silveira Mello	April 26, 2019	Chairman of the Board
Marcelo Eduardo Martins	June 1, 2020	Vice-Chairman
Burkhard Otto Cordes	April 26, 2019	Director
Luis Henrique Cals de Beauclair Guimarães	July 31, 2020	Director
Mailson Ferreira da Nóbrega(1)	April 26, 2019	Director
Dan Ioschpe(1)	April 26, 2019	Director

(1)	Independent director.

The following is a summary of the business experience of our current directors. Unless otherwise indicated, the business address of our current directors is Avenida Brigadeiro Faria Lima, 4,100 – 16th floor, Room 1, São Paulo – SP, 04538-132, Brazil.

Rubens Ometto Silveira Mello. Mr. Mello is our chairman. He holds a degree in mechanical engineering from the Polytechnic School of the University of São Paulo (Escola Politécnica da Universidade de São Paulo) (1972). Mr. Mello has more than 40 years of experience in the management of large companies. He has also served as general director and chairman of the board of directors of Costa Pinto S.A. since 1980 and officer and chairman of the board of directors of Aguassanta Participações S.A., since 2001. Currently, Mr. Mello is the chairman of the boards of Comgás, Rumo, CLOG, Raízen, Radar and Moove. He is also one of the founders of UNICA, the Sugarcane Agroindustry Association of the State of São Paulo (UNICA—União da Agroindústria Canavieira do Estado de São Paulo). Prior to joining Cosan, Mr. Mello worked from 1971 to 1973 as an advisor to the board of executive officers of UNIBANCO União de Bancos Brasileiros S.A., and from 1973 to 1980 as chief financial officer of Indústrias Votorantim S.A.

Marcelo Eduardo Martins. Mr. Martins has been a member of our board of directors since March 23, 2009. Mr. Martins also holds the position of chief financial and investor relations officer of the Company, CZZ and CLOG, and serves on CZZ’s board of directors. Mr. Martins was a member of CLOG’s board of directors from April 30, 2015 until April 5, 2018. In July 2007, Mr. Martins was appointed as an executive officer of Aguassanta Participações S.A. Prior to joining the Cosan Group, Mr. Martins was the Chief Financial and Business Development Officer of Votorantim Cimentos between July 2003 and July 2007 and, prior to that, head of Latin American Fixed Income at Salomon Smith Barney (Citigroup) in New York. He has significant experience in capital markets, having worked at Citibank (where he began his career as a trainee in 1989), Unibanco, UBS and FleetBoston. He has a degree in business administration from the FGV.

Burkhard Otto Cordes. Mr. Cordes has been a member of our board of directors since 2005 and of CZZ’s board of directors since 2008. He holds a degree in business administration from Fundação Armando Álvares Penteado (1997) and a master’s degree in finance from IBMEC-SP (2001). Mr. Cordes has worked in financial markets at Banco BBM S.A., a company owned by Grupo Mariani, where he worked at its commercial division focusing corporate and middle market segments. Before holding his current position, he had worked at IBM Brasil in its financial division. Mr. Cordes is Mr. Mello’s son-in-law.

Luis Henrique Cals de Beauclair Guimarães. Mr. Guimarães is our chief executive officer. He also took office as the chief executive officer of CZZ on April 1, 2020. Prior to that he had been chief executive officer of Raízen since April 1, 2016. He was formerly the chief executive officer of Comgás, and after that, the fuels operational officer and person responsible for Raízen’s downstream division, which covers the retail, commercial and aviation businesses. Mr. Guimarães joined Shell in 1987 and worked in several positions in the lubricants and retail businesses in Brazil and abroad (based in London). From 2007 until September 2010, he served as Shell’s chief marketing officer for Lubricants in North America, based in Houston. Mr. Guimarães has a bachelor’s degree in statistics and a master’s in business administration in marketing from Coppead – UFRJ.

Mailson Ferreira da Nóbrega. Mr. Nóbrega has been a member of our board of directors and of Rumo’s board of directors since November 2007. He is an economist and was Brazil’s Minister of Finance from 1988 to 1990. He was previously technical consultant and chief of the Project Analysis Department at Banco do Brasil; chief coordinator of economic affairs of the Ministry of Industry and Commerce, and Secretary General of the Ministry of Finance. He was an executive officer of the Banco Europeu Brasileiro – EUROBRAZ, in London. Mr. Nóbrega is also member of the board of directors of the following companies: Abyara Planejamento Imobiliário, CSU Cardsystem S.A., Grendene S.A., Portobello S.A., Rodobens Negócios Imobiliários S.A., CSAN and Veracel Celulose S.A.

Dan Ioschpe. Mr. Ioschpe has been a member of our board of directors since 2014. He graduated from the Federal University of Rio Grande do Sul with a bachelor’s degree in Journalism, and also has a postgraduate degree from the Escola Superior de Propaganda e Marketing as well as a masters’ degree in business administration (MBA) from the Tuck School of Business at Dartmouth College (in the United States). He joined Iochpe-Maxion in 1986, where he held several positions until June 1996, when he left to take the presidency of AGCO in Brazil. He returned to Iochpe-Maxion in January 1998, becoming chief executive officer in the same year. He remained chief executive officer until March 2014, when he became chairman of the board of directors of Iochpe-Maxion. Mr. Ioschpe is currently a member of the boards of directors of Cosan S.A., Embraer, WEG S.A., Marcopolo S.A. e BRF S.A.

Executive Officers

Our executive officers serve as our executive management body. They are responsible for our internal organization and day-to-day operations and for the implementation of the general policies and guidelines established from time to time by our board of directors.

The following table lists our current executive officers:

Name	Date of Election	Position
Luis Henrique Cals de Beauclair Guimarães	January 21, 2020	Chief Executive Officer
Marcelo Eduardo Martins	March 1, 2019	Chief Financial and Investor Relations Officer
Maria Rita de Carvalho Drummond	January 21, 2020	Legal Officer

The following is a summary of the business experience of our executive officers who are not CSAN directors. Unless otherwise indicated, the business address of the executive officers is Avenida Brigadeiro Faria Lima, 4,100 – 16th floor, Room 1, São Paulo – SP, 04538-132, Brazil.

Luis Henrique Cals de Beauclair Guimarães. See “—Board of Directors.”

Marcelo Eduardo Martins. See “—Board of Directors.”

Maria Rita de Carvalho Drummond. Ms. Drummond has been our legal officer since 2011 and joined the Cosan Group in 2008, after leaving the law firm Barbosa, Mussnich e Aragão, where she worked from 2000 to 2004 and from 2007 to 2008. Ms. Drummond was manager for Latin America of BAT, the controlling shareholder of Souza Cruz S.A., based in London, from 2004 to 2005. She holds a law degree from Universidade Católica do Rio de Janeiro – PUC, a postgraduate degree in civil law from Universidade Estadual do Rio de Janeiro — UERJ and a master’s degree in international law from the London School of Economics. In 2019, Ms. Drummond was appointed by the Brazilian Association of Listed Companies (Associação Brasileira das Companhias Abertas) to hold a position on the Appeal Council of the National Financial System (Conselho de Recursos do Sistema Financeiro Nacional), with a mandate until March 2022.

Compensation

Under our current by-laws and under the CSAN By-Laws to be adopted prior to or upon completion of the Merger, our general shareholders’ meeting is responsible for approving the annual aggregate compensation that we pay to the members of our board of directors and our executive officers. Our executive officers receive the same benefits generally provided to our employees. Members of our board of directors are not entitled to these benefits. We currently have no employment agreements with our directors and executive officers providing for benefits upon the termination of employment. Our directors and executive officers who serve for CSAN, CLOG and CZZ will receive compensation from each of these companies.

Following the completion of the Merger, CSAN will continue to apply its existing compensation policy.

Equity Based Compensation Plans

In addition, certain executive officers, managers and other eligible employees may receive equity-based compensation pursuant to our stock option plan. See “Item 6. Directors, Senior Management and Employees—E. Share Ownership—Equity-Based Compensation Plans—Cosan S.A.” in the CZZ 2019 Form 20-F for information on the equity-based compensation plans in place at CSAN.

Management of CSAN Following the Merger

Upon the closing of the transactions contemplated by the Merger Documents, CSAN’s board of directors will consist of at least five (5) members and at most twenty (20) members and be composed initially as follows: Mr. Rubens Ometto Silveira Mello, Mr. Marcelo Eduardo Martins, Mr. Burkhard Otto Cordes, Mr. Luís Henrique Cais de Beauclair Guimarães, Mr. Dan Ioschpe, Mr. José Alexandre Scheinkman, Mr. Vasco Augusto Pinto Fonseca Dias Júnior, Mr. Pedro Isamu Mizutani and Ms. Ana Paula Pessoa, whose term of office shall be carried out until the annual shareholders’ meeting of 2021. Our executive officers following the Merger will be Mr. Marcelo Eduardo Martins, Mr. Luis Henrique Cals de Beauclair Guimarães and Ms. Maria Rita de Carvalho Drummond.

Out of the members of the Board of Directors, at least two members or 20% of the members, whichever is higher, must be independent directors, as defined in the Novo Mercado Rulebook. The qualification of the members appointed as independent directors will be resolved upon at the shareholders’ meeting that elects such independent directors. A director elected as permitted under Article 141, Paragraphs 4 and 5 of Law No. 6,404/76 will also be deemed an independent director if there is a controlling shareholder. Should compliance with the foregoing percentage requirement lead to a fractional number of directors, the number of directors will be rounded to the whole number immediately higher.

The number of directors to be elected for the upcoming term will be decided by a majority vote at the relevant shareholders’ meeting. A shareholder or a group of shareholders representing at least 10% of the share capital of CSAN may separately elect up to one additional director. Additionally, shareholders representing a percentage of the share capital of CSAN of between 5% and 10% (depending on the aggregate value of capital stock of CSAN at such time, pursuant to the applicable CVM ruling) may request that the election of directors be subject to cumulative voting proceedings, as provided for in article 141 of the Brazilian Corporation Law and CVM Ruling 165.

Biographical Information of CSAN’s Directors and Executive Officers Following the Merger

The following is a summary of the business experience of CSAN’s directors following the Merger. Unless otherwise indicated, the business address of CSAN’s directors following the Merger will be Avenida Brigadeiro Faria Lima, 4,100 – 16th floor, Room 1, São Paulo – SP, 04538-132, Brazil.

Rubens Ometto Silveira Mello. See “—Overview of CSAN’s Management—Board of Directors.”

Marcelo Eduardo Martins. See “—Overview of CSAN’s Management—Board of Directors.”

Burkhard Otto Cordes. See “—Overview of CSAN’s Management—Board of Directors.”

Luis Henrique Cals de Beauclair Guimarães. See “—Overview of CSAN’s Management—Board of Directors.”

Dan Ioschpe. See “—Overview of CSAN’s Management—Board of Directors.”

José Alexandre Scheinkman. Mr. Scheinkman is a member of CZZ’s board of directors. He is a Columbia University Professor (Charles and Lynn Zhang Professor of Economics) and the Theodore A. Wells ’29 Professor of Economics (Emeritus) at Princeton University. He holds a bachelor’s degree in economics from the Federal University of Rio de Janeiro (1969), a Master’s (1973) and Ph.D. (1974) in economics from the University of Rochester, as well as a Master’s degree in Mathematics from the Institute of Pure and Applied Mathematics (Brazil – 1970). He is a member of several research groups and associations, including the National Bureau of Economic Research and the Cambridge Endowment for Research in Finance. He was awarded the title of doctor honoris causa by the Université Paris-Dauphine in 2001. He sits on the Scientific Council of the Europlace Institute of Finance (Paris), on the National Academy of Sciences, on the American Finance Association and in the Academic Council of INSPER. He was previously Vice-President for Financial Strategies of Goldman, Sachs & Co., a member of Axion Investments from 2003 to 2013, co-editor of the Journal of Political Economy and a member of the economic advisory group for the Sloan Foundation.

Vasco Augusto Pinto Fonseca Dias Júnior. Mr. Dias holds a bachelor’s degree in systems engineering from the Pontifical Catholic University of Rio de Janeiro and earned a graduate degree from the same university. He joined the Shell Group as an intern in 1979 and later became analyst and head of systems. In December 2000, he left the Shell Group to serve as Executive Officer at Companhia Siderúrgica Nacional – CSN. He returned to the Shell Group in 2005 as President for Latin America. He also served as the chief executive officer of Raízen S.A. from 2011 (at the time of the joint venture between the Cosan Group and Shell) until March 2016.

Pedro Isamu Mizutani. Mr. Mizutani is a member of our board directors. Mr. Mizutani holds a production engineering degree from the Polytechnic School of the University of São Paulo (Escola Politécnica da Universidade de São Paulo) (1982), a postgraduate degree in finance from UNIMEP—Universidade Metodista de Piracicaba (1986) and a master’s degree in business management from FGV, São Paulo, with an extension degree from Ohio University (2001). Mr. Mizutani has more than 30 years of experience in finance and administration with companies in the ethanol and sugar industries. He also served as a planning director of Usina Costa Pinto S.A. from 1983 to 1987, as financial manager from 1987 to 1988, and as administrative and financial director from 1988 to 1990. From 1990 to 2001, he acted as administrative and financial director of the group and from 2011 to 2019, he was an officer at Raízen Energia.

Ana Paula Pessoa. Ms. Pessoa is a partner, investor and president of the Board of Directors of Kunumi AI, a Brazilian artificial intelligence company. She is a member of the global board of Credit Suisse in Zurich, the News Corporation in New York and the Vinci Group in Paris. She is committed to improving diversity in companies and understanding how technology and social change impact corporate cultures. Her volunteering activities focus on education initiatives and environmental concerns to ensure sustainable growth. She is a member of (i) the Global Council (GAC) of Stanford University, California, (ii) the Advisory Board of The Nature Conservancy Brazil, (iii) the Audit Committee of the Roberto Marinho Foundation, and (iv) the Instituto Atlantico de Gobierno, Madrid. She was the financial director of the Rio 2016 Olympic and Paralympic Games Organizing Committee. She invested and was chairman of the board of Neemu Internet. She was a partner and founder of Brunswick São Paulo, having worked for 18 years at Organizações Globo. She worked for the United Nations Development Program and the World Bank in the United States and Africa. Ms. Pessoa holds a Bachelor's degree in Economics and International Relations and a Master’s degree in Development Economics from Stanford University.

The following is a summary of the business experience of CSAN’s executive officers following the Merger. Unless otherwise indicated, the business address of CSAN’s directors following the Merger will be Avenida Brigadeiro Faria Lima, 4,100 – 16th floor, Room 1, São Paulo – SP, 04538-132, Brazil.

Marcelo Eduardo Martins. See “—Overview of CSAN’s Management—Board of Directors.”

Luis Henrique Cals de Beauclair Guimarães. See “—Overview of CSAN’s Management—Board of Directors.”

Maria Rita de Carvalho Drummond. See “—Overview of CSAN’s Management—Executive Officers.”

Management and Compensation of CZZ

CZZ’s board of directors and CZZ’s executive officers are responsible for the operation of its business. Nevertheless, Mr. Rubens Ometto Silveira Mello, who controls all of CZZ’s class B series 1 common shares, has the overall power to control CZZ, including the power to establish CZZ’s management policies.

For a discussion of CZZ’s management and compensation (as well as certain other corporate governance matters), see “Item 6. Directors, Senior Management and Employees” and “Item 7. Major Shareholders and Related Party Transactions” of the CZZ 2019 Form 20-F, which is incorporated by reference into this prospectus. For more information about how to obtain copies of documents incorporated by reference, see the sections of this prospectus entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Description of CSAN Shares and CSAN By-Laws

The following is a summary of certain significant provisions of the CSAN By-Laws (estatuto social) to be adopted prior to or upon completion of the Merger and the laws of Brazil. This description does not purport to be complete and is qualified by reference to the complete text of the CSAN By-Laws, which is still to become effective, and the applicable laws of Brazil. The CSAN By-Laws as described below will be adopted prior to or upon completion of the Merger. CSAN’s current by-laws, which will be superseded by the CSAN By-Laws, are attached as an Exhibit to the registration statement of which this prospectus is a part. This summary should not be considered as legal advice regarding these matters. You are urged to carefully review the CSAN By-Laws in their entirety as they, and not this description, will control your rights as a holder of CSAN Shares. In this section, unless otherwise stated, references to “we,” “us,” “our,” or the “Company” refer to CSAN.

General

Pursuant to the Novo Mercado regulations, our capital stock must consist exclusively of common shares. CSAN is a corporation (sociedade anônima) of indefinite term incorporated under the laws of Brazil, having its registered office in the city of São Paulo, state of São Paulo, at Avenida Brigadeiro Faria Lima, 4,100 – 16th floor, room 1, São Paulo – SP, 04538-132, Brazil. Brazil, enrolled with the Brazilian taxpayers’ registry (Cadastro Nacional de Pessoas Jurídicas — CNPJ) under No. 50.746.577/0001-15. CSAN was incorporated on July 8, 1966. CSAN is governed by the laws of Brazil, as well as by the CSAN By-Laws.

Capital Stock

As per Article 5 of the CSAN By-Laws, the capital stock of the CSAN, fully subscribed to and paid in, is of five billion, seven hundred and twenty seven million, four hundred and seventy eight thousand, fifty eight reais and fourteen centavos (R$5,727,478,058.14), divided into 394.210.000 registered common shares, with no par value. The capital stock of CSAN will be represented solely by common shares, and each common share will be entitled to one vote on the resolutions to be adopted by the shareholders.

CSAN is authorized to increase its capital stock, regardless of an amendment to the CSAN By-Laws, in up to seven billion reais (R$7,000,000,000.00), upon a resolution of its board of directors, which will establish the terms of issuance, including the price and payment. The board of directors may also approve the issuance of warrants (bonus de subscrição) and convertible debentures, as well as capitalization of profits of reserves, whether or not by issuing bonus shares, within the limits of the authorized capital.

The board of directors of CSAN may grant stock purchase or subscription options, under the plan or programs approved at the shareholders’ meeting, to the managers and employees of CSAN, as well as to managers and employees of other companies directly or indirectly controlled by CSAN, without preemptive rights to the shareholders at the time of either grant or exercise of such options, subject to the balance of the authorized capital limit at the time of exercise of subscription options, analyzed together with the balance of treasury shares at the time of exercise of purchase options.

Corporate Purpose

As per Article 3 of the CSAN’s By-Laws, CSAN’s purposes are to (i) import, export, produce and trade sugar, ethanol, sugarcane, and other sugar byproducts; (ii) distribute fuels in general and trade oil byproducts; (iii) establish fuel supply stations, purchase and sell oil-derived fuels and lubricants; (iv) provide logistics and port services, as well as technical, administrative and financial advisory services; (v) any type of transportation of passengers and cargo, including inland navigation, river and lake ferries; (vi) produce and trade electricity, live steam, steam escape and other electricity co-generation byproducts; (vii) farming and livestock activities in proprietary or third-party-owned lands; (viii) import, export, handle, trade, produce, store, load or unload fertilizers and other agricultural inputs; (ix) manage on its own account or through third parties assets and property and may lease, receive and grant in partnership, rent and lease furnishings, properties and equipment in general; (x) render technical services related to the activities mentioned above; (xi) hold equity interest in other companies; and (xii) processing and trading of fuel gases.

The development of activities by the companies that CSAN holds direct or indirect interest in any type considers the following factors: (i) the short- and long-term interests of CSAN and its shareholders, and (ii) the short and long-term economic, social, environmental and legal effects on its employees, suppliers, partners, clients and other creditors, as well as on the communities in which CSAN operates, both locally and globally.

Dividends

The CSAN By-Laws require that we distribute annually to CSAN’s shareholders a mandatory minimum dividend, which we refer to as the mandatory dividend, equal to at least 25% of CSAN’s net income after taxes, after certain deductions, including accumulated losses and any amounts allocated to employee and management participation, any amount allocated to CSAN’s legal reserve, any amount allocated to the contingency reserve and any amount written off with respect to the contingency reserve accumulated in previous fiscal years, in each case in accordance with Brazilian law.

However, the Brazilian Corporation Law permits a company to suspend the mandatory distribution of dividends if its board of directors reports to the shareholders’ meeting that the distribution would be incompatible with the financial condition of the company, subject to approval by the shareholders’ meeting and review by the fiscal council. In addition, our management must submit a report to the CVM clarifying the reasoning for any such non-payment. Net income not distributed due to such a suspension must be attributed to a separate reserve and, if not absorbed by subsequent losses, must be paid as dividends as soon as the financial situation of the company permits.

The amounts available for distribution are determined on the basis of financial statements prepared in accordance with the requirements of the Brazilian Corporation Law. In addition, amounts arising from tax incentive benefits or rebates are appropriated to a separate capital reserve in accordance with the Brazilian Corporation Law. This investment incentive reserve is not normally available for distribution, although it can be used to absorb losses under certain circumstances, or be capitalized. Amounts appropriated to this reserve are not available for distribution as dividends.

The Brazilian Corporation Law permits a company to pay interim dividends out of preexisting and accumulated profits for the preceding fiscal year or semester, based on financial statements approved by its shareholders. We may prepare financial statements semiannually or for shorter periods. CSAN’s board of directors may declare a distribution of dividends based on the profits reported in semiannual financial statements. CSAN’s board of directors may also declare a distribution of interim dividends or interest based on profits previously accumulated or in profits reserve, which are reported in such financial statements or in the last annual financial statement approved by resolution taken at a shareholders’ meeting. The board of directors may also declare dividends based on financial statements prepared for interim periods; provided that the total amount of dividends paid in each semester does not exceed the amounts accounted for in our capital reserve account set forth in paragraph 1 of Article 182 of the Brazilian Corporation Law and any dividends that fail to be claimed within a period of three (3) years will revert to CSAN.

In general, Non-Resident Holders must register their equity investment with the Brazilian Central Bank to have dividends, sales proceeds or other amounts with respect to their shares eligible to be remitted outside of Brazil. The common shares underlying the CSAN ADSs are held in Brazil by the custodian, as agent for the ADS Depositary, which is the registered owner on the records of the registrar for CSAN’s shares.

Payments of cash dividends and distributions, if any, are made in reais to the custodian on behalf of the ADS Depositary, which then converts such proceeds into U.S. Dollars and causes such U.S. Dollars to be delivered to the ADS Depositary for distribution to holders of CSAN ADSs. In the event that the custodian is unable to convert immediately the foreign currency received as dividends into U.S. dollars, the amount of U.S. dollars payable to holders of CSAN ADSs may be adversely affected by devaluations of the Brazilian currency that occur before the dividends are converted. Under the Brazilian Corporation Law, dividends paid to Non-Resident Holders will not be subject to Brazilian withholding tax; however, it is not clear under Brazilian law whether such withholding income tax exemption is also applicable to dividends distributed to holders of CSAN ADSs abroad.

Brazilian law allows the payment of dividends solely in reais, limited to the unappropriated retained earnings in CSAN’s financial statements prepared in accordance with IFRS.

Rights of Holders of Common Shares

Each of CSAN’s common shares entitles its holder to one vote at CSAN’s annual or extraordinary general shareholders’ meetings (assembleia geral ordinária or assembleia geral extraordinária). Pursuant to the CSAN By-Laws and its B3 listing agreement in connection with the listing of the common shares on the Novo Mercado, we cannot issue shares without voting rights or with restricted voting rights. As long as we are listed on the Novo Mercado, we may not issue preferred shares. In addition, the CSAN By-Laws and the Brazilian Corporation Law provide that holders of CSAN Shares are entitled to dividends or other distributions made in respect of CSAN Shares in accordance with their respective participation in CSAN’s capital. See “Description of CSAN ADSs and CSAN Deposit Agreement—Dividends and Distributions” for a more complete description of payment of dividends and other distributions of CSAN Shares. In addition, in the event of CSAN’s liquidation and following the payment of all CSAN’s outstanding liabilities, holders of CSAN Shares are entitled to receive their pro rata interest in any remaining assets, in accordance with their respective participation in CSAN’s capital. The shareholders have preemptive rights to subscribe for new shares issued by us, pursuant to the Brazilian Corporation Law, but are not obligated to subscribe for future capital increases.

Pursuant to the Novo Mercado Rules, the CSAN Shares have tag-along rights which enable their holders, upon the sale of a controlling interest in us, to receive in exchange for their shares 100% of the price paid per common share for the controlling block.

Pursuant to the Brazilian Corporation Law, neither the CSAN By-Laws nor actions taken at a shareholders’ meeting may deprive a shareholder of: (1) the right to participate in the distribution of net income; (2) the right to participate equally and proportionally in any residual assets in the event of liquidation of CSAN’s company; (3) preemptive rights in the event of issuance of new shares, convertible debentures or subscription warrants, except in some specific circumstances under the Brazilian Corporation Law; (4) the right to hold CSAN’s management accountable in accordance with the provisions of the Brazilian Corporation Law; and (5) the right to withdraw from us in the cases specified in the Brazilian Corporation Law, including merger or consolidation, which are described in “Description of CSAN Shares and CSAN By-Laws—Right of Withdrawal” and “Description of CSAN Shares and CSAN By-Laws—Redemption.”

Neither the CSAN By-Laws, nor the Brazilian Corporation Law, contain any restriction on voting by Non-Resident Holders of CSAN Shares.

Public Tender Offer upon Sale of Control

The direct or indirect disposal of controlling interest in CSAN in a single transaction or series of successive transactions must be agreed upon under a condition precedent or subsequent that the acquirer will make a tender offer to purchase the shares issued by CSAN and owned by the remaining shareholders, subject to the terms of, and within the time limits prescribed by, prevailing regulation and legislation and the Novo Mercado Regulation, so that the holders of such remaining shares may receive the same treatment as accorded to the seller pursuant to Article 254-A of the Brazilian Corporation Law and Articles 37 and 38 of the Novo Mercado Rules and Article 35 of the CSAN By-Laws.

In addition to the above, CSAN intends to add to its By-Laws a provision stating that any shareholder that acquires or becomes the owner, directly or indirectly, of the capital stock of CSAN corresponding to 15% or more of the total shares of the capital stock of CSAN, whether by means of a single transaction or through several transactions, must make or apply for registration of, as the case may be, a tender offer to purchase all shares of the capital stock of CSAN, subject to the provisions of the applicable regulations issued by the CVM and Novo Mercado Regulation.

Allocation of Net Income

Together with the financial statements for the fiscal year, the board of directors will submit to the Annual Shareholders’ Meeting the proposed allocation of net income, in compliance with the provisions of law and CSAN By-Laws.

The shareholders will be entitled to receive as dividends each year a mandatory minimum percentage of twenty five percent (25%). Pursuant to Brazilian Corporation Law, our net income may be allocated to income reserves and to the distribution of dividends. For purposes of Brazilian Corporation Law, net income is defined as a period’s result minus accumulated losses from previous years, income and social contribution tax provisions and any other amounts allocated for the payment of profit sharing authorized in our bylaws to employees and management

Under the Brazilian Corporation Law, payment of the mandatory dividend is not required if the board of directors has formally declared such distribution to be inadvisable in view of CSAN’s financial condition and has provided the shareholders at the annual general shareholders’ meeting with an opinion to that effect, which has been reviewed by CSAN’s fiscal council. In addition, CSAN’s management must submit a report to the CVM within five days following said meeting clarifying the reasoning for any such non-payment. See “Description of CSAN Shares and CSAN By-Laws —Dividends.”

Preemptive Rights

Our shareholders have a general preemptive right to subscribe for our shares in any capital increase of the same class of shares owned by them, pro rata to their interest in our capital stock at the time of the capital increase, except in the event of a grant or assignment of any option to acquire or subscribe to our common shares.

While our shareholders also have preemptive rights to subscribe for convertible debentures and subscription warrants, no preemptive rights apply to actual conversions of debentures, acquisitions of common shares from subscription of warrants and the offer and exercise of call options. In accordance with Brazilian Corporation Law, a period of at least 30 days following the publication of a notice of issuance of shares, convertible debentures or subscription warrants is granted for the exercise of preemptive rights, which rights may be transferred or disposed of for value. However, in accordance with Article 172 of Brazilian Corporation Law, our board of directors may refuse the granting of preemptive rights, or reduce the exercise period, with respect to the issue of new shares, convertible debentures and subscription warrants, up to the maximum limit of our authorized capital stock, if the placement of those shares, debentures or warrants occurs through a stock exchange sale or a public offering, in a public tender offer, with the objective of acquiring control of another company.

Our shareholders are not entitled to preemptive rights to subscribe our shares or our subscription bonus issued and placed through the trade on a stock exchange or a public subscription or the acquisition of shares made in the context of a public offer for acquisition of control.

Arbitration

In accordance with the regulations of the Novo Mercado and the CSAN By-Laws, CSAN, its shareholders, executive officers, directors and fiscal council members are required to resolve through arbitration any disputes or controversies, including those related to or arising out of the application, validity, effectiveness, interpretation and violation, among others, of the provisions of the Brazilian Corporation Law, the CSAN By-Laws, the rules published by the CMN, the Brazilian Central Bank, the CVM and other rules applicable to the Brazilian capital markets in general, as well as those set forth in the Novo Mercado Listing Regulations, in the Novo Mercado Listing Agreement and in other rules issued by the B3, and such arbitration is the exclusive means to settle such disputes with CSAN’s shareholders. As the holders of CSAN ADSs are not direct shareholders of CSAN, these arbitration requirements do not apply to such CSAN ADS holders; however, because the ADS Depositary is a holder of CSAN Shares, it would be bound by these mandatory arbitration provisions if it sought to exercise remedies against CSAN under Brazilian law.

Liquidation

CSAN shall be liquidated upon the occurrence of certain events provided for in the Brazilian Corporation Law, whereupon a meeting of the shareholders shall determine the form of liquidation, electing the liquidator(s) and the members of CSAN’s fiscal council, which must operate on a mandatory basis during the liquidation period.

Redemption

According to the Brazilian Corporation Law, we may redeem CSAN Shares subject to the approval of CSAN’s shareholders at an extraordinary shareholders’ meeting where shareholders representing at least 50% of the shares that would be affected are present. The share redemption may be paid with CSAN’s retained earnings, income reserves or capital reserves, with the exception of the legal reserve.

If the share redemption is not applicable to all shares, the redemption will be made by lottery. If custody shares are picked in the lottery and there are no rules established in the custody agreement, the financial institution will specify, on a pro rata basis, the shares to be redeemed.

Right of Withdrawal

The Brazilian Corporation Law provides that, in case any of our shareholders dissent from certain decisions taken at a shareholders’ meeting, they have the right to withdraw its equity interest from the company and to receive payment for the portion of shareholders’ equity attributable to its equity interest.

Pursuant to Brazilian Corporation Law, shareholder withdrawal rights may be exercised under the following circumstances, among others :

•	to reduce the mandatory distribution of dividends;

•	to merge with another company (including if CSAN is merged into one of its controlling companies) or to consolidate, except as described in the fourth paragraph following this list;

•	to approve CSAN’s participation in a centralized group of companies, as defined under Article 265 of the Brazilian Corporation Law, and subject to the conditions set forth therein, except as described in the fourth paragraph following this list;

•	to change CSAN’s corporate purpose;

•	to terminate a state of liquidation of the corporation;

•	to dissolve the corporation; or

•	to transfer all of CSAN’s shares to another company or in order to make us a wholly owned subsidiary of such company, known as a merger of shares (incorporação de ações), except as described in the fourth paragraph following this list;

•	to acquire the totality of shares of another company through a merger of shares (incorporação de ações), except as described in the fourth paragraph following this list;

•	to approve the acquisition of control of another company at a price which exceeds certain limits set forth in the Brazilian Corporation Law, except as described in the fourth paragraph following this list; or

•	to conduct a spin-off that results in (a) a change of CSAN’s corporate purpose, except if the assets and liabilities of the spin-off company are contributed to a company that is engaged in substantially the same activities, (b) a reduction in the mandatory dividend or (c) any participation in a centralized group of companies, as defined under the Brazilian Corporation Law.

In addition, in the event that the entity resulting from incorporação de ações, or a merger of shares, a consolidation or a spin-off of a listed company fails to become a listed company within 120 days of the shareholders’ meeting at which such decision was taken, the dissenting or non-voting shareholders may also exercise their withdrawal rights.

Only holders of shares adversely affected by the changes mentioned in the first and second items above may withdraw their shares. The right of withdrawal lapses 30 days after publication of the minutes of the relevant shareholders’ meeting. We would be entitled to reconsider any action giving rise to withdrawal rights within 10 days following the expiration of such rights if the withdrawal of shares of dissenting shareholders would jeopardize CSAN’s financial condition.

The Brazilian Corporation Law allows companies to redeem their shares at their economic value, subject to certain requirements. Since the CSAN By-Laws currently do not provide that CSAN’s shares be subject to withdrawal at their economic value, CSAN’s shares would be subject to withdrawal at their book value, determined on the basis of the last balance sheet approved by the shareholders. If the shareholders’ meeting giving rise to withdrawal rights occurs more than 60 days after the date of the last approved balance sheet, a shareholder may demand that its shares be valued on the basis of a new balance sheet that is of a date within 60 days of such shareholders’ meeting. In this case, CSAN must immediately pay 80% of the net worth of the shares, calculated on the basis of the most recent statement of financial position approved by its shareholders, and the balance must be paid within 120 days after the date of the resolution of the shareholders’ meeting.

Pursuant to the Brazilian Corporation Law, in events of consolidation, merger, incorporação de ações, participation in a group of companies, and acquisition of control of another company, the right to withdraw does not apply if the shares meet certain tests relating to liquidity and dispersal of the type or class of shares on the market (they are part of the B3 Index or other stock exchange index (as defined by the CVM)). In such cases, shareholders will not be entitled to withdraw their shares if the shares are a component of a general securities index in Brazil or abroad admitted to trading on the securities markets, as defined by the CVM, and the shares held by persons unaffiliated with the controlling shareholder represent more than half of the outstanding shares of the relevant type or class.

Registration of Shares

The CSAN Shares are held in book-entry form with Itaú Corretora de Valores S.A. Transfer of the CSAN Shares is carried out through a debit entry on the seller’s account and a credit entry on the purchaser’s account upon (i) written request of the seller; or (ii) judicial order or authorization.

Form and Transfer

Because the CSAN Shares are in registered book-entry form, the transfer of shares is made under Article 35 of the Brazilian Corporation Law, which determines that a transfer of shares is effected by an entry made by the registrar, by debiting the share account of the transferor and crediting the share account of the transferee. Itaú Corretora de Valores S.A. performs safe-keeping, share transfer and other related services for us.

Transfers of shares by a foreign investor are made in the same way and executed by that investor’s local agent on the investor’s behalf except that, if the original investment was registered with the Brazilian Central Bank, pursuant to Resolution No. 4,373/2014 of the Brazilian Central Bank, the foreign investor, through its local agent, should also seek amendment, if necessary, of the electronic certificate of registration to reflect the new ownership.

The B3 operates a central clearing system (the Central Depositária of the B3). A holder of CSAN Shares may choose, at its discretion, to hold CSAN Shares through this system and all shares elected to be put into the system will be deposited in custody with the relevant stock exchange (through a Brazilian institution duly authorized to operate by the Brazilian Central Bank having a clearing account with the relevant stock exchange). The fact that those shares are subject to custody with the relevant stock exchange will be reflected in CSAN’s register of shareholders. Each participating shareholder will, in turn, be registered in CSAN’s register of beneficial shareholders maintained by the relevant stock exchange and will be treated in the same way as a registered shareholder.

Shareholders’ Meetings

Pursuant to the Brazilian Corporation Law, CSAN’s shareholders are generally empowered to take any action relating to CSAN’s corporate purposes and to pass resolutions that they deem necessary. Shareholders at CSAN’s annual general shareholders’ meeting, which is required to be held within the first four months of the end of each year, have the exclusive right to approve CSAN’s audited financial statements and CSAN’s management accounts, as well as to determine the allocation of CSAN’s net income and the distribution of dividends with respect to the fiscal year ended immediately prior to the date of the relevant shareholders’ meeting. Generally (i) the installation of the fiscal council and election of its members, (ii) the election of the members of CSAN’s board of directors and (iii) the determination of the annual compensation of CSAN’s executive officers, board of directors and fiscal council are approved in the annual shareholders’ meeting, but such matters may also be approved at extraordinary shareholders’ meetings.

An extraordinary shareholders’ meeting may be held at any time during the year, including concurrently with the annual shareholders’ meeting. The following matters, among others, may be resolved only at a shareholders’ meeting:

•	amendment of the CSAN By-Laws;

•	election and dismissal of the members of CSAN’s board of directors and fiscal council, whenever requested by CSAN’s shareholders;

•	approval of management accounts and of CSAN’s audited financial statements on a yearly basis;

•	authorization of issuance of debentures by us, except for issuances which CSAN’s board of directors has been authorized to decide pursuant to a previous decision of CSAN’s shareholders;

•	suspension of the exercise of a shareholder’s rights in the event of noncompliance with the Brazilian Corporation Law or the CSAN By-Laws;

•	approval of valuation reports of assets offered by a shareholder to us as payment for the subscription of shares of CSAN’s capital stock;

•	approval of issuance of shares in excess of the limit of CSAN’s authorized capital;

•	determination of the annual compensation of CSAN’s executive officers, board of directors and fiscal council;

•	approval of any transaction involving CSAN’s transformation into a limited liability company, consolidation, merger or spin-off;

•	approval of any transaction involving CSAN’s dissolution or liquidation, the appointment and dismissal of the respective liquidator and the official review of the reports prepared by it;

•	authorization to delist from B3 Novo Mercado and to become a private company, as well as to retain a specialist firm to prepare a valuation report with respect to the value of CSAN’s common shares, in such event;

•	authorization to CSAN’s directors and officers to petition for bankruptcy or file a request for judicial or extrajudicial restructuring;

•	approval of stock option plans for managers and employees of CSAN and companies directly or indirectly controlled by CSAN, excluding shareholder preemptive rights; and

•	approval of any stock splits or reverse stock splits.

Quorum

As a general rule, the Brazilian Corporation Law provides that the quorum for purposes of a shareholders’ meeting consists of the presence of shareholders representing at least 25% of CSAN’s issued and outstanding shares on first call, and, if that quorum is not reached, any percentage on second call. If CSAN’s shareholders meet to amend the CSAN By-Laws, a supermajority quorum of shareholders representing at least two-thirds of CSAN’s issued and outstanding shares shall be required on first call, and any percentage will be sufficient on second call.

A shareholder may be represented in a shareholders’ meeting by an attorney-in-fact appointed no more than one year prior to the date of the relevant shareholders’ meeting. The attorney-in-fact must be a shareholder, director or executive officer of CSAN, a lawyer or a financial institution registered by their manager.

Generally, the affirmative vote of shareholders representing at least the majority of CSAN’s issued and outstanding shares present in person, or represented by proxy, at a shareholders’ meeting is required to approve any proposed action, with abstentions not taken into account. Exceptionally, according to the Brazilian Corporation Law, the affirmative vote of shareholders representing not less than one-half of CSAN’s issued and outstanding shares is required to, among other measures:

•	reduce the percentage of mandatory dividends;

•	change CSAN’s corporate purpose;

•	consolidate with or merge us into another company;

•	engage in a spin-off transaction;

•	approve CSAN’s participation in a group of companies (as defined in the Brazilian Corporation Law);

•	apply for cancellation of any voluntary liquidation;

•	approve CSAN’s dissolution; and

•	approve the merger of all of CSAN’s common shares into another Brazilian company.

Location of a Shareholders’ Meeting

CSAN’s shareholders’ meetings take place at CSAN’s headquarters in the city of São Paulo, state of São Paulo, Brazil. The Brazilian Corporation Law allows CSAN’s shareholders to hold meetings in another location in the event of a force majeure, provided that the meetings are held in the city of São Paulo and the relevant notice includes a clear indication of the place where the meeting will occur. All information relating to shareholders’ meetings will be available (i) at CSAN’s headquarters, in the City of São Paulo, State of São Paulo, at Avenida Brigadeiro Faria Lima, 4,100, 16th floor, ZIP Code 04538-132 and (ii) on the internet at CSAN’s website (https://ri.cosan.com.br/en/), the website of the CVM (www.cvm.gov.br), and the website of B3 (www.b3.com.br). The information included on these websites does not form part of this prospectus and is not incorporated by reference herein.

Who May Call a Shareholders’ Meeting

The shareholders’ meetings may be called by CSAN’s board of directors and by:

•	any shareholder, if CSAN’s board of directors fails to call a shareholders’ meeting within 60 days after the date it is required to do so under applicable law and the CSAN By-Laws;

•	shareholders holding at least five percent of CSAN’s capital stock, if CSAN’s board of directors fails to call a meeting within eight days after receipt of a justified request to call the meeting by those shareholders indicating the proposed agenda;

•	shareholders holding at least five percent of CSAN’s capital stock if CSAN’s board of directors fails to call a meeting within eight days after receipt of a request to call the meeting for the creation of the fiscal council; or

•	CSAN’s fiscal council, if one is created, if the board of directors fails to call an annual shareholders’ meeting within one month after the date it is required to do so under applicable law and the CSAN By-Laws, or if the fiscal council believes that there are important or urgent matters to be addressed.

Notice of a Shareholders’ Meeting

According to the Brazilian Corporation Law, all notices of general meetings must be published at least three times in the Diário Oficial do Estado de São Paulo, the official newspaper of the state of São Paulo, and in any other newspaper widely circulated, which, in CSAN’s case, is the Folha de São Paulo. The first notice must be published no later than 15 days before the date of the first call of the meeting, and no later than eight days before the date of second call of the meeting. However, in certain circumstances, and upon the request of any shareholder, the CVM may require that the first notice be published 30 days prior to the meeting. The first notice must also be published 30 days prior to the meeting in the event that there are depositary receipts or securities traded abroad. The CVM may also, upon the request of any shareholder, terminate, up to 15 days, the period for calling the extraordinary general meeting, in order to understand and analyze the proposals to be submitted to the specific meeting. The notice must include, in addition to the place, date and time, the agenda of the meeting and, in the case of a proposed amendment to the CSAN By-Laws, a description of the subject matter of the proposed amendment.

Conditions of Admission to CSAN’s Shareholders’ Meeting

In order to attend a shareholders’ meeting and exercise their voting rights shareholders must prove their status as shareholders and their ownership of by presenting his or her identity card/organizational documents and proof of power of attorney, if applicable, and proof of deposit issued by the financial institution responsible for the bookkeeping of the CSAN Shares.

A shareholder may be represented at a shareholders’ meeting by a proxy, appointed less than one year before the meeting, who must be one of CSAN’s shareholders, or one of CSAN’s officers or directors, a lawyer or a financial institution represented by their manager.

Delisting from the Novo Mercado

At any time, CSAN may decide to delist its common shares from the Novo Mercado. In order to delist its common shares from the Novo Mercado, CSAN (or its controlling shareholders) would be required to first launch a public tender offer through which CSAN or the controlling shareholders would acquire the free float shares (“Delisting TO”). The Delisting TO must comply with the applicable rules of the CVM Instruction No. 361, dated March 5, 2002, as amended or “CVM Instruction No. 361,” and (i) have a “fair price”, according to the Brazilian Corporation Law; and (ii) be approved by the holders of more than 1/3 of the outstanding free float shares. However, the Delisting TO requirement can be waived so long as holders of a majority of the free float shares approve such waiver. CSAN’s delisting from the Novo Mercado will not necessarily result in the loss of its registration as a public company on the B3.

If CSAN delists from Novo Mercado due a corporate restructuring transaction, either (i) the surviving company must submit the application for listing on the Novo Mercado within 120 days after the date of the shareholders’ meeting that approved such corporate restructuring transaction or (ii) if the resulting companies do not wish to be listed on the Novo Mercado, the majority of the holders of the outstanding free float shares must approve such corporate restructuring transaction.

In certain circumstances, CSAN (or its controlling shareholders) could be required under the Novo Mercado rules to launch a Delisting TO. Novo Mercado regulation stipulates that the compulsory delisting from Novo Mercado will be applied only in the event CSAN has violated Novo Mercado listing rules for a period of more than nine months.

Under CVM rules, if the offeror in a Delisting TO (the “Delisting TO Offeror”) subsequent transfers shareholding control within the 12-month period following the occurrence of a Delisting TO, the Delisting TO Offeror must pay to the former shareholders that tendered their shares in the Delisting TO (the “Delisting TO Former Shareholders”), on a pro rata basis, the difference, if any, between the tender offer price paid to the Delisting TO Former Shareholders and the price the Delisting TO Offeror received in such subsequent transfer.

Purchases of CSAN’s Common Shares for Treasury

Pursuant to CVM Instruction No. 567, dated September 17, 2015, or “CVM Instruction No. 567,” the purchase or sale by us of CSAN’s own shares requires shareholders’ approval in the event that the transaction:

•	takes place outside a stock exchange or over-the-counter market, involves more than 5.0% of the outstanding shares of a certain type or class, and is performed within an 18-month period;

•	takes place outside a stock exchange or over-the-counter market and at prices that are 10.0% higher with respect to purchases, and 10.0% lower, with respect to sales, than the price of CSAN’s common shares quoted on the relevant stock exchange;

•	aims to change or prevent a change in CSAN’s controlling shareholding or administrative structure; and

•	takes place outside a stock exchange or over-the-counter market and the counterpart is a related party.

Subject to certain conditions described in CVM Instruction No. 567, CSAN’s shareholders’ approval is not required for the purchase or sale by us of CSAN’s own shares:

•	where the counterparty is a member of CSAN’s board of directors, CSAN’s officer, employee or supplier in the context of exercise of stock options granted under a stock option plan (or other similar plans); or

•	in the context of a secondary public offering of treasury shares (or securities convertible or exchangeable into treasury shares).

We may acquire CSAN’s own shares to be held in treasury, sold or canceled, pursuant to a resolution of CSAN’s board of directors or CSAN’s shareholders, as applicable. We may not acquire CSAN’s common shares, hold them in treasury or cancel them in the event that such transaction:

•	targets shares owned by CSAN’s controlling shareholders;

•	takes place on organized securities markets at prices higher than market price;

•	is concurrent with a public offering for the acquisition of CSAN Shares, pursuant to the applicable securities regulations; or

•	requires funds greater than those currently available to us.

In order to authorize the purchase of CSAN’s own shares, CSAN’s board of directors or CSAN’s shareholders (through a resolution approved at a shareholders meeting) must specify the purpose of the transaction, the maximum number of shares to be acquired, the total number of CSAN’s outstanding shares and the maximum period of time to effect such purchase (not exceeding 18 months), among other information required by CVM Instruction No. 567.

Policy for the Trading of CSAN’s Securities by CSAN and Its Controlling Shareholder (If Any), Directors and Officers

CVM Instruction No. 358, dated January 3, 2002 (“CVM Instruction No. 358”), establishes that “insiders” must abstain from trading CSAN’s securities, including derivatives backed by or linked to CSAN’s securities, prior to CSAN’s disclosure of material information to the market.

The following persons are considered insiders for purposes of CVM Instruction No. 358: we, CSAN’s controlling shareholder (if any), members of CSAN’s board of directors, executive officers, members of CSAN’s fiscal council, members of any of CSAN’s technical or advisory bodies and whoever by virtue of its title, duty or position in CSAN’s company, CSAN’s controlling shareholder, controlled companies or affiliates has knowledge of a material fact and is aware that such fact has not been disclosed to the market, including auditors, analysts, underwriters and advisors.

Such restriction on trading also applies:

•	to any of CSAN’s former officers, members of CSAN’s board of directors or CSAN’s fiscal council for a six-month period, if any such officer, director or member of the fiscal council left CSAN’s company prior to the disclosure of material information he/she was aware of while in office;

•	in the event that we intend to acquire another company, consolidate, spin off part or all of CSAN’s assets, merge, transform, or reorganize;

•	to us, in connection with or for the transfer of CSAN’s control, or in the event that an option or mandate to such effect has been granted;

•	to CSAN’s direct and indirect controlling shareholders, their officers and members of their board of directors, whenever we, any of CSAN’s subsidiaries or affiliates are in the process of purchasing or selling CSAN Shares or have granted stock options over CSAN Shares, or if a mandate for such purposes has been granted; or

•	during the 15-day period preceding the disclosure of our quarterly information (informações trimestrais) or our standardized financial statements (demonstrações financeiras padronizadas), which is a standard form report containing relevant financial information derived from our financial statements that we are required to file with the CVM.

Disclosure of Information

We are subject to the reporting requirements established by the Brazilian Corporation Law and the CVM.

Disclosure of occasional and periodic information

Pursuant to the Brazilian Corporation Law, CVM regulations and the listing rules of the Novo Mercado, public companies are required to disclose to the CVM and the B3 the following occasional and periodic information, among others:

•	financial statements prepared in accordance with Brazilian GAAP, as well as management’s and the independent auditors’ report, within three months after the end of the fiscal year, or on the date they were made available to the shareholders, whichever is earlier; together with the standard financial statements (Demonstrações Financeiras Padronizadas), a report in a standard form covering the material financial information contained in the financial statements;

•	notices of annual shareholders’ meeting on the earlier of (a) the date of their publication or (b) the 15 days prior to the annual shareholders’ meeting;

•	all documents necessary for the shareholders to exercise their voting rights in the annual shareholders’ meeting;

•	summary of the decisions and actions taken at annual shareholders’ meetings, on the date they were held;

•	standard financial statements (Demonstrações Financeiras Padronizadas), within three months after the shareholders’ meeting;

•	our annual report on standard form containing our relevant corporate, business and selected financial information (Formulário de Referência), or FR, within five months after the end of the year, or within seven business days from a fact that resulted in a mandatory review;

•	interim standard financial statements (Informações Trimestrais), together with the special review report issued by an independent auditor duly registered with the CVM, within 45 days from the end of each quarter of the year, except the last quarter, or when the company discloses the information to the shareholders, or to third parties, whichever occurs first;

•	notices of special shareholders’ meeting or debenture holders’ meetings on the date of their publication;

•	a summary of the decisions and actions taken in our special shareholders’ meetings, on the same day they were held;

•	a copy of the minutes of each special shareholders’ meeting or debenture holders’ meetings, within seven days after the meeting;

•	a copy of any shareholders’ agreements, within seven days after the date they are filed with our registered office;

•	a copy of the minutes of board of directors’ meetings, only in case the decisions taken during such meetings affect third parties, within seven business days after the meeting;

•	a copy of the minutes of fiscal council meetings, if installed, which approve opinions, within seven business days after the disclosure of the fact or act that is the subject of the opinion;

•	certain appraisal reports required by Brazilian Corporate Law as well as by the regulation enacted by the CVM;

•	disclosure of any material developments, on the same date a notice to the market on these developments is published;

•	our policy for trading of shares;

•	our policy for disclosure of information;

•	a consolidated version of the bylaws whenever there is an amendment thereto, within seven business days after the amendment date;

•	information on any request for judicial reorganization or ratification of extrajudicial reorganization, or for a petition declaring our bankruptcy or a third-party petition for our bankruptcy that are based on a material amount, on the same date of its filing with a court or on the date we take notice of it in the case of a third-party petition;

•	information on any judicial decision on our bankruptcy, on the date we take notice of it;

•	any direct or indirect ownership interest exceeding 5% of our capital stock, considering any ultimate individual beneficial owner;

•	the number and characteristics, on a consolidated basis, of our shares held directly or indirectly by our controlling shareholders, members of our board of directors, board of executive officers and fiscal council;

•	changes in the numbers of our shares held by the controlling shareholders, members of our board of directors, board of executive officers and fiscal council in the immediately preceding 12 months;

•	the number of free-float shares, and their percentage in relation to the total number of issued shares;

•	Report on the Brazilian Code of Best Governance Practices (Informe Brasileiro de Governança Corporativa);

•	the existence of our arbitration provision to which we, our shareholders, members of our board of directors, board of executive officers and fiscal council are bound; and

•	other information required by the CVM within the term assigned for this purpose.

Information the B3 requires from companies listed on the Novo Mercado

In addition to the information required pursuant to applicable legislation, a company with shares listed on the Novo Mercado listing segment of the B3, such as ours, must observe the following additional disclosure requirements, among others:

•	a code of conduct;

•	we must disclose, in English, simultaneously to the respective disclosure in Portuguese any: (i) material facts; (ii) information on earnings disclosed by means of notices to our shareholders or communications to the market; and (iii) press releases regarding our financial condition;

•	disclose a copy of the internal rules of our board of directors and its committees;

•	in accordance to the CVM regulations, we must inform the resignation or dismissal of members of our board of directors and statutory directors by the next business day in which we are informed of the resignation or in which the dismissal is approved;

•	by December 10 of each year, we must disclose the annual calendar for the following calendar year containing at least the dates of the disclosure of the annual and quarterly financial information and the date on which the annual shareholders’ meeting will be held;

•	disclose our remuneration policy;

•	disclose our nomination policy;

•	disclose our risk management policy;

•	disclose our related parties’ transactions policy; and

•	the company must mention in our by-laws the arbitration provisions to which its shareholders and managers are bound.

Disclosure of Trading by Members of Our Board of Directors, Our Executive Officers, Our Fiscal Council Members and Shareholders

According to CVM regulations, our directors, executive officers and members of our fiscal council, as well as members of any of our technical or advisory committees are required to report to us ownership and trading of our shares or shares of any publicly held company that we control or are controlled by, or entities closely related to them. If the person is an individual, the communication must include the shares held by his or her spouse, partner or dependent that is included in his or her Brazilian tax return and any company directly or indirectly controlled by any of these persons. Such communication must include the following information:

•	the name and qualifications of the person providing the information;

•	the amount, type and/or class of shares traded, or in the case of other securities traded, the characteristics of such securities, and identification of the issuing company as well as the balance of the amount withheld before and after the trading; and

•	the form, price and date of the transaction or transactions.

This information must be sent (1) on the first business day after the appointment of the director, officer or member for his or her position, (2) when the publicly-held company registration is submitted to the authorities and (3) within five days after each transaction.

We must provide such information to the CVM and, if applicable, to the stock exchanges and organized over-the-counter exchanges where our securities are listed within 10 days after the end of each month in which any change in ownership occurred, after the end of each month in which our directors, executive officers and members of our fiscal council take office or after the end of each month in which our directors, executive officers and members of our fiscal council communicate to us any change in the information provided with respect to their spouses, partners or dependents that is included in their Brazilian tax return and any company directly or indirectly controlled by any of these persons.

This information must be delivered individually and in consolidated form by each category of persons indicated therein and the consolidated information will be available from the CVM in electronic form.

Our investor relations officer is responsible for the transmission of information received by us to the CVM and, if applicable, to the stock exchanges and organized over-the-counter exchanges where our securities are listed.

Pursuant to CVM Instruction No. 358, whenever there is an increase or reduction of multiples of 5% in the ownership of any type of shares forming our capital stock by any shareholder or group of shareholders, including with respect to equity derivative instruments related to such shares, whether directly or indirectly, that shareholder or group of shareholders must disclose the following information to us: (1) the name and credentials of the person acquiring the shares; (2) the target of the acquisition of the ownership interest and the quantity of shares intended to be acquired, including, if relevant, a declaration that the transaction is not intended to effect a change the composition of our Company’s control or administrative structure; (3) the number of shares and other securities and/or derivatives referenced in the shares (with physical or financial settlement); (4) reference to any agreement or contract regulating the exercise of voting rights or the purchase and sale of our securities and (5) in the case of foreign shareholders, the name and Brazilian tax file number of their representative in Brazil. Moreover, we are required to send this information to the CVM and the B3 and update our Brazilian reference form (formulário de referência) accordingly.

Disclosure of Material Developments

CVM Instruction No. 358 requires the disclosure of certain information related to material acts or facts concerning publicly listed companies. These requirements include provisions that:

•	define a material fact, which include decisions made by the principal shareholders, resolutions of the shareholders’ meeting and of the board of directors, board of executive officers and fiscal council, if installed, and any technical or advisory committee of publicly listed companies, or any other facts of a political, administrative, technical, business, financial or economic nature that are related to the company’s business and that may significantly influence (i) the price of its publicly traded securities; (ii) the decision of investors to buy, sell or hold these securities; and (iii) the decision of investors to exercise any of the securities’ underlying rights;

•	specify examples of acts or facts that are considered to be material, which include, among others, the execution of shareholders’ agreements providing for the transfer of control, the entry or withdrawal of shareholders that maintain any management, financial, technological or administrative function with or contribution to the company, and any corporate restructuring undertaken among related companies;

•	require the investor relations officer, controlling shareholders, directors, executive officers, members of the fiscal council, if installed, and of any technical or advisory committee to disclose material facts to the CVM;

•	require simultaneous disclosure of material facts to all stock exchanges in which the company’s securities are admitted for trading;

•	require the acquirer of a controlling stake in a company to publish material facts, including its intentions as to whether or not to de-list the company’s shares, within one year after the acquisition;

•	establish rules regarding disclosure requirements with respect to the acquisition and disposal of material equity interest in a publicly traded company; and

•	restrict the use of insider information.

According to CVM Instruction No. 358, under special circumstances, we may submit to the CVM a request for confidential treatment for certain material developments when our controlling shareholders or officers believe that disclosure would place our interest at risk.

Corporate Governance

In conducting CSAN’s business, we adopt corporate governance practices based on the principles of transparency, general equity principles, accountability and corporate responsibility, all in accordance with the Brazilian Institute of Corporate Governance (Instituto Brasileiro de Governança Corporativa) (“IBGC”), which provides guidelines to companies in order to: (a) increase value; (b) improve performance; (c) facilitate access to capital at lower costs; and (d) contribute to the continuity of operations. Among other corporate governance practices recommended by the IBGC, we have adopted the following practices:

•	capital stock composed exclusively by common shares, providing all shareholders with voting rights;

•	registration, whenever requested by its shareholders, of the occurrence of dissenting votes;

•	maintenance and disclosure of the registry containing the quantity of shares that each member possesses, identifying them by name;

•	the requirement that in the event of a sale of shares that would result in a change of control, all shareholders have the right to sell their shares under the same terms as any controlling shareholders (tag along). The change of control premium must be transparent. In the event of the sale of all of any controlling shareholder block, the offeror must provide tag-along rights for shareholders who do not form part of a control block;

•	hiring independent auditors to audit CSAN’s financial statements;

•	forwarding to the CVM and to B3 all the minutes of CSAN’s shareholders’ meetings;

•	provision in the CSAN By-Laws for a fiscal council (on a non-permanent basis upon the affirmative vote of the requisite number of shareholders);

•	clear by-laws with respect to (1) the manner in which shareholders’ meetings will be convened; and (2) the election, removal and term of CSAN’s directors and executive officers;

•	adoption of a board of directors, consisting of nine to thirteen members, who have a unified one-year term of office, with possibility of renewal;

•	separation of the position of chief executive officer and the position of chairman of the board of directors;

•	policy of disclosure of material acts or facts, with the Investor Relations Officer as the Company’s main spokesperson;

•	adoption of a trading policy regarding shares issued by the Company, approved by the board of directors and with controls that enable its compliance;

•	transparency in the disclosure of annual reports;

•	free access to the information and facilities of CSAN’s companies for members of CSAN’s board of directors;

•	resolution of conflicts between CSAN and its shareholders through arbitration, which is the exclusive means of resolving such disputes;

•	a general meeting of shareholders with power to (a) elect and dismiss the board of directors’ members, (b) determine the overall annual compensation of the members of the board of directors and board of executive officers, as well as compensation of the members of the fiscal council, when installed, (c) analyze, on an annual basis, the managers’ accounts and resolve the financial statements presented by them, (d) amend the by-laws, (e) resolve the dissolution, liquidation, merger, split and consolidation of us, or of any of CSAN’s companies, (f) approve the granting of stock option plans to CSAN’s managers and employees, as well as to managers and employees of other companies, direct or indirectly, controlled by us, (g) resolve, as per proposal presented by the management, the allocation of net income for the year and distribution of dividends, (h) elect the liquidator, as well as the fiscal council that shall be installed during the liquidation period, (i) resolve to deregister as a publicly held company and to delist from the special listing segment referred to as the Novo Mercado of B3 and (j) choose a specialized company in charge of determining CSAN’s economic value and preparing the valuation report of CSAN’s common shares, in the event of deregistering as a publicly held company and delisting from the Novo Mercado, within the companies appointed by the board of directors; and

•	the site for the general meeting of shareholders in order to facilitate the presence of all shareholders or their representatives.

Investment in Our Common Shares by Non-Residents of Brazil

Investors who are non-residents in Brazil must register their investment in shares under Law No. 4,131, dated September 3, 1962 (as amended), or CMN Resolution No. 4,373, dated September 29, 2014 (as amended) (“CMN Resolution No. 4,373”), and CVM Instruction No. 560 of March 27, 2015 (as amended) (“CVM Instruction No. 560”).

CMN Resolution No. 4,373 affords favorable tax treatment to foreign investors who are not residents in a low or nil tax jurisdiction, as defined by Brazilian tax laws (please refer to the section “Taxation—Material Brazilian Tax Considerations” for further discussion on the concept of a low or nil tax jurisdiction under Brazilian law).

Under CMN Resolution No. 4,373, investors who are non-residents in Brazil may invest in almost all financial assets and engage in almost all transactions available in the Brazilian financial and capital markets, provided that certain requirements are met. CMN Resolution No. 4,373 covers investors who are individuals, companies, mutual funds and other collective investment entities domiciled or headquartered outside of Brazil. Under CMN Resolution No. 4,373, an investor under this category must:

•	appoint one or more representatives in Brazil, which must be a financial institution duly authorized by the Brazilian Central Bank to receive service of process related to any action regarding financial and capital markets legislation, among others;

•	obtain a taxpayer identification number from the Brazilian tax authorities;

•	appoint one or more authorized custodians in Brazil for its investments, who must be duly authorized by the CVM; and

•	through its representative or representatives, register as a foreign investor with the CVM and register its investments with the Brazilian Central Bank.

In addition, an investor operating under the provisions of CMN Resolution No. 4,373 must be registered with the Brazilian Federal Revenue Office (Secretaria da Receita Federal) pursuant to its Normative Ruling No. 1,863/2018. This registration process is undertaken by the investor’s legal representative in Brazil.

Securities and other financial assets held by non-Brazilian investors pursuant to CMN Resolution No. 4,373 must be registered or maintained in deposit accounts or under the custody of an entity duly licensed by the Brazilian Central Bank or the CVM. In addition, securities trading is restricted to transactions carried out in the stock exchanges or through organized over-the-counter markets licensed by the CVM, except for transfers resulting from a corporate reorganization, or occurring upon the death of an investor by operation of law or will.

Non-Brazilian investors may also invest directly under Law No. 4,131 and may sell their shares in both private and open market transactions, but these investors are subject to less favorable tax treatment on gains than Resolution No. 4,373 investors. A non-Brazilian direct investor under Law No. 4,131 must:

•	register as a foreign direct investor with the Brazilian Central Bank;

•	obtain a Brazilian identification number from the Brazilian tax authorities;

•	appoint a tax representative in Brazil; and

•	appoint a representative in Brazil for service of process in respect of suits based on the Brazilian Corporate Law.

If a holder of ADSs decides to exchange ADSs for the underlying common shares, the holder will be entitled to (i) sell the common shares on the B3 and rely on the depositary’s electronic registration for five business days from the date of exchange to obtain and remit U.S. dollars abroad upon the holder’s sale of our common shares, (ii) convert its investment into a foreign portfolio investment under of CMN Resolution No. 4,373, or (iii) convert its investment into a foreign direct investment under Law No. 4,131/62.

If a holder of ADSs wishes to convert their investment into either an foreign portfolio investment under of CMN Resolution No. 4,373 or a foreign direct investment under Law No. 4,131/62, they should begin the process of obtaining foreign investor registration with the Brazilian Central Bank or with the CVM as the case may be, in advance of exchanging the ADSs for common shares.

The custodian is authorized to update the depositary’s electronic registration to reflect conversions of ADSs into foreign portfolio investments under CMN Resolution No. 4,373. If a holder of ADSs elects to convert their ADSs into a foreign direct investment under Law 4,131/62, the conversion will be effected by the Brazilian Central Bank after receipt of an electronic request from the custodian with details of the transaction.

If a foreign direct investor under Law No. 4,131/62 wishes to deposit their shares into the ADR program in exchange for ADSs, such holder will be required to present to the custodian evidence of payment of capital gains taxes. The conversion will be effected by the Brazilian Central Bank after receipt of an electronic request from the custodian with details of the transaction. Please refer to “Material Tax Considerations—Material Brazilian Tax Considerations” for a description of the tax consequences to an investor residing outside Brazil of investing in our common shares in Brazil.

For additional information on Brazilian tax consequences of investing in our common shares, see “Material Tax Considerations—Material Brazilian Tax Considerations.”

Principal Differences between Brazilian and U.S. Corporate Governance Practices

The Sarbanes-Oxley Act, as well as related rules subsequently implemented by the SEC, require foreign private issuers, such as CSAN, to comply with various corporate governance practices. In addition, following the listing of the CSAN ADSs on the NYSE, CSAN will be required to comply with the listing rules of the NYSE, or NYSE rules.

NYSE rules include certain accommodations to corporate governance requirements that allow foreign private issuers, such as CSAN, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of the NYSE. Under NYSE rules, CSAN is required to:

•	have an audit committee or audit board in accordance with an exemption available to foreign private issuers, as discussed below;

•	provide prompt certification by CSAN’s chief executive officer of any material non-compliance with any corporate governance rules; and

•	provide a brief description of the significant differences between CSAN’s corporate governance practices and the NYSE corporate governance practice required to be followed by U.S. listed companies.

A summary of the significant differences between CSAN’s corporate governance practices and those required of U.S. listed companies is included below.

Majority of Independent Directors

NYSE rules require that a majority of the board of a listed company consist of independent directors. Independence is defined by various criteria, including the absence of a material relationship between the director and the listed company. Under the B3 listing rules, CSAN’s board of directors must be composed of a minimum of two independent directors or a minimum of 20% of CSAN’s total directors must be independent, whichever is greater. Additionally, pursuant to the Brazilian Corporation Law and CVM regulations, CSAN’s directors are required to meet certain qualification requirements that address their compensation, duties and responsibilities. While CSAN’s directors meet the qualification requirements of the Brazilian Corporation Law and CVM regulations, we do not believe that a majority of CSAN’s directors would be considered independent under the NYSE rules test for director independence.

Executive Sessions

NYSE rules require that independent directors must meet at regularly scheduled executive sessions. The Brazilian Corporation Law does not have a similar provision, however, the by-laws may provide for such requirement. Under the CSAN’s by-laws, all directors shall meet at least four times each year.

Nominating/corporate governance committee and compensation committee

NYSE rules require that listed companies maintain a nominating/corporate governance committee and a compensation committee comprising entirely independent directors and governed by a written charter addressing each committee’s required purpose and detailing its required responsibilities. The responsibilities of the nominating/corporate governance committee include, among other matters, identifying and selecting qualified board member nominees and developing a set of applicable corporate governance principles. The responsibilities of the compensation committee, in turn, include, among other matters, reviewing corporate goals relevant to the chief executive officer’s compensation, evaluating the chief executive officer’s performance, approving the chief executive officer’s compensation levels and recommending to the board compensation of other executive officers, incentive compensation and equity-based compensation plans.

Pursuant to the Brazilian Corporation Law, CSAN is not required to maintain a nominating committee, corporate governance committee or a compensation committee. Aggregate compensation for CSAN’s directors and executive officers is established by CSAN’s shareholders at annual shareholders’ meetings. The allocation of aggregate compensation among CSAN’s directors and executive officers is determined by CSAN’s directors at board of director meetings. The Brazilian Corporation Law and CVM regulations establish rules in relation to certain qualification requirements and restrictions, compensation, duties and responsibilities of a company’s executives and directors. In addition to the foregoing, the Novo Mercado Rules applicable to CSAN require that the board of directors of a company discusses and approves certain internal policies, including a compensation policy and a nominating policy.

Audit Committee and Audit Committee Additional Requirements

Under Section 303A.06 of the NYSE listing rules and the requirements of Rule 10A-3 under the Exchange Act, each U.S. listed company is required to have an audit committee consisting entirely of independent members that comply with the requirements of Rule 10A-3. In addition, the audit committee must have a written charter compliant with the requirements of Section 303A.07(b) of the NYSE listing rules, the listed company must have an internal audit function and the listed company must fulfill all other requirements of the NYSE and Rule 10A-3. The SEC has recognized that, for foreign private issuers, local legislation may delegate some of the functions of the audit committee to other advisory bodies. CSAN has established a statutory audit committee. CSAN’s statutory audit committee meets the requirements for the exemption available to foreign private issuers under paragraph (c)(3) of Rule 10A-3 under the Exchange Act. The statutory audit committee is not the equivalent of, or wholly comparable to, a U.S. audit committee. Among other differences, it is not required to meet the standards of “independence” established in Rule 10A-3 and is not fully empowered to act on all the matters that are required by Rule 10A-3 to be within the scope of an audit committee’s authority.

Shareholder Approval of Equity Compensation Plans

NYSE rules provide for limited exceptions to the requirement that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans (which may be approved for an undefined period). In contrast, pursuant to the Brazilian Corporation Law, all stock option plans must be submitted for approval by the holders of CSAN’s common shares.

Corporate Governance Guidelines

NYSE rules require that listed companies adopt and disclose corporate governance guidelines. CSAN complies with the corporate governance guidelines under applicable Brazilian law and the Novo Mercado Rules. CSAN believes the corporate governance guidelines applicable to us under Brazilian law are consistent with the NYSE rules. CSAN has adopted and observe policies that deal with the public disclosure of all relevant information and which requires management to disclose all transactions relating to CSAN’s securities as per CVM’s regulations and the Novo Mercado Rules.

Internal Audit Function

NYSE rules require that listed companies maintain an internal audit function to provide management and the audit committee with ongoing assessments of the company’s risk management processes and system of internal control.

The Novo Mercado Rules provide that the listed companies are required to have an audit department whose activities are reported to CSAN’s board of directors, and which among other matters, is responsible for assessing the quality and effectiveness of CSAN’s risk management processes.

Description of CSAN ADSs and CSAN Deposit Agreement

American Depositary Receipts

JPMorgan Chase Bank, N.A. (the “ADS Depositary”), as depositary will issue the CSAN ADSs which you will be entitled to receive in consideration for your CZZ Class A Shares. Each ADS will represent an ownership interest in a designated number or percentage of shares which we will deposit with the Custodian (the “Custodian”), as agent of the depositary, under the deposit agreement among ourselves, the ADS Depositary, yourself as a holder of American depositary receipts representing CSAN ADSs (“CSAN ADRs”) and all other CSAN ADR holders, and all beneficial owners of an interest in the ADSs evidenced by CSAN ADRs from time to time. In the future, each CSAN ADSs will also represent any securities, cash or other property deposited with the depositary but which they have not distributed directly to you. Unless certificated CSAN ADRs are specifically requested by you, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such CSAN ADSs. In our description, references to American depositary receipts or CSAN ADRs shall include the statements you will receive which reflect your ownership of CSAN ADSs.

The ADS Depositary’s office is located at 383 Madison Avenue, Floor 11, New York, NY 10179.

You may hold CSAN ADSs either directly or indirectly through your broker or other financial institution. If you hold CSAN ADSs directly, by having an CSAN ADS registered in your name on the books of the ADS Depositary, you are an CSAN ADR holder. This description assumes you are an CSAN ADR holder and hold your CSAN ADSs directly. If you have a beneficial ownership interest in CSAN ADSs but hold the CSAN ADSs through your broker or financial institution nominee, you are a beneficial owner of CSAN ADSs and must rely on the procedures of such broker or financial institution to assert the rights of an CSAN ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are. If you are a beneficial owner, you will only be able to exercise any right or receive any benefit under the deposit agreement solely through the CSAN ADR holder which holds the CSAN ADR(s) evidencing the CSAN ADSs owned by you, and the arrangements between you and such CSAN ADR holder may affect your ability to exercise any rights you may have. For all purposes under the deposit agreement, an CSAN ADR holder is deemed to have all requisite authority to act on behalf of any and all beneficial owners of the CSAN ADSs evidenced by the CSAN ADR(s) registered in such CSAN ADR holder’s name. The ADS Depositary’s only notification obligations under the deposit agreement shall be to the CSAN ADR holders, and notice to an CSAN ADR holder shall be deemed, for all purposes of the deposit agreement, to constitute notice to any and all beneficial owners of the CSAN ADSs evidenced by such CSAN ADR holder’s CSAN ADRs.

As an CSAN ADR holder or beneficial owner, we will not treat you as a shareholder of ours and you will not have any shareholder rights. Brazilian law governs shareholder rights. Because the ADS Depositary or its nominee will be the shareholder of record for the CSAN Shares represented by all outstanding CSAN ADSs, shareholder rights rest with such record holder. Your rights are those of an CSAN ADR holder or of a beneficial owner. Such rights derive from the terms of the deposit agreement to be entered into among us, the ADS Depositary and all registered holders and beneficial owners from time to time of CSAN ADSs issued under the deposit agreement and, in the case of a beneficial owner, from the arrangements between the beneficial owner and the holder of the corresponding CSAN ADRs. The obligations of our company, the ADS Depositary and its agents are also set out in the deposit agreement. Because the ADS Depositary or its nominee will actually be the registered owner of the CSAN Shares, you must rely on it to exercise the rights of a shareholder on your behalf. The deposit agreement, the CSAN ADRs and the CSAN ADSs are governed by New York law. Under the deposit agreement, as a CSAN ADR holder or a beneficial owner of CSAN ADSs, you agree that any legal suit, action or proceeding against or involving us or the ADS Depositary, arising out of or based upon the deposit agreement, the CSAN ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and you irrevocably waive any objection which you may have to the laying of venue of any such proceeding and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of CSAN ADR which contains the terms of your CSAN ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to, or incorporated by reference in, the most recent Form F-6 registration statement (or amendment thereto) filed with the SEC. You may also obtain a copy of the form of deposit agreement at the SEC’s Public

Reference Room which is located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the deposit agreement on the SEC’s website at http://www.sec.gov.

Share Dividends and Other Distributions

How will I receive dividends and other distributions on the CSAN Shares underlying my CSAN ADSs?

We may make various types of distributions with respect to our securities. The ADS Depositary has agreed that, subject to any restrictions imposed by Brazilian law, regulation or applicable permit, to the extent practicable, it will pay to you the cash dividends or other distributions it or the Custodian receives on CSAN Shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The ADS Depositary may utilize a division, branch or affiliate of the ADS Depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement. Such division, branch and/or affiliate may charge the ADS Depositary a fee in connection with such sales, which fee is considered an expense of the ADS Depositary. You will receive these distributions in proportion to the number of underlying securities that your CSAN ADSs represent.

Except as stated below, the ADS Depositary will deliver such distributions to CSAN ADR holders in proportion to their interests in the following manner:

•	Cash. The ADS Depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain CSAN ADR holders, and (iii) deduction of the ADS Depositary’s and/or its agents’ expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the ADS Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the ADS Depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution. If we shall have advised the ADS Depositary pursuant to the provisions of the deposit agreement that any such conversion, transfer or distribution can be effected only with the approval or license of the Brazilian government or any agency thereof or the ADS Depositary shall become aware of any other governmental approval or license required therefor, the ADS Depositary may, in its discretion, apply for such approval or license, if any, as ours or its Brazilian counsel may reasonably instruct in writing or as the ADS Depositary may deem desirable including, without limitation, Central Bank registration.

•	CSAN Shares. In the case of a distribution in CSAN Shares, the ADS Depositary will issue additional CSAN ADRs to evidence the number of CSAN ADSs representing such CSAN Shares. Only whole CSAN ADSs will be issued. Any CSAN Shares which would result in fractional CSAN ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the CSAN ADR holders entitled thereto.

•	Rights to receive additional CSAN Shares. In the case of a distribution of rights to subscribe for additional CSAN Shares or other rights, if we timely provide evidence satisfactory to the ADS Depositary that it may lawfully distribute such rights, the ADS Depositary will distribute warrants or other instruments in the discretion of the ADS Depositary representing such rights. However, if we do not timely furnish such evidence, the ADS Depositary may:

(i)	sell such rights if practicable and distribute the net proceeds in the same manner as cash to the CSAN ADR holders entitled thereto; or

(ii)	if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case CSAN ADR holders will receive nothing and the rights may lapse. We have no obligation to file a registration statement under the Securities Act in order to make any rights available to CSAN ADR holders.

•	Other Distributions. In the case of a distribution of securities or property other than those described above, the ADS Depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the ADS Depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

•	Elective Distributions. In the case of a dividend payable at the election of our shareholders in cash or in additional CSAN Shares, we will notify the ADS Depositary at least 30 days prior to the proposed distribution stating whether or not we wish such elective distribution to be made available to CSAN ADR holders. The ADS Depositary shall make such elective distribution available to CSAN ADR holders only if (i) we shall have timely requested that the elective distribution is available to CSAN ADR holders, (ii) the ADS Depositary shall have determined that such distribution is reasonably practicable and (iii) the ADS Depositary shall have received satisfactory documentation within the terms of the deposit agreement including any legal opinions of counsel that the ADS Depositary in its reasonable discretion may request. If the above conditions are not satisfied, the ADS Depositary shall, to the extent permitted by law, distribute to the CSAN ADR holders, on the basis of the same determination as is made in the local market in respect of the CSAN Shares for which no election is made, either (x) cash or (y) additional CSAN ADSs representing such additional CSAN Shares. If the above conditions are satisfied, the ADS Depositary shall establish procedures to enable CSAN ADR holders to elect the receipt of the proposed dividend in cash or in additional CSAN ADSs. There can be no assurance that CSAN ADR holders or beneficial owners of CSAN ADSs generally, or any CSAN ADR holder or beneficial owner of CSAN ADSs in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of CSAN Shares.

If the ADS Depositary determines in its discretion that any distribution described above is not practicable with respect to any specific CSAN ADR holder, the ADS Depositary may (after consultation with us if practicable in the case where the ADS Depositary believes such distribution is not practicable with respect to all Holders) choose any method of distribution that it deems practicable for such CSAN ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the CSAN ADR holder as deposited securities, in which case the CSAN ADSs will also represent the retained items.

Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the ADS Depositary in accordance with its then current practices.

The ADS Depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.

There can be no assurance that the ADS Depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, CSAN Shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the ADS Depositary in accordance with its then current policies, which are currently set forth in the “Depositary Receipt Sale and Purchase of Security” section of https://www.adr.com/Investors/FindOutAboutDRs, the location and contents of which the ADS Depositary shall be solely responsible for. Any reference to a website address does not constitute incorporation by reference of the information contained at or available through such website, and you should not consider it to be a part of this prospectus.

Deposit, Withdrawal and Cancellation

How does the ADS Depositary issue CSAN ADSs?

The ADS Depositary will issue CSAN ADSs if you or your broker deposit CSAN Shares or evidence of rights to receive CSAN Shares with the Custodian and pay the fees and expenses owing to the ADS Depositary in connection with such issuance. In the case of the CSAN ADSs to be issued under this prospectus, we will arrange to deposit such CSAN Shares.

CSAN Shares deposited in the future with the Custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of the ADS Depositary, as ADS Depositary for the benefit of CSAN ADR holders or in such other name as the ADS Depositary shall direct.

The Custodian will hold all deposited CSAN Shares (including those being deposited by or on our behalf in connection with the transaction to which this prospectus relates) for the account and to the order of the ADS Depositary, in each case for the benefit of CSAN ADR holders, to the extent not prohibited by law. CSAN ADR holders and beneficial owners thus have no direct ownership interest in the CSAN Shares and only have such rights as are contained in the deposit agreement. The Custodian will also hold any additional securities, property and cash received on or in substitution for the deposited CSAN Shares. The deposited CSAN Shares and any such additional items are referred to as “deposited securities.”

Deposited securities are not intended to, and shall not, constitute proprietary assets of the ADS Depositary, the Custodian or their nominees. Beneficial ownership in deposited securities is intended to be, and shall at all times during the term of the deposit agreement continue to be, vested in the beneficial owners of the CSAN ADSs representing such deposited securities. Notwithstanding anything else contained herein, in the deposit agreement, in the form of CSAN ADR and/or in any outstanding CSAN ADSs, the ADS Depositary, the Custodian and their respective nominees are intended to be, and shall at all times during the term of the deposit agreement be, the record holder(s) only of the deposited securities represented by the CSAN ADSs for the benefit of the CSAN ADR holders. The ADS Depositary, on its own behalf and on behalf of the Custodian and their respective nominees, disclaims any beneficial ownership interest in the deposited securities held on behalf of the CSAN ADR holders.

Upon each deposit of CSAN Shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the ADS Depositary and any taxes or other fees or charges owing, the ADS Depositary will issue an CSAN ADR or CSAN ADRs in the name or upon the order of the person entitled thereto evidencing the number of CSAN ADSs to which such person is entitled. All of the CSAN ADSs issued will, unless specifically requested to the contrary, be part of the ADS Depositary’s direct registration system, and an CSAN ADR holder will receive periodic statements from the ADS Depositary which will show the number of CSAN ADSs registered in such CSAN ADR holder’s name. An CSAN ADR holder can request that the CSAN ADSs not be held through the ADS Depositary’s direct registration system and that a certificated CSAN ADR be issued.

How do CSAN ADR holders cancel an CSAN ADS and obtain deposited securities?

When you turn in your CSAN ADR certificate at the ADS Depositary’s office, or when you provide proper instructions and documentation in the case of direct registration CSAN ADSs, the ADS Depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying CSAN Shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the Custodian’s office. At your risk, expense and request, the ADS Depositary may deliver deposited securities at such other place as you may request.

The ADS Depositary may only restrict the withdrawal of deposited securities in connection with:

•	temporary delays caused by closing transfer books of the ADS Depositary or our transfer books or the deposit of CSAN Shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes, and similar charges; and

•	compliance with any laws or governmental regulations relating to CSAN ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Record Dates

The ADS Depositary may, after consultation with us if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the CSAN ADR holders who will be entitled (or obligated, as the case may be):

•	to receive any distribution on or in respect of deposited securities,

•	to give instructions for the exercise of voting rights at a meeting of holders of CSAN Shares,

•	to pay any fees, charges or expenses assessed by, or owing to the ADS Depositary, or

•	to receive any notice or to act or be obligated in respect of other matters,

all subject to the provisions of the deposit agreement.

Voting Rights

How do I vote?

If you are an CSAN ADR holder and the ADS Depositary asks you to provide it with voting instructions, you may instruct the ADS Depositary how to exercise the voting rights for the CSAN Shares which underlie your CSAN ADSs. As soon as practicable after receiving notice from us of any meeting at which the holders of CSAN Shares are entitled to vote, or of our solicitation of consents or proxies from holders of CSAN Shares, the ADS Depositary shall fix the CSAN ADS record date in accordance with the provisions of the deposit agreement, provided that if the ADS Depositary receives a written request from us in a timely manner and at least 30 days prior to the date of such vote or meeting, the ADS Depositary shall, at our expense, distribute to the CSAN ADR holders a notice stating (i) final information particular to such vote and meeting and any solicitation materials, (ii) that each CSAN ADR holder on the record date set by the ADS Depositary will, subject to any applicable provisions of Brazilian law, be entitled to instruct the ADS Depositary to exercise the voting rights, if any, pertaining to the CSAN Shares underlying such CSAN ADR holder’s CSAN ADSs and (iii) the manner in which such instructions may be given or deemed given in accordance with the deposit agreement, including instructions to give a discretionary proxy to a person designated by us. Each CSAN ADR holder is solely responsible for the forwarding of such notices to the beneficial owners of CSAN ADSs registered in such CSAN ADR holder’s name. Following actual receipt by the CSAN ADR department responsible for proxies and voting of CSAN ADR holders’ instructions (including, without limitation, instructions of any entity or entities acting on behalf of the nominee for DTC), the ADS Depositary shall, in the manner and on or before the time established by the ADS Depositary for such purpose, endeavor to vote or cause to be voted the CSAN Shares represented by the CSAN ADSs evidenced by such CSAN ADR holders’ CSAN ADRs in accordance with such instructions insofar as practicable and permitted under the provisions of or governing our CSAN Shares.

CSAN ADR holders and beneficial owners of CSAN ADSs are strongly encouraged to forward their voting instructions to the ADS Depositary as soon as possible. For instructions to be valid, the CSAN ADR department of the ADS Depositary that is responsible for proxies and voting must receive them in the manner and on or before the time specified, notwithstanding that such instructions may have been physically received by the ADS Depositary prior to such time. The ADS Depositary will not itself exercise any voting discretion, provided that to the extent that (A) the ADS Depositary has been provided with at least 30 days' notice of the proposed meeting from us and (B) the ADS Depositary does not receive instructions on a particular agenda item from a holder (including, without limitation, any entity or entities acting on behalf of the nominee for DTC) in a timely manner, such holder shall be deemed, and the ADS Depositary is instructed to deem such holder, to have instructed the ADS Depositary to give a discretionary proxy for such agenda item(s) to a person designated by us to vote the CSAN Shares represented by the CSAN ADSs for which actual instructions were not so given by all such holders on such agenda item(s), provided that no such instruction shall be deemed given and no discretionary proxy shall be given unless (1) we inform the ADS Depositary in writing (upon agreement to promptly do so) that (a) it wishes such proxy to be given with respect to such agenda item(s), (b) there is no substantial opposition existing with respect to such agenda item(s) and (c) such agenda item(s), if approved, would not materially or adversely affect the rights of holders of our CSAN Shares, and (2) the ADS Depositary has obtained an opinion of counsel, in form and substance satisfactory to the ADS Depositary, confirming that (i) the granting of such discretionary proxy does not subject the ADS Depositary to any reporting obligations in Brazil, (ii) the granting of such proxy will not result in a violation of

Brazilian laws, rules, regulations or permits, (iii) the voting arrangement and deemed instruction as contemplated herein will be given effect under Brazilian laws, rules and regulations, and (iv) the granting of such discretionary proxy will not under any circumstances result in the CSAN Shares represented by the CSAN ADSs being treated as assets of the ADS Depositary under Brazilian laws, rules or regulations. The ADS Depositary has agreed that if it has been provided with at least 30 days’ notice of the proposed meeting from us in accordance with (A) above, the ADS Depositary will send the voting notice to all holders and beneficial owners no less than 15 days prior to the date of the meeting.

Notwithstanding anything contained in the deposit agreement or any CSAN ADR, the ADS Depositary may, to the extent not prohibited by any law, rule or regulation, or  the rules, regulations and/or requirements of the stock exchange or market on which the CSAN ADSs are listed or traded, in lieu of distribution of the materials provided to the ADS Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the CSAN ADR holders a notice that provides such CSAN ADR holders with, or otherwise publicizes to such CSAN ADR holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

There is no guarantee that CSAN ADR holders and beneficial owners of CSAN ADSs generally, or any CSAN ADR holder or beneficial owner of CSAN ADSs in particular, will receive voting materials in time to instruct the ADS Depositary to vote and it is possible that you, or persons who hold their CSAN ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote. Because under such circumstances, holders and beneficial owners may be deemed to have instructed the ADS Depositary to give a discretionary proxy to a person designated by us, neither the ADS Depositary, the Custodian nor any of their respective agents shall incur any liability to holders or beneficial owners with respect thereto.

Reports and Other Communications

Will CSAN ADR holders be able to view our reports?

The ADS Depositary will make available for inspection by CSAN ADR holders at the offices of the ADS Depositary and the Custodian the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the Custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.

Additionally, if we make any written communications generally available to holders of our CSAN Shares, and we furnish copies thereof (or English translations or summaries) to the ADS Depositary, it will distribute the same to CSAN ADR holders.

Fees and Expenses

What fees and expenses will I be responsible for paying?

The ADS Depositary may charge each person to whom CSAN ADSs are issued, including, without limitation, issuances against deposits of CSAN Shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the CSAN ADSs or deposited securities, and each person surrendering CSAN ADSs for withdrawal of deposited securities or whose CSAN ADSs are cancelled or reduced for any other reason, U.S.$5.00 for each 100 CSAN ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, as the case may be. The ADS Depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

The following additional charges shall also be incurred by the CSAN ADR holders and beneficial owners of CSAN ADSs, by any party depositing or withdrawing CSAN Shares or by any party surrendering CSAN ADSs and/or to whom CSAN ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the CSAN ADSs or the deposited securities or a distribution of CSAN ADSs), whichever is applicable:

•	a fee of up to U.S.$0.05 per CSAN ADS held upon which any cash distribution made pursuant to the deposit agreement or in the case of an elective cash/stock dividend, upon which a cash distribution or an issuance of additional CSAN ADSs is made as a result of such elective dividend;

•	an aggregate fee of up to U.S.$0.05 per CSAN ADS per calendar year (or portion thereof) for services performed by the ADS Depositary in administering the CSAN ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against CSAN ADR holders as of the record date or record dates set by the ADS Depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

•	a fee for the reimbursement of such fees, charges and expenses as are incurred by the ADS Depositary and/or any of its agents (including, without limitation, the Custodian and expenses incurred on behalf of CSAN ADR holders in connection with compliance with foreign exchange control regulations or any law, rule or regulation relating to foreign investment) in connection with the servicing of the CSAN Shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the ADS Depositary’s or its Custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against CSAN ADR holders as of the record date or dates set by the ADS Depositary and shall be payable at the sole discretion of the ADS Depositary by billing such CSAN ADR holders or by deducting such charge from one or more cash dividends or other cash distributions), including, without limitation, any amounts charged by any governmental authorities or other institutions such as the B3 S.A. – Brasil, Bolsa, Balcão, the stock exchange on which the CSAN Shares are registered for trading;

•	a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the U.S.$0.05 per CSAN ADS issuance fee for the execution and delivery of CSAN ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were CSAN Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the ADS Depositary to those CSAN ADR holders entitled thereto;

•	stock transfer or other taxes and other governmental charges;

•	SWIFT, cable, telex and facsimile transmission and delivery charges incurred at your request in connection with the deposit or delivery of CSAN Shares, CSAN ADRs or deposited securities;

•	transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

•	fees of any division, branch or affiliate of the ADS Depositary utilized by the ADS Depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.

To facilitate the administration of various ADS Depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the ADS Depositary may engage the foreign exchange desk within the ADS Depositary and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars (“FX Transactions”). For certain currencies, FX Transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, FX Transactions are routed directly to and managed by an unaffiliated local Custodian (or other third party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such FX Transactions.

The foreign exchange rate applied to an FX Transaction will be either (a) a published benchmark rate, or (b) a rate determined by a third party local liquidity provider, in each case plus or minus a spread, as applicable. The ADS Depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosure” page (or successor page) of www.adr.com (as updated by the ADS Depositary from time to time, “ADR.com”). Such applicable foreign exchange rate and spread may (and neither the ADS Depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads ADS at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the FX Transaction. Additionally, the timing of execution of an FX Transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on us, the ADS Depositary, CSAN ADR holders or beneficial owners of CSAN ADSs. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity. Notwithstanding the foregoing, to the extent we provide U.S. dollars to the ADS Depositary, neither the Bank nor any of its affiliates will execute an FX Transaction as set forth herein. In such case, the ADS Depositary will distribute the U.S. dollars received from us.

Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of FX Transactions will be provided by the ADS Depositary on ADR.com. We and by holding an CSAN ADS or an interest therein, CSAN ADR holders and beneficial owners of CSAN ADSs will each be acknowledging and agreeing that the terms applicable to FX Transactions disclosed from time to time on ADR.com will apply to any FX Transaction executed pursuant to the deposit agreement.

We will pay all other charges and expenses of the ADS Depositary and any agent of the ADS Depositary (except the Custodian) pursuant to agreements from time to time between us and the ADS Depositary.

The fees and charges you may be required to pay may vary over time and may be changed by us and by the ADS Depositary. CSAN ADR holders will receive prior notice of the increase in any such fees and charges. The right of the ADS Depositary to charge and receive payment of fees, charges and expenses as provided above shall survive the termination of the deposit agreement.

The ADS Depositary may make available to us a set amount or a portion of the ADS Depositary fees charged in respect of the CSAN ADR program or otherwise upon such terms and conditions as we and the ADS Depositary may agree from time to time. The ADS Depositary collects its fees for issuance and cancellation of CSAN ADSs directly from investors depositing CSAN Shares or surrendering CSAN ADSs for the purpose of withdrawal or from intermediaries acting for them. The ADS Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The ADS Depositary may collect its annual fee for ADS Depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The ADS Depositary will generally set off the amounts owing from distributions made to CSAN ADR holders. If, however, no distribution exists and payment owing is not timely received by the ADS Depositary, the ADS Depositary may refuse to provide any further services to CSAN ADR holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the ADS Depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the ADS Depositary.

Payment of Taxes

CSAN ADR holders or beneficial owners must pay any tax or other governmental charge payable by the Custodian or the ADS Depositary on any CSAN ADS or CSAN ADR, deposited security or distribution. If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the Custodian or the ADS Depositary with respect to any CSAN ADR, any deposited securities represented by the CSAN ADSs evidenced thereby or any distribution thereon, such tax or other governmental charge shall be paid by the applicable CSAN ADR holder to the ADS Depositary and by holding or owning, or having held or owned, an CSAN ADR or any CSAN ADSs evidenced thereby, the CSAN ADR holder and all beneficial owners of such CSAN ADSs, and all prior registered holders of such CSAN ADRs and prior beneficial owners of such CSAN ADSs, jointly and severally, agree to indemnify, defend and save harmless each of the ADS Depositary and its agents in respect of such tax or governmental charge. Each CSAN ADR holder and beneficial owner of CSAN ADSs, and each prior CSAN ADR holder and beneficial owner of CSAN ADSs, by holding or having held an CSAN ADR or an interest in CSAN ADSs, acknowledges and agrees that the ADS Depositary shall have the right to seek payment of any taxes or governmental charges owing with respect to the relevant CSAN ADRs from any one or more such current or prior CSAN ADR holder or beneficial owner of CSAN ADSs, as determined by the ADS Depositary in its sole discretion, without any obligation to seek payment of amounts owing from any other current or prior CSAN ADR holder or beneficial owner of CSAN ADSs. If an CSAN ADR holder owes any tax or other governmental charge, the ADS Depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities by public or private sale and deduct the amount owing from the net proceeds of such sale. In either case the CSAN ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the

ADS Depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the ADS Depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the ADS Depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the CSAN ADR holders entitled thereto.

As an CSAN ADR holder or beneficial owner, you will be agreeing to indemnify us, the ADS Depositary, its Custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained. Such obligations shall survive any transfer of CSAN ADSs, any surrender of CSAN ADSs and withdrawal of the deposited securities and any termination of the deposit agreement.

To the extent not prohibited by law, rule or regulation, the ADS Depositary will forward to us such information from its transfer records maintained by it in its capacity as ADS Depositary under the deposit agreement as we may reasonably request to enable us to file any necessary reports with governmental authorities or agencies, that are required in order to enable CSAN ADR holders or beneficial owners of CSAN ADSs to benefit from reduced withholding tax rate under any applicable tax treaties. The ADS Depositary shall cooperate with our efforts to make and maintain arrangements enabling holders to receive any tax credits or other benefits (pursuant to treaty or otherwise) relating to dividend payments on the CSAN ADSs, and, to the extent not prohibited by law, rule or regulation, the ADS Depositary shall, to the extent reasonably practicable, provide us with such documents from its transfer records as the we may reasonably request to maintain such arrangements.

Reclassifications, Recapitalizations and Mergers

If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of CSAN Shares or other property not made to CSAN ADR holders or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the ADS Depositary may choose to, and shall if reasonably requested by us:

•	amend the form of CSAN ADR;

•	distribute additional or amended CSAN ADRs;

•	distribute cash, securities or other property it has received in connection with such actions;

•	sell any securities or property received and distribute the proceeds as cash; or

•	none of the above.

If the ADS Depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each CSAN ADS will then represent a proportionate interest in such property.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the ADS Depositary to amend the deposit agreement and the CSAN ADSs without your consent for any reason. CSAN ADR holders must be given at least 30 days’ notice of any amendment that imposes or increases any fees or charges on a per CSAN ADS basis (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of CSAN ADR holders or beneficial owners of CSAN ADSs. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to CSAN ADR holders and beneficial owners a means to access the text of such amendment. If an CSAN ADR holder continues to hold an CSAN ADR or CSAN ADRs after being so notified, such CSAN ADR holder and the beneficial owner of the corresponding CSAN ADSs are deemed to agree to such amendment and to be bound by the deposit agreement as so amended. No amendment, however, will impair your right to surrender your CSAN ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

Any amendments or supplements which (i) are reasonably necessary (as agreed by us and the ADS Depositary) in order for (a) the CSAN ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the CSAN ADSs or CSAN Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by CSAN ADR holders, shall be deemed not to prejudice any substantial rights of CSAN ADR holders or beneficial owners of CSAN ADSs. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of CSAN ADR to ensure compliance therewith, we and the ADS Depositary may amend or supplement the deposit agreement and the form of CSAN ADR (and all outstanding CSAN ADRs) at any time in accordance with such changed laws, rules or regulations, which amendment or supplement to the deposit agreement in such circumstances may become effective before a notice of such amendment or supplement is given to CSAN ADR holders or within any other period of time as required for compliance.

Notice of any amendment to the deposit agreement or form of CSAN ADRs shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the CSAN ADR holders identifies a means for CSAN ADR holders and beneficial owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the SEC’s, the ADS Depositary’s or our website or upon request from the ADS Depositary).

How may the deposit agreement be terminated?

The ADS Depositary may, and shall at our written direction, terminate the deposit agreement and the CSAN ADRs by mailing notice of such termination to the CSAN ADR holders at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the ADS Depositary shall have (i) resigned as ADS Depositary under the deposit agreement, notice of such termination by the ADS Depositary shall not be provided to CSAN ADR holders unless a successor ADS Depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, and (ii) been removed as ADS Depositary under the deposit agreement, notice of such termination by the ADS Depositary shall not be provided to CSAN ADR holders unless a successor ADS Depositary shall not be operating under the deposit agreement on the 60th day after our notice of removal was first provided to the ADS Depositary. Notwithstanding anything to the contrary herein, the ADS Depositary may terminate the deposit agreement without notifying us, but subject to giving 30 days’ notice to the CSAN ADR holders, under the following circumstances: (i) in the event of our bankruptcy or insolvency, (ii) if the CSAN Shares cease to be listed on an internationally recognized stock exchange, (iii) if we effect (or will effect) a redemption of all or substantially all of the deposited securities, or a cash or share distribution representing a return of all or substantially all of the value of the deposited securities, or (iv) there occurs a merger, consolidation, sale of all or substantially all assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of deposited securities. After the date so fixed for termination, the ADS Depositary and its agents will perform no further acts under the deposit agreement and the CSAN ADRs, except to receive and hold (or sell) distributions on deposited securities and deliver deposited securities being withdrawn. As soon as practicable after the date so fixed for termination, the ADS Depositary shall use its reasonable efforts to sell the deposited securities and shall thereafter (as long as it may lawfully do so) hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sales, together with any other cash then held by it under the deposit agreement, without liability for interest, in trust for the pro rata benefit of the CSAN ADR holders who have not theretofore surrendered their CSAN ADRs. After making such sale, the ADS Depositary shall be discharged from all obligations in respect of the deposit agreement and the CSAN ADRs, except to account for such net proceeds and other cash. After the date so fixed for termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the ADS Depositary and its agents.

The Depositary, the Custodian and the Company shall comply with Brazil’s CMN Resolution No. 4,373, dated as of September 29, 2014, in the third article, paragraph three, of the Regulation Annex V, and agree to furnish to the Brazilian Central Bank and CVM, whenever required, information or documents related to the CSAN ADRs and this deposit agreement, the deposited securities and distributions thereon. The ADS Depositary and the Custodian are hereby authorized to release such information or documents and any other information as required by local regulation, law or regulatory body request. In the event that the ADS Depositary or the Custodian shall be advised in writing by reputable independent Brazilian counsel that the ADS Depositary or the Custodian reasonably could be subject to criminal, or material, as reasonably determined by the ADS Depositary, civil liabilities as a result of the Company having failed to provide such information or documents reasonably available only through the Company, the ADS Depositary shall have the right to terminate this Deposit Agreement, upon at least 30 days' prior written notice to the holders and to us. The effect of any such termination of the deposit agreement shall be as provided therein.

Limitations on Obligations and Liability to CSAN ADR holders

Limits on our obligations and the obligations of the ADS Depositary; limits on liability to CSAN ADR holders and beneficial owners of CSAN ADSs

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any CSAN ADRs, the delivery of any distribution in respect thereof, or subject to certain conditions, the withdrawal of any deposited securities, and from time to time in the case of the production of proofs as described below, we, the ADS Depositary or its Custodian may require:

•	payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of CSAN Shares or other deposited securities upon any applicable register and (iii) any applicable charges described in the deposit agreement;

•	the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of, or interest in, any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the CSAN ADRs, as it may deem necessary or proper; and

•	compliance with such regulations as the ADS Depositary may establish consistent with the deposit agreement and any regulations which the ADS Depositary is informed of in writing by us which are required by the ADS Depositary, us or the Custodian to facilitate compliance with any applicable rules or regulations of the Central Bank or CVM.

The issuance of CSAN ADRs, the acceptance of deposits of CSAN Shares, the registration, registration of transfer, split-up or combination of CSAN ADRs or the withdrawal of deposited securities, may be suspended, generally or in particular instances, when the CSAN ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the ADS Depositary; provided that the ability to withdraw CSAN Shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the ADS Depositary or our transfer books or the deposit of CSAN Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to CSAN ADRs or to the withdrawal of deposited securities.

The deposit agreement expressly limits the obligations and liability of the ADS Depositary, ourselves and each of our and the ADS Depositary’s respective agents, provided, however, that no provision of the deposit agreement is intended to constitute a waiver or limitation of any rights which CSAN ADR holders or beneficial owners of CSAN ADSs may have under the Securities Act of 1933 or the Securities Exchange Act of 1934, to the extent applicable. In the deposit agreement it provides that neither we nor the ADS Depositary nor any such agent will incur liability to CSAN ADR holders or beneficial owners of CSAN ADSs if:

•	any present or future law, rule, regulation, fiat, order or decree of the United States, the Federative Republic of Brazil or any other country or jurisdiction, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism, nationalization, epidemic, pandemic, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond our, the ADS Depositary’s or our respective agents’ direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the CSAN ADRs provide shall be done or performed by us, the ADS Depositary or our respective agents (including, without limitation, voting);

•	it exercises or fails to exercise discretion under the deposit agreement or the CSAN ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

•	it performs its obligations under the deposit agreement and CSAN ADRs without gross negligence or willful misconduct;

•	it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting CSAN Shares for deposit, any CSAN ADR holder, or any other person believed by it to be competent to give such advice or information, or in the case of the ADS Depositary only, our company; or

We, the ADS Depositary and its agents  may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties.

The ADS Depositary shall not be a fiduciary or have any fiduciary duty to CSAN ADR holders or beneficial owners of CSAN ADSs. Neither the ADS Depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities, the CSAN ADSs or the CSAN ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities, the CSAN ADSs or the CSAN ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The ADS Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any CSAN ADR holder or holders, any CSAN ADRs or otherwise related to the deposit agreement or CSAN ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The ADS Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the ADS Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of the ADS Depositary. Notwithstanding anything to the contrary contained in the deposit agreement or any CSAN ADRs, the ADS Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that any CSAN ADR holder has incurred liability directly as a result of the Custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the ADS Depositary or (ii) failed to use reasonable care in the provision of custodial services to the ADS Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located. The ADS Depositary and the Custodian(s) may use third party delivery services and providers of information regarding matters such as, but not limited to, pricing, proxy voting, corporate actions, class action litigation and other services in connection with the CSAN ADRs and the deposit agreement, and use local agents to provide services such as, but not limited to, attendance at any meetings of security holders. Although the ADS Depositary and the Custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services. The ADS Depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

The ADS Depositary has no obligation to inform CSAN ADR holders or beneficial owners of CSAN ADSs about the requirements of any laws, rules or regulations or any changes therein or thereto of any country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system.

Additionally, none of us, the ADS Depositary or the Custodian shall be liable for the failure by any CSAN ADR holder or beneficial owner of CSAN ADSs to obtain the benefits of credits or refunds of non-U.S. tax paid against such CSAN ADR holder’s or beneficial owner’s income tax liability. The ADS Depositary is under no obligation to provide CSAN ADR holders or beneficial owners of CSAN ADSs, or any of them, with any information about the tax status of our company. Neither we nor the ADS Depositary shall incur any liability for any tax or tax consequences that may be incurred by CSAN ADR holders or beneficial owners of CSAN ADSs on account of their ownership or disposition of the CSAN ADRs or CSAN ADSs.

Neither the ADS Depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast, including without limitation any vote cast by a person to whom the ADS Depositary may be required to grant a discretionary proxy pursuant to the deposit agreement, or for the effect of any such vote. The ADS Depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The ADS Depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to CSAN ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The ADS Depositary shall not be liable for any acts or omissions made by a successor ADS Depositary whether in connection with a previous act or omission of the ADS Depositary or in connection with any matter arising wholly after the removal or resignation of the ADS Depositary, provided that in connection with a previous act or omission of the ADS Depositary out of which such potential liability arises the ADS Depositary performed its obligations without negligence or willful misconduct while it acted as ADS Depositary. Neither the ADS Depositary, us nor any our respective agents shall be liable to CSAN ADR holders or beneficial owners of CSAN ADSs for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity (including, without limitation, CSAN ADR holders and beneficial owners of CSAN ADSs), whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

The ADS Depositary and its agents may own and deal in any class of securities of our company and our affiliates and in CSAN ADRs.

Disclosure of Interest in CSAN ADSs

To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other CSAN Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, CSAN ADR holders and beneficial owners of CSAN ADSs agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to instruct CSAN ADR holders (and through any such CSAN ADR holder, the beneficial owners of CSAN ADSs evidenced by the CSAN ADRs registered in such CSAN ADR holder’s name) to deliver their CSAN ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal directly with the CSAN ADR holder and/or beneficial owner of CSAN ADSs as a holder of CSAN Shares and, by holding an CSAN ADS or an interest therein, CSAN ADR holders and beneficial owners of CSAN ADSs will be agreeing to comply with such instructions.

Books of ADS Depositary

The ADS Depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of CSAN ADRs, which register shall include the ADS Depositary’s direct registration system. CSAN ADR holders may inspect such records at the ADS Depositary’s office at all reasonable times, but solely for the purpose of communicating with other CSAN ADR holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register (and/or any portion thereof) may be closed at any time or from time to time, when deemed expedient by the ADS Depositary and the ADS Depositary may also close the issuance book portion of the CSAN ADR register when reasonably requested by us in order to enable us to comply with applicable law.

The ADS Depositary will maintain facilities for the delivery and receipt of CSAN ADRs.

Appointment

In the deposit agreement, each CSAN ADR holder and each beneficial owner of CSAN ADSs, upon acceptance of any CSAN ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

•	be a party to and bound by the terms of the deposit agreement and the applicable CSAN ADR or CSAN ADRs, and

•	appoint the ADS Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable CSAN ADR or CSAN ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the ADS Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable CSAN ADR and CSAN ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Each CSAN ADR holder and beneficial owner of CSAN ADSs is further deemed to acknowledge and agree that (i) nothing in the deposit agreement or any CSAN ADR shall give rise to a partnership or joint venture among the parties thereto nor establish a fiduciary or similar relationship among such parties, (ii) the ADS Depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about our company, the CSAN ADR holders, the beneficial owners of CSAN ADSs and/or their respective affiliates, (iii) the ADS Depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with us, CSAN ADR holders, beneficial owners of CSAN ADSs and/or the affiliates of any of them, (iv) the ADS Depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to us or the CSAN ADR holders or beneficial owners of CSAN ADSs may have interests, (v) nothing contained in the deposit agreement or any CSAN ADR(s) shall (A) preclude the ADS Depositary or any of its divisions, branches or affiliates from engaging in such transactions or establishing or maintaining such relationships, or (B) obligate the ADS Depositary or any of its divisions, branches or affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships, (vi) the ADS Depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the ADS Depositary, and (vii) notice to a holder shall be deemed, for all purposes of the Deposit Agreement and a CSAN ADR, to constitute notice to any and all beneficial owners of the CSAN ADSs evidenced by such holder’s CSAN ADRs.  For all purposes under the Deposit Agreement and a CSAN ADR, the holder hereof shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the CSAN ADSs evidenced by this CSAN ADR.

Governing Law and Consent to Jurisdiction

The deposit agreement, the CSAN ADSs and the CSAN ADRs are governed by and construed in accordance with the laws of the State of New York. In the deposit agreement, we have submitted to the jurisdiction of the courts of the State of New York and appointed an agent for service of process on our behalf.

By holding or owning an CSAN ADR or an CSAN ADS or an interest therein, CSAN ADR holders and beneficial owners of CSAN ADSs each irrevocably agree that any legal suit, action or proceeding against or involving us or the ADS Depositary, arising out of or based upon the deposit agreement, the CSAN ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and each irrevocably waives any objection which it may have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. This provision applies to actions arising under the Securities Act or Exchange Act. The enforceability of similar choice of forum provisions has been challenged in legal proceedings. It is possible that a court could find this type of provisions to be inapplicable or unenforceable. To the extent that any claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Holders of CSAN ADSs will not be deemed to have waived our or the ADS Depositary’s compliance with the U.S. federal securities laws and the regulations promulgated thereunder. In fact, holders of CSAN ADSs cannot waive our or the ADS Depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

Jury Trial Waiver

The deposit agreement provides that, to the fullest extent permitted by applicable law, each party thereto (including, for avoidance of doubt, each CSAN ADR holder and beneficial owner and/or holder of interests in CSAN ADSs) irrevocably waives, to the fullest extent permitted by applicable law, the right to a jury trial in any suit, action or proceeding against us or the ADS Depositary directly or indirectly arising out of or relating to our CSAN Shares or other deposited securities, the CSAN ADSs, the CSAN ADRs, the deposit agreement, or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or other theory), including any suit, action or proceeding under the U.S. federal securities laws. If we or the ADS Depositary were to oppose a jury trial demand based on such waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. The waiver to right to a jury trial of the deposit agreement is not intended to be deemed a waiver by any CSAN ADR holder or beneficial owner of CSAN ADSs of our or the ADS Depositary’s compliance with the Securities Act of 1933 or the Securities Exchange Act of 1934, to the extent applicable.

Major Shareholders and Related Party Transactions

CSAN

As of the date of this prospectus, CSAN’s issued and outstanding share capital was R$5,727.5 million, fully issued and paid in comprising 394,210,000 common shares, nominative and without nominal value.

The CSAN Shares are listed on the Novo Mercado segment of the B3.

The following table sets forth the principal holders of CSAN’s issued and outstanding share capital and their respective shareholding as of the date of this prospectus:

Shareholders	Total Number of Common Shares	Percentage
CZZ	255,272,586	64.76%
Controlling Group	4,028	—
Board of directors	93,423	0.02%
Executive officers	10,652	—
Others	127,080,273	32.84%
Treasury shares	11,749,038	2.38%
Total	394,210,000	100.00%
Ex-Treasury Shares	382,460,962	97.02%

CZZ

As of the date of this prospectus, CZZ’s authorized share capital is U.S.$11,888,863.60, consisting of 1,000,000,000 Class A Shares, par value U.S.$0.01 per share and 188,886,360 class B series 1 common shares, par value U.S.$0.01 per share. Of these, 142,115,534 Class A Shares were issued and outstanding and 96,332,044 class B series 1 common shares were issued and outstanding as of the date of this prospectus. Each of our Class A Shares entitles its holder to one vote. Each of our Class B Shares entitles its holder to 10 votes. The chairman of CZZ’s board of directors, Mr. Rubens Ometto Silveira Mello controls 54.50% of CZZ’s issued and outstanding share capital, and 90.19% of CZZ’s voting power by virtue of his control of 100% of CZZ’s class B series 1 common shares and 23.66% of CZZ’s Class A Shares. No class B series 2 common shares are currently issued and outstanding. Other than the entities and individuals mentioned below, no other single shareholder holds more than 5.0% of CZZ’s issued and outstanding share capital.

The following table sets forth the principal holders of CZZ’s issued and outstanding share capital and their respective shareholding as of the date of this prospectus:

	Class A common shares	%	Class B common shares	%	Total Number of Shares	% of Voting Power	%
Shareholders
Controlling group	36,625,380	23.66%	96,332,044	100.00%	129,957,424	90.19%	54.50%
Renaissance Technologies LLC	6,123,094	4.31%	—	—	6,123,094	0.55%	2.57%
Dynamo Internacional Gestão de Recursos Ltda. and Dynamo Administração de Recursos Ltda.	12,989,596	9.14%	—	—	12,989,596	1.18%	5.45%
BC Gestão de Recursos Ltda.	6,415,697	4.51%	—	—	6,415,697	0.58%	2.69%
Other	82,961,767	58.38%	—	—	82,961,767	7.50%	34.79%
Total	142,115,534	100.00%	96,332,044	100.00%	238,447,578	100.00%	100.00%

Additional Information

For a discussion of CZZ’s shareholders, shareholders’ agreements and related party transactions, see “Item 7. Major Shareholders and Related Party Transactions” of the CZZ 2019 Form 20-F, which is incorporated by reference into this prospectus. For more information about how to obtain copies of documents incorporated by reference, see the sections of this prospectus entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Interests of Certain Persons in the Merger

Interests of CSAN’s and CZZ’s Directors and Executive Officers in the Merger

CZZ shareholders should be aware that CZZ’s directors and executive officers as well as the individuals to be designated by CSAN and CZZ to serve on the CSAN board of directors and as executive officers of CSAN have interests in the Merger that are different from, or in addition to, the interests of CZZ shareholders generally. CZZ’s board of directors was aware of these potentially differing interests and considered them, among other matters, in reaching its decision to adopt the Merger Documents and approve the Merger. CZZ’s shareholders should take these interests into account in deciding whether to vote “FOR” the Merger Proposal.

These interests may include but are not limited to:

•	the continued engagement and/or employment, as applicable, of certain board members and executive officers of CZZ, including positions as directors on the board of directors of CSAN; and

•	the treatment in the Merger of equity and equity-based awards, as described in the section of this prospectus entitled “The Merger—Treatment of Equity and Equity-Based Awards.”

Management of CSAN Following the Merger

Upon the closing of the transactions contemplated by the Merger Documents, CSAN’s board of directors will consist of at least five (5) members and at most twenty (20) members and be composed initially as follows: Mr. Rubens Ometto Silveira Mello, Mr. Marcelo Eduardo Martins, Mr. Burkhard Otto Cordes, Mr. Luís Henrique Cais de Beauclair Guimarães, Mr. Dan Ioschpe, Mr. José Alexandre Scheinkman, Mr. Vasco Augusto Pinto Fonseca Dias Júnior, Mr. Pedro Isamu Mizutani and Ms. Ana Paula Pessoa, whose term of office shall be carried out until the annual shareholders’ meeting of 2021. Our executive officers following the Merger will be Mr. Marcelo Eduardo Martins, Mr. Luis Henrique Cals de Beauclair Guimarães and Ms. Maria Rita de Carvalho Drummond.

Out of the members of the Board of Directors, at least two members or 20% of the members, whichever is higher, must be independent directors, as defined in the Novo Mercado Rulebook. The qualification of the members appointed as independent directors will be resolved upon at the shareholders’ meeting that elects such independent directors. A director elected as permitted under Article 141, Paragraphs 4 and 5 of Law No. 6,404/76 will also be deemed an independent director if there is a controlling shareholder. Should compliance with the foregoing percentage requirement lead to a fractional number of directors, the number of directors will be rounded to the whole number immediately higher.

The number of directors to be elected for the upcoming term will be decided by a majority vote at the relevant shareholders’ meeting. A shareholder or a group of shareholders representing at least 10% of the share capital of CSAN may separately elect up to one additional director. Additionally, shareholders representing a percentage of the share capital of CSAN of between 5% and 10% (depending on the aggregate value of capital stock of CSAN at such time, pursuant to the applicable CVM ruling) may request that the election of directors be subject to cumulative voting proceedings, as provided for in article 141 of the Brazilian Corporation Law and CVM Ruling 165.

Comparison of the Rights of Holders of CSAN Shares and CZZ Shares

CZZ is organized under the laws of Bermuda. The rights of CZZ shareholders are currently governed by Bermuda law and CZZ’s constitutional documents. Pursuant to the terms and subject to the conditions set forth in the Merger Documents, upon the completion of the Merger, each Class A Share issued and outstanding immediately prior to the consummation of the Merger (other than as provided in the Merger Documents) will be automatically converted into the right to receive 1.29401595263 CSAN ADSs, and each Class B Share issued and outstanding immediately prior to the consummation of the Merger (other than as provided in the Merger Documents) will be automatically converted into the right to receive 1.29401595263 CSAN Shares, in each case subject to approval of the terms of the Proposed Transaction by the boards of directors and shareholders of each of CSAN and CZZ. The rights of CZZ and CSAN shareholders who become CSAN ADS holders will be governed by Brazilian law (which shall include, for purposes of this form, the CVM regulation and the Novo Mercado Rules), the CSAN By-Laws to be adopted prior to or upon completion of the Merger, and the terms of the CSAN Deposit Agreement. The rights of CZZ and CSAN shareholders who become shareholders of CSAN, and the relative powers of the CSAN board of directors, will be governed by Brazilian law and the CSAN By-Laws to be adopted prior to or upon completion of the Merger. Each CSAN Share will be issued in connection with, and will carry with it the rights and obligations set forth in, the CSAN By-Laws to be adopted prior to or upon completion of the Merger and Brazilian law.

This section summarizes material differences between the rights of CZZ and CSAN shareholders before consummation of the Merger and the rights of CSAN shareholders after consummation of the Merger. These differences in shareholder rights result from the differences between the respective constitutional documents of CZZ and CSAN and the applicable governing law. The following summary does not include a description of rights or obligations under the U.S. federal securities laws, Brazilian securities laws, Novo Mercado Rules or NYSE listing requirements or standards.

The following summary is not a complete statement of the rights of the shareholders of CZZ, the shareholders of CSAN or the shareholders of CSAN or a complete description of the specific provisions referred to below. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. This summary is qualified in its entirety by reference to Bermuda law, the Brazilian Corporation Law, CVM rulings, the Novo Mercado Rules, the CSAN Deposit Agreement and CZZ’s and CSAN’s constitutional documents, which you are urged to read carefully.

The CSAN By-Laws as described below will be adopted prior to or upon completion of the Merger. CSAN’s current by-laws, which will be superseded by the CSAN By-Laws, are attached as an Exhibit to the registration statement of which this prospectus is a part. CZZ has filed with the SEC its constitutional documents and will send copies of these documents to you, without charge, upon your request. For additional information, please see the section of this prospectus entitled “Where You Can Find More Information” of this prospectus. References to “CZZ Bye-laws” in the below comparison table are to the bye-laws of CZZ.

CZZ	CSAN
Authorized Share Capital

CZZ has an authorized share capital of US$11,888,863.60 divided into 1,000,000,000 Class A Shares of a par value of US$0.01 each and 188,886,360 Class B Shares of a par value of US$0.01 each. Class B shares are divided into two series (but comprising part of the same class of shares), as follows 96,332,044 Class B Series 1 Shares of a par value of US$0.01 each, and 92,554,316 Class B Series 2 Shares of a par value of US$0.01 each.

CZZ may increase its authorized share capital by altering the conditions if its memorandum of association to increase its share capital by shares of such par value as the company by shareholder

CSAN is authorized to increase its capital stock by up to seven billion reais (R$7,000,000,000.00), common shares, with no par value, upon a resolution of the board of directors, which will establish the terms of issuance, including the price and payment.

Within the limits of the authorized capital, the board of directors may also issue warrants, convertible debentures, stock options and subscription options (the latter two, after approval of a stock option plan by the shareholders).

CZZ	CSAN
resolution may prescribe with the approval of the board of directors.
The CSAN By-Laws and the Novo Mercado Rules do not permit the issuance of preferred stock.
Structure of Board of Directors

The CZZ Bye-laws provide that the board of directors must be composed of not less than five and not more than eleven members or such greater number as the board may by resolution determine.

Each director shall be designated as either a class I, class II or class III director for the purposes of retirement by rotation provisions set out in the Bye-laws.

At least forty percent of the directors shall at all times be independent directors and, in the event of a transfer of class B series 1 shares to immediate family members pursuant to the CZZ Bye-laws at least sixty percent of the directors shall at all times be independent directors.

The CSAN By-Laws provide that the board of directors must be composed of at least five (5) and no more than twenty (20) members, as shall be fixed by the shareholders’ meeting, determined by the majority of votes. Directors are elected and removed by the shareholders’ meeting, and serve a unified term of office of two (2) years, with reelection permitted.

Out of the members of the board of directors, at least two members or 20% of the members, whichever is higher, must be independent directors, as defined in the Novo Mercado Rules. The qualification of the members appointed as independent directors will be resolved upon at the shareholders’ meeting that elects such independent directors. A director elected as permitted under Article 141, Paragraphs 4 and 5 of Law No. 6,404/76 will also be deemed an independent director if there is a controlling shareholder. Should compliance with the foregoing percentage requirement lead to a fractional number of directors, the number of directors will be rounded to the whole number immediately higher.

The board of directors shall have one Chairman and one Vice Chairman of the board of directors, to be appointed at the annual shareholders’ meeting whose agenda is to resolve on the election of the board of directors.
Shareholder Voting Rights

Holders of CZZ class A shares are entitled to one vote per share, holders of class B series 1 shares are entitled to ten votes per share and holders of class B series 2 shares are entitled to ten votes per share at general meetings of CZZ.

Except where a greater majority is required by the Companies Act or the CZZ Bye-laws, any question proposed for consideration at any general meeting shall be decided by a simple majority of votes cast.

Holders of CSAN Shares are entitled to one vote per share on the resolutions to be adopted by the shareholders.
Shareholders may act by written consent to elect directors except in the case of a proposal to remove a director or the auditor of a company.

Except as otherwise provided in the CSAN By-Laws or under the Brazilian Corporation Law, resolutions submitted to the shareholders’ meetings may be approved by a majority of the shareholder votes validly cast in favor of such action, with abstentions not taken into account.

Pursuant to the Brazilian Corporation Law and CVM Instruction No. 481, dated of December 17, 2009

CZZ	CSAN

(“CVM Instruction No. 481”), any Merger or consolidation must be submitted to a general shareholders’ meeting, with a statement of reasons (protocolo e justificação) that shall include:

(i)    creation of a new class of preferred shares or a disproportionate increase of an existing class of preferred shares relative to the other classes of shares, unless such action is provided for in, or authorized by, the corporation’s by-laws;

(ii)   reduction of the annual minimum mandatory dividend;

(iii)  merger of the corporation into another corporation or consolidation;

(iv)  change to corporate purpose;

(v)   termination of liquidation proceedings;

(vi)  dissolution of the corporation; and

(vii) spin-off of the corporation.

Approval of Mergers and Business Combinations

The Companies Act provides that in the case of a merger of a Bermuda company with another company or corporation, the merger agreement in respect of the merger must be approved by each merging company’s board of directors and by its shareholders. Subject to the provisions of the company’s bye-laws, the Companies Act requires the approval of 75% or more of the shareholders voting at each such meeting of the merging companies must approve the merger agreement. The quorum for each such meeting must be two or more persons holding or representing more than one-third of the issued shares of the company, subject to the bye-laws. The CZZ Bye-laws do not vary the statutory voting requirements in the case of a merger. The CZZ Bye-laws provide that quorum for a shareholder meeting for all purposes is at least two shareholders present in person or by proxy and entitled to vote representing the holders of more than 45% of the aggregate voting shares of the Company. The Companies Act provides a short form merger process in the case of a merger between a holding company and a wholly-owned subsidiary or subsidiaries subject to certain criteria being satisfied as set out in the Companies Act.

The CZZ Bye-laws provide that a merger involving an amount in excess of U.S.$250,000,000 shall be a special event also requiring independent director approval.

Under the Brazilian Corporation Law, “merger” is an operation whereby one or more corporations are absorbed by another, which succeeds to all their rights and obligations.

Pursuant to the Brazilian Corporation Law, any Merger or consolidation must be submitted to a general shareholders’ meeting, with a statement of reasons (protocolo e justificação) that shall include:

(i)    the reasons for or the objectives of the operation, and the interest of the corporation in effecting it;

(ii)   the composition, after the operation, of the capital of the corporations issuing shares in substitution for those to be extinguished;

(iii)  the refund value of the shares to which dissenting shareholders shall be entitled;

(iv)  the amount of shares to be issued as a result of the operation and the criteria adopted to determine the exchange ratio;

(v)   the criteria used to calculate the net worth, the base date of evaluation and the treatment to be applied to subsequent variations;

(vi)  the solutions to be adopted in case of crossed participation;

(vii) the capital increase or reduction of the involved parties;

CZZ	CSAN

(viii)       the draft of the by-laws or changes in the existing by-laws; and

(ix)       other conditions applicable to the operation, if any.

The target corporation to be merged into the acquiring corporation is subject to a special quorum requirement, where the merger must be approved by shareholders representing at least 1/2 of the voting shares.

In the case of a merger, if the general shareholders’ meeting of the corporation instituting the merger approves the protocol of the operation, it shall authorize the increase in capital, which shall be subscribed and paid up by the corporation to be merged by the transfer of its net value, and shall appoint experts to evaluate the net value. Once the evaluation report and the merger have been approved by the general shareholders’ meeting of the corporation instituting the merger, the corporation to be merged shall be extinguished and the former shall provide for the registration and publication of the merger instruments.

The Brazilian Corporation Law also provides for a “merger of shares”, which is a corporate operation pursuant to which the acquiring corporation acquires all shares issued by the target corporation, which then becomes a wholly-owned subsidiary of the acquiring corporation. If the transaction is approved by the shareholders’ meetings of both corporations, the target corporation shareholders will receive shares of the acquiring corporation, pursuant to an exchange ratio to be fixed under the statement of reasons (protocolo e justificação).

Cumulative Voting
The CZZ Bye-laws and Bermuda company law do not provide for cumulative voting.

Pursuant to Article 141 of Brazilian Corporation Law, shareholders representing at least 0.1 of the voting capital can request the adoption of cumulative voting procedures in the election of directors.

Under the cumulative voting process, each shareholder is entitled to a number of votes totaling the number of board members to be elected multiplied by the number of shares held by such shareholder. Shareholders are entitled to aggregate their votes in favor of one candidate or split their votes among several candidates.

Nomination and Appointment of Directors
The CZZ Bye-laws provide that no person other than a director retiring by rotation shall be appointed a director unless he shall have been approved by the board or in the case of an annual general meeting a notice signed by a shareholder nominating the prospective director has been received by the	Article 15, paragraph 1 of the CSAN By-Laws provides that directors shall serve a two (2)-year term, reelection being permitted.

CZZ	CSAN

secretary of the company within the designated time frame specified in the CZZ Bye-laws and containing the required information.

The appointment of a director shall be effected by a separate resolution of shareholders passed in a general meeting of shareholders.

The CZZ Bye-laws provide that each director shall be designated as either a class I, class II or class III Director for the purposes of retirement by rotation provisions.	The CSAN By-Laws provide that the shareholders’ meeting will determine the number of directors to be elected for the upcoming term. A shareholder or a group of shareholders representing 10% of the share capital may separately elect up to one additional director, as provided for in the fourth and fifth paragraphs of Article 141 of Brazilian Corporation Law.
Removal of Directors and Vacancies

The CZZ Bye-laws provide for vacation of the office of a director upon certain events including resignation, a director becoming of unsound mind, becoming bankrupt or being removed from office pursuant to the CZZ Bye-laws. The CZZ Bye-laws provide for removal for cause by the affirmative vote of a majority of shareholder votes cast at a general meeting at which a quorum is present provided that notice has been given to the director. The CZZ Bye-laws also provide that a director may be requested to resign without cause by a vote of the majority of the aggregate voting power of the voting shares provided that notice containing a summary of the facts justifying the removal of the general meeting is given not less than 14 days prior to the meeting convened to remove the director.

Without prejudice to the power of CZZ by resolution of the shareholders to appoint any person to be a director, the board of directors has the power subject to the CZZ Bye-laws to appoint any individual to be a director to fill a casual vacancy. A director so appointed shall hold office until the next following annual general meeting and shall not be taken into account in determining the directors who are to retire by rotation at the meeting.

CSAN directors are appointed to a two-year term, with reelection permitted, but may be removed without cause prior to the completion of that term upon a vote of the majority of the shareholders attending the relevant shareholders’ meeting. Provided a director is not removed, the director’s term shall last until the new appointed members take office.

Brazilian Corporation Law provides that if a vacancy occurs on the board of directors, a substitute shall be appointed by the other directors to hold office until the next general shareholders’ meeting. The CSAN By-Laws specify further that, in the event of an impediment or a permanent vacancy of office of the board of directors, the board of directors shall appoint a replacement thereof until the shareholders appoint one to serve for the remainder of the previous director’s term. In addition, a shareholders’ meeting shall be convened to elect replacement directors if the positions of Chairman or Vice-Chairman are vacant.

If a director elected by cumulative voting is removed by a shareholders’ meeting, all other members of the Board of Directors will be removed as well and new elections will be held.

CZZ	CSAN
Executive Officers

The CZZ Bye-laws provide that the officers of CZZ, who may or may not be directors, may be appointed by the board at any time. Any officer appointed will hold office for such period and upon such terms as the board may determine. The board may revoke or terminate any such appointment.

Any appointment of a director to an executive office shall terminate if he or she ceases to be a director.

The CSAN By-Laws provide for a board of executive officers, which shall be composed of at least 3 (three) members and no more than 8 (eight) members, including a chief executive officer, a chief legal officer, a chief financial officer, a chief investor relations officer and four executive officers. Members shall be elected by the board of directors to serve a two-year term with reelection permitted. The board of directors may also remove members of the board of executive officers at any time, pursuant to the vote of the majority of the board members. The executive officers may accumulate positions.

The CSAN By-Laws vest the board of executive officers with powers to:

(i)    decide on all matters which are not the exclusive incumbency of the shareholders’ meeting or the board of directors;

(ii)    hire and dismiss employees, set the personnel salary levels and create and extinguish job positions;

(iii)  prepare investment plans and operation budgets;

(iv)  compromise, waive, execute agreements and make commitments, take out loans, allocate funds, acquire or dispose of assets and property, grant sureties or other guarantees;

(v)   prepare half-yearly or interim balance sheets, whenever required;

(vi)  prepare the report and financial statements for each year; and

(vii) decide on the opening and maintenance of branches, subsidiaries, agencies, offices or representative offices of CSAN in any part of Brazil or abroad.

The CSAN By-Laws specify the matters for which each of the chief executive officer, the chief legal officer, the chief financial officer, the chief investor relations officer and the each of the other executive officers is responsible.

Fiscal Council
Bermuda company law and the CZZ Bye-laws do not recognize the concept of a fiscal council.	In accordance with the Brazilian Corporation Law, the CSAN By-Laws contemplate the formation of a fiscal council, composed of at least three (3) and at most five (5) sitting members and equal number of alternates. The fiscal council will not operate on a permanent basis and will only operate when called to do so by the shareholders of the CSAN capital stock (depending on

CZZ	CSAN
the outstanding capital stock, as determined by the applicable CVM ruling), in accordance with the provisions of applicable law. Once called, the fiscal council will operate until the next annual shareholders’ meeting. CSAN shareholders are vested with the power to set annual compensation for members of the fiscal council, which cannot be less than 10% of the compensation attributed to each director.
Committees
The CZZ Bye-laws permit the board of directors to form committees which must conform to regulations imposed by the board. If no regulations are imposed by the board. the proceedings of a committee with two or more members shall be governed by the Bye-laws regulating proceedings of the board itself.	The CSAN By-Laws permit the board of directors to establish committees or work groups with defined objectives, comprised of persons designated by the board of directors from among CSAN management and/or persons directly or indirectly affiliated with CSAN. CSAN shall have two statutory committees, namely, the audit committee and people committee.
Annual Meetings of Shareholders

Under the Companies Act, an annual general meeting shall be convened at least once every calendar year.

Notice of the annual general meeting shall specify the place, the day and hour of the meeting, and the nature of the business to be considered.

The CZZ Bye-laws state that shareholders must be given at least ten days’ advance notice of an annual general meeting, but the unintentional failure to give notice to any person does not invalidate the proceedings at a meeting.

The Brazilian Corporation Law requires corporations to hold an annual general meeting of shareholders within four months following the end of the fiscal year to deliberate on the following matters:

(i)    management accounts and year-end financial statements;

(ii)   allocation of the net profits for the fiscal year and distribution of dividends;

(iii)  election of managers and members of the fiscal council, if any, and associated remuneration; and

(iv)  approval of the annual monetary adjustment to the capital stock.

In addition to the matters of special competence set forth in the Brazilian Corporation Law, the CSAN By-Laws specify further that shareholders are empowered to deliberate on the following items at the general shareholders’ meetings:

(i)    election or removal of members of the board of directors or the fiscal council;

(ii)   aggregate compensation of the members of the board of directors and of the board of executive officers, as well as the compensation of the members of the fiscal council, when in operation; and

(iii)  allocation of the net income for the year and distribution of dividends, as proposed by the board of directors.

The CSAN shareholders’ meetings shall be called by the board of directors.

Under the Brazilian Corporation Law, shareholders’ meetings may also be called (i) by the fiscal council, (ii)

CZZ	CSAN
by any shareholder if the board of directors delays calling the meeting for more than 60 days, or (iii) by shareholders representing at least 5% of the voting capital when the management delays calling the meeting for more than eight days.
Special Meetings of Shareholders

The CZZ Bye-laws provide that shareholder meetings may be called by the board of directors whenever they think fit. Such meetings may be held in or outside Bermuda.

The CZZ Bye-laws provide that except for the removal of auditors or Directors, anything which may be done by resolution of the Company in a general meeting, may be done by written resolution.

Under the Brazilian Corporation Law and the CSAN By-Laws, special shareholders’ meetings may be called at any time by the Chairman or Vice-Chairman of the board of directors or by resolution of the majority of the board members or even by request of the executive officers. Under the Brazilian Corporation Law, shareholders’ meetings may also be called (i) by the fiscal council, (ii) by any shareholder if the board of directors delays calling the meeting for more than 60 days, or (iii) by shareholders representing at least 5% of the voting capital when the management delays calling the meeting for more than eight days.
Notice of Shareholder Meetings

The CZZ Bye-Laws state that shareholders must be given at least ten days’ advance notice of every general meeting save where shorter notice is permitted by Bermuda law. The unintentional failure to give notice to any person does not invalidate the proceedings at a meeting.

Notice of general meetings must specify the place, the day and hour of the meeting and the nature of the business to be considered.

The CSAN By-Laws state that notice of shareholders’ meetings will be provided in accordance with the Brazilian Corporation Law. Accordingly, notice of an annual or extraordinary general shareholders’ meeting of CSAN must be published at least 3 times in the newspapers used by the company and contain information on the location, date and time of the meeting, as well as the agenda items (including specific identification of any proposed amendment to the CSAN By-Laws).

Publicly held corporations are subject to a minimum notice period, counted as of the first published notice, of at least 15 days for the first call, and at least 8 days for the second call.

Quorum at Shareholder Meetings
The CZZ Bye-laws provide that save as otherwise provided in the Bye-laws, at least two shareholders must be present in person or by proxy and entitled to vote representing the holders of more than forty-five percent of the aggregate voting power of the voting shares shall be a quorum for all purposes except that if CZZ or the shareholders of a class or, if applicable, series of shares shall have only one shareholder, one shareholder present in person or by proxy shall constitute the necessary quorum.

The quorum for opening shareholders’ meetings under the Brazilian Corporation Law is:

(i)    On first call, shareholders representing at least twenty-five percent (25%) of the company’s voting capital; and

(ii)   On second call, any number of shareholders.

Further, an extraordinary general meeting convened to amend the company’s by-laws may only be opened on the first call in the presence of shareholders representing at least 2/3 of the voting capital.

Unless otherwise described in the applicable law, the resolutions of the CSAN shareholders’ meetings will be taken by absolute majority of votes, not computing blank votes.

CZZ	CSAN
Shareholder Action by Written Consent
Under Bermuda company law, and the CZZ Bye-laws shareholders may act by written resolution except in the case of the removal of directors or auditors. Written resolutions are passed when approved by members of the company representing such majority of votes as would be required if the resolution had been voted on at a meeting of the shareholders of the company.	The Brazilian Corporation Law requires shareholders’ meetings to be held live unless prevented by force majeure. Remote voting is also permitted for shareholders of publicly held companies. Publicly held companies are required to offer remote voting in connection with annual shareholders’ meetings, any shareholders’ meeting taking place on the same date as the annual meeting or any other shareholders’ meeting that will resolve on the election of board members or fiscal council members.
Mandatory Tender Offer
There are no such mandatory tender offer provisions under Bermuda company law or under the CZZ Bye-laws.

Pursuant to Articles 30 and 31 of the CSAN By-Laws, and consistent with the Brazilian Corporation Law, any shareholder (the “Relevant Shareholder”) that acquires or becomes the owner of the controlling interest of CSAN capital stock (such event, a “Disposal of Controlling Interest”) or a stake of CSAN capital stock in an amount equal to 25% or more of the total shares of CSAN capital stock must make a tender offer (“Tender Offer”) to purchase the shares issued by CSAN and owned by the remaining shareholders. The Disposal of Controlling Interest and the Tender Offer shall be in compliance with CVM Rule 361. The Tender Offer shall be made within 60 days after the date of acquisition or the event giving rise to share ownership in such proportion, make or apply for registration of a tender offer to purchase all outstanding CSAN capital stock (the “Tender Offer”), subject to the applicable provisions of Brazilian law and the exceptions and provisions set forth in CSAN By-Laws.

The purchase price per share of CSAN capital stock in the Tender Offer may not be less that the result of the following formula:

Tender Offer Price = Share Value

Where:

“Tender Offer Price”, for purposes of this section, corresponds to the purchase price of each share of the capital stock of CSAN in the Tender Offer.

“Share Value”, for purposes of this section, corresponds to the greater of (i) the highest quoted price per share of CSAN capital stock during the period of 12 months next preceding the Tender Offer on any stock exchange trading CSAN shares, (ii) the highest price per share paid by the Relevant Shareholder at any time for a share or block of shares of CSAN capital stock; and (iii) an amount corresponding to 12 times the Average Consolidated EBITDA of CSAN, minus the net

CZZ	CSAN

consolidated indebtedness of CSAN, divided by the total number of shares of CSAN capital stock.

“Average Consolidated EBITDA”, for purposes of this section, corresponds to the arithmetic mean of the Consolidated EBITDA of CSAN for the 2 most recent full fiscal years.

“Consolidated EBITDA”, for purposes of this section, corresponds to the consolidated earnings of CSAN before net financial expenses, income tax and social contribution, depreciation, depletion and amortization, as determined based on the most recent audited consolidated year-end financial statements made available to the market by CSAN.

A Tender Offer will not exclude the possibility of another CSAN shareholder or, as the case may be, CSAN itself making a competing Tender Offer, pursuant to applicable regulations.

In addition, CSAN intends to include in the CSAN By-Laws a provision stating that, any shareholder that acquires or becomes the owner, directly or indirectly, of 15% or more of the total shares of the capital stock of CSAN, both by means of a single transaction or by several transactions, must make or apply for registration of, as the case may be, a tender offer to purchase all shares of the capital stock of CSAN, subject to the provisions of the applicable regulations issued by the CVM and Novo Mercado Regulation.

Related Party Transactions

The Companies Act provides that if a director has an interest in a material contract or proposed material contract with us or any of our subsidiaries or has a material interest in any person that is a party to such a contract, the director must disclose the nature of that interest at the first opportunity either at a meeting of directors or in writing to the directors. The CZZ Bye-laws provide that, after a director has made such a declaration of interest, he may be counted for purposes of determining whether a quorum is present but cannot vote on a transaction in which he has an interest.

Pursuant to Article 156 of the Brazilian Corporation Law, as well as CSAN’s Related Party Transactions Policy, directors may not have access to information or take part in meetings of the board of directors that involve matters as to which such director has an actual or potential conflict of interest with CSAN. The Brazilian Corporation Law provides further that directors and officers may only contract with the corporation under reasonable and fair conditions, identical to those which prevail in the market or under which the corporation would contract with third parties. Any act inconsistent with these requirements shall be voidable and the director at issue must reimburse the company for any advantages earned.
Appraisal and Dissenters’ Rights
The Companies Act provides that a dissenting shareholder (who did not vote in favor of the merger) of a Bermuda exempted company and who is not satisfied that he has been offered fair value for his shares may within one month of the notice of the shareholder meeting called to approve the merger

The Brazilian Corporation Law provides for appraisal rights under certain circumstances.

Under the Brazilian Corporation Law, a dissenting shareholder is entitled to withdraw from the company if any of the following occurs:

CZZ	CSAN
apply to the Bermuda court to appraise the fair value of his shares in a merger.

(i)    creation or issuance of new preferred shares;

(ii)   change in the conditions of the preferred shares or creation of a different class with more advantages than the others;

(iii)  decrease of the annual minimum dividend;

(iv)  consolidation or merger of the company;

(v)   participation of the company in a corporate group;

(vi)  change of the company’s corporate purpose; and

(vii) division of the corporation that results in (a) a change in the corporate purpose, (b) a reduction in the annual minimum dividend or (c) participation in a group of corporations.

For items (i) and (ii) above, only shareholders that have been harmed shall have the right to withdraw from CSAN. Shareholders holding shares with market liquidity and dispersion shall not have the right to withdraw from CSAN in the events listed in items (iv), (v) and (vi) above. Dissenting shareholders that withdraw from CSAN will receive the corresponding net worth value of their shares.

Shareholder Information Rights

Under Bermuda company law:

(i)       minutes of general meetings of a company shall be open for inspection by any shareholder of the company without charge for not less than two hours during business hours each day subject to such reasonable restrictions as the company may impose;

(ii)       any shareholder shall be entitled to be furnished within seven days after he has made a request in that behalf to the company with a copy of any such minutes on the payment of a reasonable charge;

(iii)       if any inspection is refused or if any copy required is not sent within the proper time, the company and every officer of the company who is in default shall be liable to a fine of ten dollars and further to a fine of ten dollars for each day there is a default; and

in the case of an refusal or default, the Court my by order compel an immediate inspection of the minutes or direct that the copies required shall be sent to the member requiring them.

Under the Brazilian Corporation Law, shareholders have the right to:

(i)     request copies of the minutes of general meetings and resolutions of CSAN;

(ii)    receive copies of support documents for resolutions in annual or extraordinary general shareholders’ meetings (i.e., management and auditors’ reports and statements of financial position); and

(iii)   receive certificates of corporate books.

Additionally, shareholders representing at least 5% of CSAN capital stock may apply for a court order requiring complete disclosure of corporate books in connection with any violation of law or the CSAN By-Laws, or if the shareholders have grounds to suspect that management has committed serious irregularities.

Amendments of Constituent Documents

The CZZ Bye-laws provide that subject to the below, the CZZ Bye-laws may only be rescinded, altered or amended upon approval by a resolution of the board of directors passed by a simple majority and by a

The Brazilian Corporation Law provides that by-laws may only be amended at a general shareholders’ meeting. An extraordinary general meeting convened to amend the by-laws shall only be held on first call in the

CZZ	CSAN

resolution of the shareholders passed by a simple majority vote by poll in person or by proxy at a general meeting of the Company, of which notice specifying the intention to propose the resolution as a resolution has been duly given.

Amendment, alteration or rescission to certain enumerated bye-laws (1, 3, 4, 44, 45, 46, 48 and 49 inclusive) require approval by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the Class A Shares and a majority of the Class B Shares then in issue entitled to vote on the resolution, with each class voting separately as a class.

Amendment, alteration or rescission to certain other enumerated bye-laws (13.5, 14, 15, 23 and 24) must be approved by affirmative votes of a majority of the directors and a majority of both the Class A Shares and Class B Shares then in issue and entitled to vote on the Resolution, with holders of each class voting separately as a class.

presence of shareholders representing at least 2/3 of the voting capital, but may be held on second call with any number of shareholders present. Any proposed amendment to the by-laws must be expressly identified in the notice required for the shareholders’ meeting.
Limitation on Personal Liability of Directors and Officers

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act. Section 98 of the Companies Act further provides that a company may advance moneys to an officer (including a director) or auditor for the costs, charges and expenses incurred by the officer (including a director) or auditor in defending any civil or criminal proceedings against them, on condition that the officer (including a director) or the auditor shall repay the advance if any allegation of fraud or dishonesty is proved against them. We have adopted provisions in our bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the Company, against any of the Company’s directors or officers for any act or failure to act in the performance

Under the Brazilian Corporation Law, managers shall not be personally liable for obligations undertaken on behalf of the company in the ordinary course performance of their duties. However, a company may not exempt its managers from liability for negligence, willful misconduct, breach of duty, or breach of the applicable law or the company’s by-laws.

Managers shall not be liable for illegal acts performed by the other managers, except in cases of complicity, negligence in investigating such acts or failure to take action with respect to known illegal acts. According to the Brazilian Corporation Law, a company, upon prior approval of a shareholders’ meeting, may bring an action for civil liability against a manager. Where a breach of duty has been established, managers may be exempted by a Brazilian court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted in good faith and in the interests of the company.

In addition, the Brazilian Corporation Law provides that the filing of a civil liability action by a company against a director does not preclude any action available to any shareholder or third party directly harmed by the director’s acts.

The foregoing applies equally to officers and committee members.

CZZ	CSAN

of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer.

Section 98A of the Companies Act and the CZZ Bye-laws permits CZZ to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not CZZ may otherwise indemnify such officer or director.

Indemnification of Directors and Officers
Please see above section (Limitation on Personal Liability of Directors and Officers).	Nothing is provided in the CSAN By-laws.
Preemptive Rights / Preferential Subscription Rights

The CZZ Bye-laws provide that CZZ must direct that new shares shall be offered in the first instance to all holders of any class or classes in proportion to the number of such shares held by them respectively at a price no less favorable than proposed to be offered to other persons, however this right may be waived by (i) a majority of the board in the case of an increase of the capital by means of an offering or (ii) a majority of the independent directors in any circumstance.

The Companies Act does not otherwise provide for preemptive rights.

The Brazilian Corporation Law provides that the shareholders shall have a preemptive right in the subscription of a capital increase in proportion to the number of shares they own. As CSAN by-laws do not specify the applicable period of the preemptive right, pursuant to the Brazilian Corporation Law, a shareholders’ meeting shall establish a period of not less than 30 days within which a preemptive right may be exercised.

The CSAN By-Laws provide that the shareholders shall not have preemptive rights (i) in convertible debentures; (ii) in warrants convertible into shares; and (iii) in the granting and exercise of call option or subscription to CSAN’s shares. Pursuant to its By-Laws, as well as Article 172 of the Brazilian Corporation Law, the Board of Directors may, in its discretion, resolve upon the preemptive rights. In addition, the Board of Directors may grant stock purchase or subscription options, to the extent approved by the shareholders, to CSAN managers and employees, as well as to managers and employees of other companies directly or indirectly controlled by CSAN, without preemptive rights to the shareholders at the time of either grant or exercise of such options, subject to the balance of the authorized capital limit at the time of exercise of subscription options, analyzed together with the balance of treasury shares at the time of exercise of purchase options.

Dividends, Repurchases and Redemptions
Under the Companies Act, a company may not declare or pay dividends, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that: (i) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) that the realizable value of its assets would thereby be less than its liabilities. Under the CZZ’ Bye-laws the board may from time to time declare dividends according to their rights and

CSAN By-Laws and Brazilian Corporate Law require a distribution of at least 25% of the net income adjusted by an allocation to legal reserve (net income as calculated according to statutory individual financial statements prepared in accordance with Brazilian GAAP), unless our management recommends against such distribution, in a shareholders’ meeting, due to considerations relating to our financial condition.

CZZ	CSAN

interests. The board may also pay any fixed cash dividend which is payable on any shares of CZZ on a semi-annual basis or on such other dates, in the opinion of the board, justifies such payment.

The board may set aside sums as it deems proper as reserves which shall, at the board’s’ discretion, be applicable for any purpose of CZZ.

However, the annual minimum dividend will not be mandatory for any fiscal year in which the CSAN administrative bodies notify shareholders that such payment would be incompatible with the financial standing of the corporation.

Following distribution of the annual minimum dividend, the shareholders may vote to approve at any time a payment of dividends out of existing profits reserves or earnings from prior years retained pursuant to a resolution of the shareholders’ meeting. In addition, the board of directors may (i) approve a distribution of dividends out of income determined as per semi-annual or other interim balance sheets or (ii) declare an interim dividend out of retained earnings or existing profits reserves, as shown on such balance sheets or the most recent annual balance sheet.

Under the Brazilian Corporation Law, a company’s by-laws or an extraordinary general meeting may authorize the allocation of profits or reserves to the redemption of shares, and shall prescribe the conditions and the procedure for this purpose. Redemptions which do not cover all shares of the same class shall be carried out by drawing lots.

The redemption of shares must be approved by shareholders who represent at least half of the CSAN capital stock at a general meeting called to resolve this specific matter.

Shareholders Litigation
Class actions and derivative actions are generally not available to shareholders under Bermuda law. Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

The CSAN By-Laws provide that any disputes and controversies among CSAN and its shareholders, managers and fiscal council members, acting and alternates, arising from or in connection with the parties’ roles as issuer, shareholders, managers, or members of the fiscal council will be settled through arbitration conducted before the Market Arbitration Chamber, pursuant to its regulation.

The Brazilian Corporation Law provides that any shareholder that has suffered direct losses may individually file judicial proceedings against the company or its directors. The Brazilian Corporation Law also authorizes derivative actions against the company’s directors. Once the shareholders’ meeting resolves to file a derivative lawsuit, if the lawsuit has not been initiated within three months following this resolution, any shareholder may do so on behalf of the company. If the shareholders’ meeting votes against filing a derivative lawsuit, shareholders representing at least 5% of the company’s capital stock are entitled to file such lawsuit, notwithstanding the voting result.

CZZ	CSAN

Further, the Brazilian Corporation Law provides that shareholders representing at least 5% of the company’s capital stock may bring claims against the controlling shareholder to recover damages caused by the breach of its fiduciary duties.

The Brazilian Corporation Law permits a wide variety of bases for shareholder lawsuits. For example, shareholders are entitled to file lawsuits to:

(i)    void the act of incorporation of the company (limitation period of one year);

(ii)   void decisions taken by irregular meetings (limitation period of two years);

(iii)  claim civil liabilities against experts and capital subscribers (limitation period of one year);

(iv)  claim the payment of dividends (limitation period of 3 years, calculated as from the date on which such dividends were made available to the shareholder);

(v)   claim civil liabilities against the founders, shareholders, managers, liquidators, auditors or controlling companies, in the case of violation of the law or by-laws (limitation period of three years); and

(vi)  claims against the company for whatever reason (limitation period of three years).

Experts

The consolidated financial statements of Cosan Limited and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Auditores Independentes, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Legal Matters

The validity of CSAN Shares and other matters of Brazilian law will be passed upon by Pinheiro Neto Advogados, São Paulo, Brazil. We were advised as to certain matters of U.S. law by Davis Polk & Wardwell LLP, New York, New York. We were advised as to certain Bermuda law matters by ASW Law Limited.

Enforceability of Civil Liabilities

CSAN is a corporation organized under the laws of Brazil. Substantially all of CSAN and CSAN’s subsidiaries’ assets are located outside the United States. All of CSAN’s directors and officers reside in Brazil. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or us judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States or any state thereof.

Additionally, any claims under the Novo Mercado segment of the B3 regulations must be submitted to arbitration proceedings conducted in accordance with the rules of the Market Arbitration Chamber of the B3. See “Description of CSAN Shares and CSAN By-Laws—Arbitration.”

We have been advised by our Brazilian counsel, Pinheiro Neto Advogados, that a judgment of a U.S. court for civil liabilities predicated upon the federal securities laws of the United States may be enforced in Brazil, subject to certain requirements described below. A judgment obtained in the United States against CSAN, CZZ, their respective directors and their respective officers and advisors named herein, would be enforceable in Brazil without retrial or re-examination of the merits of the original action including, without limitation, any final judgment for payment of a sum certain of money rendered by any such court, upon recognition thereof by the Brazilian Superior Court of Justice (Superior Tribunal de Justiça, or STJ).

In order to be recognized by the STJ, a foreign judgment must meet the following conditions:

•	it must comply with all formalities necessary for its enforceability under the laws of the jurisdiction where the foreign judgement was rendered;

•	it must have been issued by a competent court and/or authority in the jurisdiction where it was awarded after proper service of process on the parties, which service must comply with Brazilian law if made in Brazil, or after sufficient evidence of the parties’ absence has been given, as required by applicable law;

•	is not rendered in an action over which Brazilian courts have exclusive jurisdiction, pursuant to the provisions of article 23 of the Brazilian Code of Civil Procedure;

•	it must be final and binding and therefore not subject to appeal in the jurisdiction in which it was issued;

•	it must be apostilled by a competent authority of the State from which the document emanates according to the Hague Convention of 5 October 1961 Abolishing the Requirement of Legalisation for Foreign Public Documents or, if such State is not signatory of the Hague Convention, it must be duly authenticated by a competent Brazilian consulate;

•	it must be accompanied by a sworn translation thereof into Portuguese made by a certified translator in Brazil, unless an exemption is provided by an international treaty to which Brazil is a signatory;

•	it must not be contrary to Brazilian national sovereignty or public policy or violate the dignity of the human person (as set forth in Brazilian law);

•	it must not violate a final and unappealable decision issued by a Brazilian court on the same matter and involving the same parties (res judicata); and

•	it must not violate the exclusive jurisdiction of Brazilian courts.

Both the recognition and enforcement processes may be time-consuming and may also give rise to difficulties in enforcing the foreign judgment in Brazil. Accordingly, we cannot assure you that a Brazilian court would recognize or enforce any judgment or that the recognition or enforcement process would be conducted in a timely manner or that a Brazilian court would enforce a monetary judgment, including for violation of the securities laws of countries other than Brazil, including the federal securities laws of the United States.

We also have been further advised that:

•	original actions may be brought in connection with this prospectus predicated solely on the federal securities laws of the United States in Brazilian courts may be brought in Brazilian courts and that, subject to applicable law, Brazilian courts may enforce liabilities in such actions against us or the directors and officers thereof and certain advisors named herein, provided that provisions of the federal securities laws of the United States do not contravene Brazilian public policy, good morals, national sovereignty or equitable principles and provided further that Brazilian courts can assert jurisdiction over such actions;

•	the ability of a creditor or other persons named above to satisfy a judgment by attaching certain of our assets, respectively, is limited by provisions of Brazilian law, to the extent that assets are located in Brazil; and

•	Although, pursuant to our current by-laws and under the CSAN By-Laws to be adopted prior to or upon completion of the Merger, disputes between us and our shareholders are required to be resolved through arbitration, this mandatory arbitration requirement does not apply to actions against us, whether by holders of our shares, that are predicated on U.S. federal securities laws, nor does our mandatory arbitration provision waive the rights of our U.S. shareholders or ADR holders to bring claims under the U.S. federal securities laws.

We have been further advised that a plaintiff (whether Brazilian or non-Brazilian), who resides outside Brazil or is outside Brazil during the course of litigation in Brazil must provide a bond to guarantee the payment of defendant’s legal fees and court expenses in connection with court procedures for the collection of payments. The bond must have sufficient value to satisfy the payment of court fees and defendant attorney’s fees, as determined by a Brazilian judge. This requirement does not apply (1) when an exemption is provided by an international agreement or treaty that Brazil is a signatory; (2) in the case of claims for collection on a título executivo extrajudicial (an instrument which may be enforced in Brazilian courts without a review on the merits), in the case of enforcement of foreign judgments that have been duly recognized by the STJ; or (3) counterclaims as established, according to Article 83 of the Brazilian Code of Civil Procedure (Código de Processo Civil). Notwithstanding the foregoing, we cannot assure you that recognition of any judgment will be obtained, that the process described above can be conducted in a timely manner, or that Brazilian courts will enforce a judgment for violation of the federal securities laws of the United States with respect to the common shares.

If proceedings are brought before the Brazilian courts seeking to enforce obligations against us, payment shall be made in reais. Any judgment rendered in Brazilian courts in respect of any payment obligations would be expressed in reais.

PROSPECTUS

                           , 2020

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

Under Brazilian Law, any provision, whether contained in the by-laws of a company or in any agreement, exempting any officer or director against any liability which by law or otherwise would attach to them in respect of negligence, misfeasance, breach of duty or trust, is void. A company may, however, indemnify an officer or director against any liability incurred by them in defending any proceedings, whether criminal or civil, in which a judgment is given in their favor.

However, CSAN has obtained insurance coverage to protect its directors and officers against civil liabilities, incurred by them while exercising their corporate functions during the coverage period, including civil liabilities in connection with the registration, offering and sale of the CSAN ADSs. Under the terms of this insurance policy, the insurer will cover certain amounts in damages as determined by judicial or arbitral decisions as well as private settlements approved by the insurer.

Item 21. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Document
2.1	English Translation of the Form of Merger Protocol*
2.2	Form of Deed of Merger**
3.1	English Translation of the Current By-Laws of Cosan S.A.**
4.1	Form of Deposit Agreement*
5.1	Opinion of Pinheiro Neto Advogados as to the validity under Brazilian law of the common shares issued by Cosan S.A.**
8.1	Tax opinion of Davis Polk & Wardwell LLP*
21.1	List of Subsidiaries**
23.1	Consent of KPMG Auditores Independentes with respect to the consolidated financial statements of Cosan Limited.*
23.2	Consent of Pinheiro Neto Advogados (included in Exhibit 5.1).**
23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 8.1).*
24.1	Powers of Attorney (included in signature pages of this registration statement).*
99.1	Form of Proxy Card**
99.2	Form of Broker Card**
99.3	Form of Notice**

*	Filed herewith.

**	Previously filed.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(3)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10 (a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post- effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

(e)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(f)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(g)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(i)	That every prospectus (i) that is filed pursuant to paragraph (h)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j)	(i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(k)	To supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(l)	That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES OF COSAN S.A.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statements to be signed on its behalf by the undersigned, thereunto duly authorized, on December 21, 2020.

COSAN S.A.
By:	/s/ Luis Henrique Cals de Beauclair Guimarães
	Name:	Luis Henrique Cals de Beauclair Guimarães
	Title:	Chief Executive Officer

By:	/s/ Marcelo Eduardo Martins
	Name:	Marcelo Eduardo Martins
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes Luis Henrique Cals de Beauclair Guimarães and Marcelo Eduardo Martins, jointly and severally (with full power to each of them to act alone) his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form F-4, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated in respect of Cosan S.A. on December 21, 2020.

Signature	Title	Date
/s/ Luis Henrique Cals de Beauclair Guimarães	Principal Executive Officer and Director	December 21, 2020
Luis Henrique Cals de Beauclair Guimarães
/s/ Marcelo Eduardo Martins	Chief Financial Officer (principal financial and accounting officer)	December 21, 2020
Marcelo Eduardo Martins
/s/ Rubens Ometto Silveira Mello	Director	December 21, 2020
Rubens Ometto Silveira Mello
/s/ Burkhard Otto Cordes	Director	December 21, 2020
Burkhard Otto Cordes
/s/ Maílson Ferreira da Nóbrega	Director	December 21, 2020
Maílson Ferreira da Nóbrega
/s/ Dan Ioschpe	Director	December 21, 2020
Dan Ioschpe
/s/ Colleen A. De Vries	Authorized representative in the United States	December 21, 2020
Colleen A. De Vries, Sr. Vice President on behalf of Cogency Global Inc.